Exhibit 2.1

Execution Version

ASSET PURCHASE AGREEMENT

by and among

RUTH’S CHRIS STEAK HOUSE, INC.,

CAMERON MITCHELL RESTAURANTS, LLC,

M. CAMERON MITCHELL,

Intervener

and

1245 PROPERTIES, LLC,

Intervener

Dated as of November 6, 2007

i

3.6	Real Property	15

3.7	Acquired Assets	15

3.8	Real Property Leases	15

3.9	Sufficiency of Assets	17

3.10	Trade Payables	17

3.11	Inventory	17

3.12	Financial Statements	17

3.13	Absence of Certain Changes	18

3.14	Legal Compliance	19

3.15	Tax Matters	20

3.16	Intentionally Omitted	20

3.17	Intellectual Property	20

3.18	Tangible Assets	22

3.19	Contracts	22

3.20	Litigation	23

3.21	Seller’s Employees	23

3.22	Employee Benefit Plans	24

3.23	Environment, Health, and Safety	25

3.24	Assumed Liabilities	26

3.25	Insurance	26

3.26	Gift Cards	26

3.27	Disclosure	26

Article IV – REPRESENTATIONS AND WARRANTIES OF PURCHASER		27

4.1	Organization	27

4.2	Authorization of Transaction	27

4.3	Noncontravention	27

4.4	Brokers’ Fees	27

4.5	Legal Compliance	28

4.6	No Financing Contingency; Sufficiency of Cash on Hand	28

4.7	Due Diligence Investigation	28

4.8	Disclosure	28

Article V – CERTAIN OBLIGATIONS PRIOR TO CLOSING		28

5.1	Covenants	28

5.2	Risk of Loss	33

5.3	Further Assurances/Cooperation	33

5.4	Termination of Equipment Leases and Loans	33

5.5	Purchaser’s Access to Premises, Employees and Information; Confidentiality	33

5.6	Real Estate Matters	34

5.7	Environmental Matters	35

5.8	Inventory Assessment	35

5.9	Purchaser’s Financing	35

Article VI – COVENANTS TO SURVIVE THE CLOSING		35

6.1	Employees	36

6.2	Non-assignable Contracts and Permits and Liquor Licenses	37

6.3	Confidentiality	38

6.4	Tax Matters	38

6.5	Continuing Existence of Seller	40

6.6	Post-Closing Audited Financial Statements	40

6.7	Gift Cards	40

6.8	Redemption of Gift Cards	41

6.9	Non-Solicitation of Seller’s Employees	41

6.10	Non-Solicitation of Purchaser’s Employees	41

6.11	Non-Competition	41

6.12	Use of “Mitchell”	41

6.13	Cameron’s Steakhouse	42

6.14	Working Cash	43

6.15	Real Property Leases	43

6.16	Real Property Lease Notices	43

6.17	Bulk Sales Laws	43

6.18	Additional Assurances	43

6.19	Survivability	43

Article VII – INDEMNIFICATION		43

7.1	Survival of Representations	43

7.2	Indemnification by Seller	44

7.3	Indemnification by Purchaser	45

7.4	Prosecution of Indemnification Claims	46

7.5	Liability Escrow Arrangement	46

7.6	Limitations	47

7.7	Amount of Damages	47

7.8	Gift Card Escrow Account	47

7.9	Indemnification of Mitchell	47

Article VIII – CLOSING CONDITIONS		48

8.1	Conditions to the Obligations of Purchaser	48

8.2	Conditions to the Obligations of Seller	50

Article IX – TERMINATION		51

9.1	Mutual Consent	51

9.2	By Either Purchaser or Seller	51

9.3	By Purchaser	52

9.4	By Seller	52

9.5	Effect of Termination	52

Article X – MISCELLANEOUS		52

10.1	Press Releases and Public Announcements	52

10.2	No Third Party Beneficiaries	52

10.3	Entire Agreement	52

10.4	Succession and Assignment	53

10.5	Counterparts	53

10.6	Headings	53

10.7	Notices	53

10.8	Governing Law	54

10.9	Amendments and Waivers	54

10.10	Severability	55

10.11	Construction	55

10.12	Incorporation of Exhibits and Schedules	,55

10.13	Litigation Expense	55

10.14	Specific Performance	55

v

Schedules

1.1(a)	Acquired Assets

1.1(b)	Excluded Assets

1.1(c)	Restaurants

3.2	Governmental Consents

3.4	Consents

3.6	Seller’s Real Property

3.7	Acquired Assets Subject to Liens

3.8	Real Property Leases

3.8(n)	Parking

3.8(p)	Landlord Advances

3.12(c)	Liabilities Not Disclosed on Financial Statements

3.13	Absence of Certain Changes

3.14	Permits

3.15	Tax matters

3.17	Intellectual Property

3.19	Contracts

3.20	Litigation

3.21	Seller’s Employees

3.22	Employee Benefits Plan

3.23	Environment, Health, and Safety

3.24	Assumed Liabilities

5.1(d)	Operation of Business

5.4	Termination of Leases and Debt

6.2	Liquor License Consent

Exhibits

Exhibit A	Bill of Sale

Exhibit B	Intellectual Property Documents

Exhibit C	Shared Services Agreement

Exhibit D	Non-Compete and Non-Solicitation Agreement

Exhibit E	Assignment and Assumption Agreement

Exhibit F	1245 Properties Deed

Exhibit G	Purchase Price Allocation

Exhibit H	Liability Escrow Agreement

Exhibit I	Gift Card Escrow Agreement

Exhibit J	M. Cameron Mitchell Consulting and Non-Compete Agreement

Exhibit K	Opinion of Porter Wright Morris & Arthur LLP

Exhibit L	Inventory

Exhibit M	Estoppel Certificate and Consent to Assignment

Exhibit N	Assignment of all Intellectual Property and Bill of Sale

Exhibit O	Assignment of Lease

Exhibit P	Cross Receipt

Exhibit Q	Consent of Members

Exhibit R	Management Agreement

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the “Agreement”) is made and entered into this 6th day of November, 2007, by and among Ruth’s Chris Steak House, Inc., a Delaware corporation and its permitted assignees pursuant to Section 10.4 hereof (collectively, the “Purchaser”) and Cameron Mitchell Restaurants, LLC, an Ohio limited liability company (“Seller”). Also appearing herein, (each as an “Intervener” and collectively as the “Interveners”) are Mr. M. Cameron Mitchell, individually (“Mitchell”) and 1245 Properties, LLC, an Ohio limited liability company (“1245 Properties”).

This Agreement contemplates a transaction in which Purchaser will purchase all of Seller’s, and its Affiliates’, undivided right, title and interest, of any kind and nature, relating, directly or indirectly, to the development, ownership and operation of the restaurants and trade names described in Section 1.1(c) of the Seller Disclosure Schedule.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows.

ARTICLE I – DEFINITIONS

1.1 Definitions. The following capitalized words and phrases have the stated meanings:

“Accounts Receivable” means all obligations to Seller on the basis of goods sold or services performed by Seller for which payment has not been fully made, together with all interest, late charges, penalties, collection fees and other sums that may be due and payable in connection with such obligations.

“Acquired Assets” means the assets, properties, and rights of every kind, nature, type and description, real, personal and mixed, tangible and intangible (including Intellectual Property), used or useful in, or related to, the Business. The term “Acquired Assets” shall include the real, personal and mixed, tangible and intangible (including the Intellectual Property), assets, property, and rights of Seller and 1245 Properties described in the Seller Disclosure Schedule other than the Excluded Assets set forth in Section 1.1(b) of the Seller Disclosure Schedule.

“Affected Restaurant” has the meaning set forth in Section 6.2 below.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

“Ancillary Agreements” means the agreements substantially in the form attached hereto as Exhibits A, B, C, D, E, F, H, I, J, N, O, and P.

“Assignment and Assumption” has the meaning set forth in Section 2.9 below.

“Assumed Liabilities” means the Liabilities arising from (i) the honoring of any Bonus Cards issued prior to the Closing Date and presented to Purchaser for redemption after the Closing Date, (ii) honoring any Gift Cards issued prior to the Closing Date and presented to Purchaser for redemption after the Closing Date, subject to the terms and conditions of the Gift Card Escrow Agreement, (iii) accruing after the Closing Date under the contracts, certain copier leases and other agreements marked with an asterisk in Section 3.19 of the Seller Disclosure Schedule and (iv) that portion of the POS Lease Amount not paid by Seller prior to Closing and assumed by Purchaser at Closing.

“Bonus Cards” means $25 denomination cards issued by Seller prior to the Closing Date that can be used at any of the Restaurants between Sunday and Thursday until February 29, 2008.

“Bulk Sales Laws” means Article 6 of the Uniform Commercial Code as in force in any state in which the Acquired Assets are located and all other similar laws applicable to bulk sales and transfers.

“Business” means the Restaurants operated, or to be operated at the locations listed on Section 1.1(a) of the Seller Disclosure Schedule, including any right of Seller to develop or expand a restaurant at such locations.

“Business Employees” has the meaning set forth in Section 3.21(a) below.

“Capital Stock” means (a) in the case of a corporation, corporate stock, or options, warrants or rights to receive corporate stock; (b) in the case of an association or business entity, any or all shares, interests, participations, rights or other equivalents (however designated) which evidence one or more of (i) a right to share in the entity’s earnings or assets, or both; (ii) a right to vote on significant matters affecting the entity, including without limitation whether to authorize additional participation rights, whether to merge or combine with another entity or whether to dissolve the entity; or (iii) a right to obtain information from the entity about its business and prospects on a regular basis; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers upon a Person the right to vote or to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash” means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

“Cash Cards” means pre-paid balance cards issued by Seller that can be used at any of the Restaurants.

“Claim” has the meaning set forth in Section 7.4 below.

“Closing” has the meaning set forth in Section 2.8 below.

“Closing Date” has the meaning set forth in Section 2.8 below.

“Club Cards” means cards issued for various group discounts available for a certain number of visits to any of the Restaurants that are valid for use only from January 1 through December 31 of a calendar year.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitments” has the meaning set forth in Section 5.6 below.

“Confidential Information” has the meaning set forth in Section 6.3 below.

“Damages” has the meaning set forth in Section 7.2 below.

“Employee Benefit Plan” means that term as defined by Section 3(3) of the ERISA, or any other bonus, profit sharing, pension, retirement compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, severance, or other plan, agreement, policy, trust fund or arrangement for the benefit of current or former directors or employees of any Seller and any of Seller’s current or former ERISA Affiliates or any other persons currently or formerly performing services for any Seller and any of Seller’s current or former ERISA Affiliates, and/or beneficiaries of any such persons.

“Employment Offer” has the meaning set forth in Section 6.1 below.

“Environmental, Health, and Safety Laws” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Hazardous Material Transportation and Uniform Safety Act, the Clean Air Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, and the Occupational Safety and Health Act of 1970, each as amended, together with their state and local counterparts or equivalents and all other laws, statutes, ordinances, regulations, criteria, or guidelines (including rules, regulations or codes and any injunctions, judgments, orders, decrees or rulings, with respect to the Acquired Assets or the Business) of federal, state and local governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes in effect as of the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any person that, together with any Seller, would be or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which Seller is or has been a general partner.

“Estoppel and Consent” has the meaning set forth in Section 2.9 below.

“Excluded Assets” means:

(i) Cash;

(ii) Accounts Receivable;

(iii) membership interests of 1245 Properties;

(iv) The corporate minute books and equity ledgers of Seller;

(v) All documentation and correspondence of the Seller not related to the Business; and

(vi) Any personal memorabilia items currently used or displayed in the Restaurants to the extent set forth in Section 1.1 .(b) of the Seller Disclosure Schedule, if any, unless such memorabilia is part and parcel of the Restaurants’ trade dress or marketing scheme, in which case it shall be included within the Acquired Assets.

“Expenditures” has the meaning set forth in Section 2.3 below.

“Fee Owned Property” has the meaning set forth in Section 3.6 below.

“Financial Statements” means collectively, (i) the audited annual financial statements of the Seller doing business as “Mitchell’s Fish Market” and “Columbus Fish Market” for the periods ending December 31, 2005 and December 31, 2006, respectively, in each case prepared in accordance with GAAP and as audited by Hausser + Taylor LLC, together with related notes, schedules and supplemental information and a report on such financial information by Hausser + Taylor LLC, (ii) the unaudited annual financial statements of the Seller doing business as “Mitchell’s Steakhouse” and “Cameron’s Steakhouse” (but excluding the Cameron’s Steakhouse located in Glendale (Milwaukee, WI)) , for the periods ending December 31, 2005 and December 31, 2006, respectively, in each case prepared in accordance with GAAP, and (iii) the Most Recent Financial Statements and (iv) the financial statements required to be delivered by Seller to Purchaser prior to the Closing Date pursuant to Section 5.1(m).

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Gift Cards” means collectively the Cash Cards, Club Cards and Promotional Cards.

“Gift Card Escrow Agreement” has the meaning set forth in Section 7.8 below.

“Gift Card Liability Period” has the meaning set forth in Section 6.7 below.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, parish, city or other political subdivision.

“Hazardous Substances” shall mean (i) any hazardous or toxic waste, chemical, substance, waste, pollutant, contaminant, or material defined as or deemed as hazardous or toxic or otherwise regulated under any Environmental, Health and Safety Law, (ii) asbestos or asbestos-containing material, (iii) medical, radiological and biological waste, (iv) urea formaldehyde and polychlorinated biphenyls, (v) oil and petroleum products, including gasoline, fuel oil, crude oil and other various constituents of such products, including gasoline, fuel oil, crude oil, and other various constituents of such products, (vi) fungal growth and mold, (vii) lead in paint or drinking water, and (viii) pesticides and other agricultural chemicals, and (ix) any other chemicals, materials or substances, exposure to which is prohibited, limited or regulated by any Environmental, Health and Safety Laws.

“Indemnitee” has the meaning set forth in Section 7.4 below.

“Intellectual Property” means (a) all inventions relating to the Business (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) the federally registered service mark “Mitchell’s Fish Market” (Reg. No. 2,713,985), the common law service mark “Cameron’s Steakhouse” as used in connection with steakhouse and seafood restaurant services, the common law service marks “Columbus Fish Market” and “Mitchell’s Steakhouse” and all other trade names, common law trade and service marks, state registered trade and service marks, and trade dress owned or used by Seller in connection with the Business, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, affidavits, and renewals in connection therewith; (c) the name “Mitchell” (including any stylistic presentation or possessive/plural-possessive form) for use and for future exploitation “by Purchaser, in connection with the provision of restaurant, lounge, catering or food services of any kind and scope worldwide, whether used in connection with the Business or not, to include, without limitation, (i) marketing, promotion or advertisement in any form of such services, (ii) trademark, service mark or trade name use and federal, state or foreign registration in any class related to or associated with such services or the promotion or advertisement of same, and (iii) as part of or the subject of a copyright claim, use or registration; (d) the common law service mark “Mitchell’s Ocean Club” as used in connection with and on restaurant services and the federal application to register the same (Ser. No. 77/038135); (e) all copyrightable works, all copyrights therein, and all applications, registrations, and renewals used in connection with the Business; (f) all mask works and all applications, registrations, and renewals used in connection with the Business; (g) all trade secrets and confidential business information which relates to or is used in the operation of the Business and which does not remain the property of Seller pursuant to applicable provisions of this Agreement (including recipes, cookbooks, manuals, policies and procedures, and training tapes/videos); (h) all assignable computer software (including data and related documentation) relating solely to the Business; and (i) all domain names currently registered or used in association with the Business as well as the domain name “www.mitchellsoceanclub.com.” Notwithstanding the foregoing, Intellectual Property does not mean the common law service marks and all other trade names, common law trade and service marks, state registered trade and service marks “Cameron” as used in connection with non-steakhouse and/or non-seafood restaurant services, “Cameron’s American Bistro,” “Cameron Mitchell Restaurants, LLC,” “Cameron Mitchell Catering” and the domain names “www.cameronmitchellcatering.com” and “www.cameronmitchell.com.”

“Inventory” means all of Seller’s inventory at the Restaurants, including without limitation, all perishable and non-perishable meats, fish, poultry, vegetables, and other foodstuffs, beverages, including without limitation, all liquor, beer and wine (to the extent the transfer of liquor, beer and wine is not prohibited by applicable law), paper goods, condiments, and other items held for sale or consumption in connection with the Business.

“Key Business Employee” has the meaning set forth in Section 3.21(a).

“Knowledge” means actual knowledge after reasonable investigation.

“Liability” means with respect to any Person, any liability or obligation of such Person of any kind, character or description whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due and whether or not the same is required to be accrued on the financial statements of such Person.

“Liability Escrow Fund” has the meaning set forth in Section 7.5 below.

“Lien” means any lien, mortgage, deed of trust, security interest, pledge, negative pledge, conditional sale or title retention, any community or other marital property interest or equitable interest, any restrictive covenant, restriction on use or similar restriction, any claim, levy or charge or encumbrance of any kind or nature, any easement, encroachment or survey defect, or any option, right of first refusal or offer, preferential or third party right.

“Liquor License” means the licenses required to sell alcoholic beverages at each of the Restaurants and identified in Section 3.14 of the Seller Disclosure Schedule.

“Limitation Period” has the meaning set forth in Section 7.1 below.

“Material Adverse Effect” means any event, change, violation, inaccuracy, circumstance or other matter that individually or in the aggregate has had or could reasonably be expected to have a material adverse impact to or on (i) the ability of Seller to perform its obligations under this Agreement or (ii) the Liabilities, results of operations, operations, financial condition, condition, performance, or prospects of the Acquired Assets or the Business; provided, however, the term “Material Adverse Effect” for purposes of this clause (ii) shall not include any such material adverse impact to the extent that it directly or indirectly relates to or results from the announcement or consummation of the transactions contemplated by this Agreement.

“Material Contract or Permit” means, collectively, (i) the Real Property Leases, (ii) the Liquor Licenses and (iii) any Permits set forth on Exhibit 3.14.

“M&A Qualified Beneficiaries” has the meaning set forth in Section 6.1 below.

“Most Recent Financial Statement” means the unaudited interim financial statements of the Seller (i) doing business as “Mitchell’s Fish Market” and “Columbus Fish Market” and (ii) doing business as “Mitchell’s Steakhouse” and “Cameron’s Steakhouse” (but excluding the Cameron’s Steakhouse located in Glendale (Milwaukee, WI)), in each case prepared in accordance with GAAP for the six month period ending June 30, 2007.

“Non-Material Contract or Permit” means any contract, agreement or Permit that is not a Material Contract or Permit.

“Operating Agreement” means the Operating Agreement of Seller dated February 20, 1998, as amended January 17, 2001 and July 1, 2007.

“Ordinary Course of Business” means the ordinary course of business consistent with past practice and custom.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Advisory Oversight Board.

“Permits” has the meaning set forth in Section 3.14 below.

“Permitted Lien” means (i) Liens arising from Taxes that are not yet due and payable; (ii) zoning restrictions, easements, minor restrictions on the use of real property (including any lease thereof), minor irregularities in title thereto and other minor Liens (x) that do not secure the payment of money or the performance of an obligation or (y) that do not in the aggregate materially detract from the value of any of the Restaurants, any of the Real Property Leases or the Fee Owned Property, or the Acquired Assets, taken as a whole, or materially impair the use thereof in the Business; (iii) Liens imposed by law in favor of landlords and suppliers of inventory arising in the Ordinary Course of Business for sums not yet due; and (iv) Lien filings for informational purposes only with respect to equipment leases entered into in the Ordinary Course of Business.

“Person” means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof), or any other entity of any kind which is legally recognized as a separate entity under the laws of its jurisdiction of creation or formation.

“Promotional Cards” means a single use set amount card (not to exceed $100) issued by Seller prior to the Closing Date primarily for promotional, charitable, media trade or guest service matters that can be used at any of the Restaurants.

“POS Lease Amount” means the aggregate amount of the capital leases listed in Section 3.7 of the Seller Disclosure Schedule with respect to the lease of POS Systems/Business Electronics, Wasserman Tables and a DMX Music System from CFC Investment Company, as lessor and lender, for various Restaurant locations.

“Purchase Price” has the meaning set forth in Section 2.2 below.

“Purchase Price Adjustment” has the meaning set forth in Section 2.3(b) below.

“Purchase Price Adjustment Notice” has the meaning set forth in Section 2.3(b) below.

“Purchaser Indemnitees” has the meaning set forth in Section 7.2 below.

“Real Property Leases” has the meaning set forth in Section 3.8 below.

“Required Approvals” has the meaning set forth in Section 6.2 below.

“Restaurant Concept Agreement” has the meaning set forth in Section 5.1(j) below.

“Restaurants” means the restaurant and bar businesses of Seller operated or to be operated at the locations listed on Section 1.1(c) of the Seller Disclosure Schedule.

“Retained Liabilities” has the meaning set forth in Section 2.5 below.

“Seller Indemnities” has the meaning set forth in Section 7.3 below.

“Seller Disclosure Schedule” has the meaning set forth in Section 3.2 below.

“Shared Liabilities” has the meaning set forth in Section 2.6 below.

“Shared Services Agreement” has the meaning set forth in Section 2.9 below.

“Subsidiary” means, with respect to any Person:

(a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Surveys” has the meaning set forth in Section 5.6 below.

“Tax” means any federal, state, foreign or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, commercial or business activity and general business, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, and any unclaimed property, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund or credit, or information return or statement relating to any Taxes, whether filed on a separate, combined, consolidated or unitary basis, including any schedule or attachment thereto and any amendment thereof.

“1245 Properties” means 1245 Properties, LLC, an Ohio limited liability company, the membership interests of which are wholly owned by Seller.

“Termination Date” has the meaning set forth in Section 9.2 below.

“Title Company” has the meaning set forth in Section 5.6 below.

“Title Objections” has the meaning set forth in Section 5.6 below.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the applicable state where the Acquired Assets are located.

“WARN Act” means the Worker Adjustment and Retraining Notification (WARN) Act, 29 U.S.C. $2101 et. seq.

“Working Cash” means the sum of $1,500 representing the estimated average daily opening cash balance at each Restaurant.

1.2 Interpretation. Any reference in this Agreement to a statute shall be to such statute, as amended from time to time prior to the date hereof, and to the rules and regulations promulgated thereunder prior to the date hereof. Any reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with its terms. Unless the context otherwise requires, (1) all references made in this Agreement to a Section, Schedule or an Exhibit are to a Section, Schedule or an Exhibit of or to this Agreement, (2) “or” is disjunctive but not necessarily exclusive, (3) “will” shall be deemed to have the same meaning as the word “shall” and (4) words in the singular include the plural and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not so followed. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

ARTICLE II – PURCHASE AND SALE OF ACQUIRED ASSETS

2.1 Purchase and Sale of Acquired Assets. On and subject to the terms and conditions of this Agreement, at the Closing, Purchaser shall purchase from Seller, and Seller shall sell, transfer, convey, assign and deliver to Purchaser, free and clear of all Liens and restrictions on transfer, all of the Acquired Assets for the consideration specified below in this Article II. This Agreement is limited to the assets described, and Purchaser is not purchasing, and shall have no interest in, the Excluded Assets,

2.2 Purchase Price. Purchaser agrees to pay to Seller at the Closing the sum of Ninety Four Million Dollars ($94,000,000.00) (the “Purchase Price”), payable by transfer of immediately available funds. The Purchase Price shall be subject to adjustment as provided in Section 2.3 below.

2.3 Purchase Price Adjustment.

(a) The Purchase Price shall be subject to adjustment by the credit to Seller of (A) the actual, reasonable and documented development and construction expenditures incurred and paid by Seller prior to Closing at the two (2) Scottsdale, Arizona, and one Overland Park, Kansas restaurant locations listed on Section 1.1(c) of the Seller Disclosure Schedule, and such other restaurant locations as may be approved by Purchaser in writing after the date hereof and that are subject to a lease agreement within thirty (30) days following the Closing Date (collectively, the “Expenditures”). Seller shall deliver to Purchaser a copy of the invoices or such other appropriate evidence for all Expenditures, together with documentation supporting Seller’s payment of same prior to the Closing Date (the “Purchase Price Adjustment Notice”). The Purchase Price shall be increased by an amount equal to the amount of the Expenditures (the “Purchase Price Adjustment”). Within three (3) days after Purchaser’s receipt of the Purchase Price Adjustment Notice, Purchaser shall remit payment to Seller the amount of the Purchase Price Adjustment via wire transfer of immediately available funds.

(b) The Purchase Price shall also be adjusted within five (5) business days following the Closing Date based on the minimum inventory levels set forth on Exhibit “L”. The Purchase Price shall be increased if the inventory levels are more than ten (10) percent above the minimum levels set forth on Exhibit “L” and the Purchase Price shall be decreased if the inventory levels are more than ten (10) percent below the minimum levels set forth on Exhibit “L”.

(c) The Purchase Price shall be further adjusted by reducing the Purchase Price by the principal amount of the POS Lease Amount assumed by Purchaser on the Closing Date.

2.4 Adjustment to Purchase Price. Amounts paid or payable pursuant to Section 2.3 shall be treated by the parties for Tax purposes as adjustments to the Purchase Price.

2.5 Retained Liabilities. Except for the Assumed Liabilities and Purchaser’s pro rata portion of any Shared Liabilities (as hereinafter defined), it is expressly understood and agreed that Purchaser shall not assume or have any responsibility with respect to any Liability of the Seller, regardless of the nature thereof, including any Liabilities arising from or in connection with, or attributable or related to, the Seller’s operation of the Business or the Seller’s ownership, lease or use of the Acquired Assets, including (i) any such Liability arising from events, facts or circumstances occurring on or prior to the Closing Date, (ii) any such Liability arising out of the employment, terms or conditions of employment, or termination of employment of any Person, or the failure to employ any Person, including, severance, the Worker Adjustment and Retraining Act, income tax withholding, payroll and/or unemployment tax, workers’ compensation, salary or consulting fees, pension, profit-sharing, accrued, earned or unused vacation or sick leave, health insurance or any other employee or employee benefit Liabilities, withdrawal Liability, Liability to the PBGC, Liability under Section 412 of the Code or Section 102 (a)(2) of ERISA or other similar Liability or expense, (iii) any such Liability for any period of time for Taxes, penalties or interest (including without limitation any property or sales Tax Liability, penalty or interest), (iv) any such Liability for expenses, debts or obligations incurred within or outside the Ordinary Course of Business and (v) any such Liability pursuant to Environmental, Health, and Safety Laws. Purchaser shall not become a party to any Employee Benefit Plan as a result of any of the transactions contemplated by this Agreement. All such Liabilities of Seller described above in this Section 2.5 shall be referred to herein collectively as the “Retained Liabilities”.

2.6 Shared Liabilities. The following Liabilities and obligations relating to the Business and the Acquired Assets (the “Shared Liabilities”) shall be shared between Purchaser and Seller as follows:

(a) Utility charges and sanitary sewer charges that relate to billing periods beginning before the Closing Date for the Acquired Assets and ending after the Closing Date, shall be allocated on the basis of measured utility usage before and after such Closing Date (if meter or other measured service readings are made at such time) or otherwise on the basis of the proportional number of calendar days in the relevant billing period before and after such Closing Date;

(b) Rentals and other fees, charges and costs, including without limitation common area maintenance fees and administrative fees payable under real property leases and equipment leases that relate to lease periods beginning before and ending after the Closing Date shall be allocated between the parties on the basis of the proportional number of calendar days in the relevant lease period before and after the Closing Date; and

(c) All city, state and county ad valorem property, real estate and similar Taxes with respect to the Fee Owned Property and the Real Property Leases (“Property Taxes”) shall be allocated on the basis of the proportional number of calendar days in the relevant Tax year before and after the Closing Date. Such Property Taxes shall be based on the most recent assessment for the purpose of calculating the Purchase Price under Section 2.2, provided, that the Seller shall indemnify Purchaser to the extent that Seller’s actual pro rated assessed Property Taxes are greater than the estimate. In the event that, after the Closing Date, any additional Property Taxes are levied, imposed upon or assessed against the Fee Owned Property or the Real Property Leases for periods prior to the Closing Date, Purchaser shall give Seller written notice of such Property Taxes promptly after the Purchaser receives notices thereof, and Seller shall be responsible for payment of such additional Taxes in full within the time fixed for payment thereof and before the same become delinquent; provided, however, Seller shall have no liability to Purchaser under this Section 2.6(c) with respect to the payment of penalties or interest resulting from late payment of such Property Taxes caused by Purchaser’s failure to promptly notify Seller as herein provided. The foregoing obligation of Seller shall include, without limitation, the payment of any “rollback” or similar Taxes imposed because of a change in use of, or the conveyance of, the Fee Owned Property and the Real Property Leases Without limiting the obligations of Seller pursuant to the preceding sentences, Seller shall, and does hereby, indemnify, defend and hold Purchaser harmless from and against any such additional Taxes (including all interest and penalties assessed or imposed in connection therewith) relating to periods prior to the Closing Date.

2.7 Payment of Liabilities. If any party pays all or any portion of any Liabilities for which another party is entirely or partially responsible hereunder (including without limitation any Shared Liabilities), the responsible party will promptly (but in no event later than 30 days after demand by the paying party) reimburse the paying party for its portion of that payment, provided that any demand for reimbursement shall be accompanied by appropriate evidence of payment thereof.

2.8 The Closing. Subject to and in accordance with the provisions of this Agreement, the closing of the transactions contemplated by this Agreement shall occur at a date and time that is as of the later of January 1, 2008 or the last business day of the month end immediately following the satisfaction or waiver of all closing conditions set forth in Article VIII below at the offices of Porter, Wright, Morris & Arthur LLP, Columbus, Ohio, (the “Closing Date”). As used in this Agreement, “Closing” shall refer to the time when and the place at which the respective obligations of the parties described in this Agreement become due, except for those obligations for which another time of performance is specified hereunder. Unless otherwise agreed by the parties, the Closing shall not take place later than February 29, 2008.

2.9 Deliveries at the Closing. At the Closing, (i) Seller will deliver to Purchaser the various agreements, certificates, instruments, and documents referred to in Section 8.1 below; (ii) Purchaser will deliver to Seller the various certificates, instruments, and documents referred to in Section 8.2 below; (iii) Seller, and Intervener, where applicable, will execute, acknowledge (if appropriate), and/or deliver to Purchaser (A) a bill of sale substantially in the form attached hereto as Exhibit “A”, (B) a real estate limited warranty deed executed by 1245 Properties in substantially the form attached hereto as Exhibit “F” (C) an assignment of Intellectual Property rights in substantially the forms attached hereto as Exhibit “B”, (D) a counterpart of the shared services agreement in substantially the form attached hereto as Exhibit “C” (the “Shared Services Agreement”), (E) a Seller non-compete and non-solicitation agreement in substantially the form attached hereto as Exhibit “D”, (F) a counterpart to an assignment and assumption agreement in substantially the form attached hereto as Exhibit “E” (the “Assignment and Assumption”), (G) an assignment of each Real Property Lease in substantially the form of Exhibit “O” attached hereto, (H) to the extent required under Section 6.2(b), a counterpart to the management agreement in substantially the form attached hereto as Exhibit “R” and (I) such other instruments of sale, transfer, conveyance, and assignment as Purchaser and its counsel reasonably may request, including assignments of all domain names involved; (iv) Purchaser will execute, acknowledge (if appropriate), and deliver to Seller (A) a counterpart of the Assignment and Assumption, (B) a counterpart of the Shared Services Agreement, (C) to the extent required under Section 6.2(b), a counterpart to the management agreement in substantially the form attached hereto as Exhibit “R” and (D) such other instruments of assumption as Seller and its counsel reasonably may request; and (v) Purchaser will deliver to Seller the Purchase Price,

2.10 Title. Title to all of the Acquired Assets and any and all rights to operate and control the Acquired Assets will pass from Seller or 1245 Properties, as the case may be, to Purchaser on the Closing Date, subject to the terms and conditions of this Agreement.

2.11 Power of Attorney. Effective on the Closing Date, Seller hereby constitutes and appoints Purchaser the true and lawful attorney of Seller, with power of substitution, in the name of Seller or Purchaser, but on behalf of and for the benefit of Purchaser: (a) to demand and receive from time to time any and all of the Acquired Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (b) to institute, prosecute, compromise and settle any and all actions or proceedings against third parties that Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Acquired Assets; (c) to defend or compromise any and all actions or proceedings against third parties in respect of any of the Business or Acquired Assets; and (d) to do all such acts and things necessary to fulfill the transactions contemplated under this Agreement. Seller acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. Purchaser shall indemnify and hold harmless Seller from any and all losses caused by or arising out of any breach of law by Purchaser in its exercise of such power of attorney. Purchaser further acknowledges that it will exercise the power of attorney only in connection with the Business and the Acquired Assets,

2.12 Closing Costs. Except as set forth in Section 10.13 hereof, all of the expenses incurred by Purchaser in connection with the authorization, negotiation, preparation, execution and performance of this Agreement, the Ancillary Agreements and other agreements referred to herein and therein and the consummation of the transactions contemplated hereby and thereby, including, without limitation all fees and expenses of agents, representatives, brokers, counsel and accountants for Purchaser shall be paid by Purchaser. Except as set forth in Section 10.13 hereof, all expenses incurred by any Seller in connection with the authorization, negotiation, preparation, execution and performance of this Agreement, the Ancillary Agreements and the other agreements referred to herein and therein and the consummation of the transactions contemplated hereby and thereby, including without limitation all fees and expenses of agents, representatives, brokers, counsel and accountants for such Seller, shall be paid by such Seller.

2.13 Allocation. The Purchase Price (and all other capitalizable costs) shall be allocated among the Acquired Assets as of the Closing Date for all purposes in accordance with the allocation schedule attached hereto as Exhibit “G” (to be agreed upon as of the Closing Date and reconciled after the Closing Date with any Purchase Price Adjustment pursuant to Section 2.3). For all Tax purposes, including timely preparing and filing Form 8594, Purchaser and Seller agree to report the transactions contemplated by this Agreement in all respects and for all purposes consistent with the terms of this Agreement, including the allocation under Exhibit “G”, and that neither of them will take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation or otherwise.

ARTICLE III – REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser that the statements contained in this Article III are correct and complete as of the date of this Agreement and, subject to any adjustments which may arise in the Ordinary Course of Business, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III).

3.1 Organization of Seller. Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Ohio and has the limited liability company power and authority to own or lease the Acquired Assets and to carry on the Business substantially as it is being conducted on the date hereof. Seller is duly qualified and licensed to do business and is in good standing in each jurisdiction where the ownership or operation of the Acquired Assets or the conduct of the Business requires such qualification except where the failure to be so licensed would have a Material Adverse Effect on the Acquired Assets or the Business.

3.2 Consents. Except as described in Section 3.2 of the Seller’s disclosure schedule (the “Seller Disclosure Schedule”), Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order for the parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

3.3 Authorization of Transaction. Seller has full limited liability company power and authority, and has taken all limited liability company action necessary in order to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated by this Agreement and each such Ancillary Agreement. This Agreement and each of the Ancillary Agreements to which it is a party have been duly executed and delivered by Seller and constitute the valid and legally binding obligations of Seller enforceable in accordance with their respective terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

3.4 Noncontravention. Except for any Governmental Authority consents listed on Section 3.2 of the Seller Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate, breach or conflict with any provision of, or require any consent, authorization or approval under, any constitution, statute, law, regulation, rule, injunction, judgment, order, decree, ruling, charge, permit or other restriction of any government, Governmental Authority, or court to which Seller is subject or any provision of the Seller’s Articles of Organization or Operating Agreement; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any consent, authorization or approval or notice under, any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of the Acquired Assets is subject (or result in the imposition of any Lien of any kind upon any Acquired Assets). Without limiting the generality of the representations and warranties set forth in Sections 3.3 and 3.4, except as set forth on Section 3.4 of the Seller Discloser Schedule, Seller and its manager have taken all actions necessary, and neither Seller nor its manager is required to obtain any consents or make any notifications or disclosures (including disclosures of conflicts of interest), pursuant to (i) any organizational documents of Seller or its Affiliates, including the operating agreements of Seller and its Affiliates, (ii) any agreements or understandings pursuant to which Seller is committed to share any portions of, or make any bonus or other payments based upon, the proceeds of the sale of the Acquired Assets with Columbus Restaurant Development Company, Ltd. (“CRDC”), Seller’s employees or others or (iii) any management, development or other agreement to which Seller is bound, including the Restaurant Concept Development Agreement, dated as of February 1998, as amended, between Seller and CRDC and any management or advisory agreement between Seller and its manager.

3.5 Brokers’ and Consulting Fees. Except for broker’s fees to be paid to Piper Jaffray & Co. and consulting fees to be paid to AEGIS Advisors LLC, Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, consultant or agent with respect to the transactions contemplated by this Agreement for which Purchaser could become liable or obligated or to which the Acquired Assets could become subject.

3.6 Real Property. Section 3.6 of the Seller Disclosure Schedule sets forth a true, correct and complete schedule and legal description of all real property used in connection with the operation of the Business which is owned by 1245 Properties (the “Fee Owned Property”). Except as set forth in Section 3.6 of the Seller Disclosure Schedule, with respect to each such parcel of Fee Owned Property:

(a) 1245 Properties has good and marketable title to the Fee Owned Property, free and clear of any Liens, except for Permitted Liens; provided, however, the foregoing representation and warranty is limited to matters that arise out of claims or demands of Persons claiming by, through or under 1245 Properties;

(b) there are no leases, subleases, licenses, concessions, or other agreements entered into by 1245 Properties granting to any Person or Persons the right of use or occupancy to any portion of the parcel of the Fee Owned Property;

(c) all of the real property owned by Seller or an Affiliate in the conduct of the Business is included in the Fee Owned Property;

(d) Seller has not received notice and, to the Knowledge of Seller, there are no pending, threatened or contemplated condemnation proceeding or proceedings affecting any of the Fee Owned Property or any part thereof or of any sale or other disposition of the Fee Owned Property or any part thereof in lieu of condemnation; and

(e) no portion of the Fee Owned Property has suffered any material damage by fire or other casualty which is uninsured or has not heretofore been completely repaired and restored in full.

(f) The Fee Owned Property has legal and valid rights of ingress and egress to the nearest public roadway and rights to parking and other easements in order to permit the operation of the Business by Purchaser in the same manner as the Business is conducted on the date hereof and all such rights are assignable without the consent of any Person.

3.7 Acquired Assets. Except for the Fee Owned Property, Seller has good and marketable title to, or a valid and enforceable leasehold interest in, all Acquired Assets. Except as set forth in Section 3.7 of the Seller Disclosure Schedule, Seller’s ownership of or leasehold interest in any Acquired Assets is not subject to any Liens, except for Permitted Liens. Upon Closing, except for certain copier leases set forth in Section 3.7 of the Seller Disclosure Schedule, Purchaser will be vested with good and marketable title to the Acquired Assets, free and clear of Liens other than Permitted Liens and free of any transferee and/or successor Liabilities. Seller and 1245 Properties have not sold, assigned, transferred or otherwise disposed of, or modified, altered or replaced any of the Acquired Assets between the date of the Most Recent Financial Statement and the date of this Agreement, except for Inventory sold in the Ordinary Course of Business.

3.8 Real Property Leases. Seller has delivered to the Purchaser a true, correct and complete copy of the real property leases listed in Section 3.8 of Seller’s Disclosure Schedule (which comprises all the leases and/or subleases of immovable property to which such Seller is a party or by which it is bound), together with all amendments, addenda and supplements thereto (the “Real Property Leases”). With respect to each Real Property Lease and the Real Property Leases:

(a) The Real Property Lease is legal, valid, binding and enforceable against Seller, and to Seller’s Knowledge, enforceable against the lessor and any sublessors thereunder in accordance with its terms;

(b) All rentals or other monies due or required to be paid thereunder have been paid and will have been paid through the Closing Date, except for routine adjustments to percentage rentals which will be paid by Seller within fifteen (15) business days following the Closing Date;

(c) Except as set forth on Section 3.8 of the Seller Disclosure Schedule, the Real Property Lease is assignable to Purchaser;

(d) Seller has not received any notice that the lessor or any sublessor under the Real Property Lease intends to cancel or terminate the Real Property Lease or to exercise or not exercise any option thereunder;

(e) Neither Seller nor, to Seller’s Knowledge, any other party to the Real Property Lease, is in breach or default, and no event has occurred that, with notice or lapse of time or both, would constitute a breach or default or permit termination, modification or acceleration thereunder;

(f) Neither Seller nor, to Seller’s Knowledge, any other party to the Real Property Lease has repudiated any provision thereof;

(g) There have been and there are no disputes, oral agreement(s), temporary waivers, or forbearances in effect as to the Real Property Lease;

(h) Seller has not assigned, pledged, transferred or conveyed any interest in the leasehold and is not aware of any such assignment, transfer or conveyance;

(i) To Seller’s Knowledge, all facilities leased or subleased under the Real Property Lease have received all approvals of Governmental Authorities (including licenses and Permits) required in connection with the operation of the Business and have been operated and maintained in accordance with applicable laws, rules and regulations;

(j) The Real Property Lease has not been amended or modified other than as described on Section 3.8 of Seller’s Disclosure Schedule;

(k) There are no leases, subleases, licenses, concessions, or other agreements entered into by Seller in which Seller has granted to any Person or Persons the right of use or occupancy to any portion of the Real Property Lease;

(l) All of the real property leased by Seller in the conduct of the Business is included in the Real Property Leases;

(m) Seller has not received notice and, to the Knowledge of Seller, there are no pending, threatened or contemplated condemnation proceeding or proceedings affecting the Real Property Lease or any part thereof or of any sale or other disposition of the Real Property Lease or any part thereof in lieu of condemnation;

(n) Except as set forth in Section 3.8(n) of the Seller Disclosure Schedule, the Real Property Lease contains an accurate and complete description of the relevant parking plans, rights and accommodations;

(o) The Real Property Lease has legal and valid rights of ingress and egress to the nearest public roadway and rights to parking and other easements in order to permit the operation of the Business by Purchaser in the same manner as the Business is conducted on the date hereof and, except as set forth in such Real Property Lease, all such rights are assignable without the consent of another Person;

(p) Except as set forth in Section 3.8(p) of the Seller Disclosure Schedule, the landlord under the Real Property Lease has made no loans or advances to Seller including any indebtedness evidenced by a promissory note or other instrument; and

(q) No portion of the Real Property Lease has suffered any material damage by fire or other casualty which is uninsured or has not heretofore been completely repaired and restored in full.

3.9 Sufficiency of Assets. Seller and 1245 Properties, and upon completion of the transactions contemplated by this Agreement, Purchaser, shall have, directly or indirectly, ownership of or rights in all of the assets necessary to conduct the Business in all material respects as currently conducted.

3.10 Trade Payables. All of the trade payables or accrued expenses of Seller have been paid in all material respects in accordance with terms that are customary for the trade including without limitation any such amounts as may be due to an alcoholic beverage wholesaler.

3.11 Inventory. Seller’s Inventory consists, and as of the close of business on the business day preceding the Closing Date will consist, only of items that are of a quantity usable in the ordinary course of business consistent with past practice and will be in amounts not significantly less than those set forth on Exhibit “L” and in any event sufficient to operate the Business in the Ordinary Course of Business. All Inventory (other than de minimis amounts) is, (i) of merchantable quality, (ii) suitable for sale under existing quality control standards, and (iii) is in compliance with all applicable regulations and standards of any Governmental Authority. As of Closing Date, there will be on hand Inventory levels as defined and set forth on Exhibit “L”.

3.12 Financial Statements.

(a) On or prior to the date hereof, Seller has delivered to Purchaser true and complete copies of the audited annual financial statements of Seller doing business as “Mitchell’s Fish Market” and “Columbus Fish Market” for the periods ending December 31, 2005 and December 31, 2006 and true and complete copies of the unaudited balance sheet and income statements of the

Seller doing business as “Mitchell’s Steakhouse” and “Cameron’s Steakhouse” (but excluding the Cameron’s Steakhouse located in Glendale (Milwaukee, WI)), for the periods ending December 31, 2005 and December 31, 2006. As of the Closing Date, the Financial Statements (including any notes thereto) delivered by Seller to Purchaser pursuant to Section 5.1(m) on or prior to the Closing Date have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are complete and correct in all material respects, and fairly present the income, expenses, assets, Liabilities, financial condition, results of operation and changes in financial condition of the Business for the periods covered thereby.

(b) The books of account and other financial records of Seller, all of which have been made available to Purchaser, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices. The minute books of Seller, all of which have been made available to Purchaser, contain accurate and complete records of all meetings held of, and limited liability company action taken by, the members or managers of Seller, and no meeting of any such members or managers has been held for which minutes have not been prepared or are not contained in such minute books.

(c) Except as set forth in Section 3.12(c) of the Seller Disclosure Schedule, Seller has no Liabilities in connection with or related to the Business or Acquired Assets except for those Liabilities reflected or reserved against in the Financial Statements and current liabilities incurred in the Ordinary Course of Business since the date of the Most Recent Financial Statement.

3.13 Absence of Certain Changes. Except as set forth in Section 3.13 of the Seller Disclosure Schedule, since the date of the Most Recent Financial Statement, Seller has conducted the Business in the Ordinary Course of Business and there has not occurred any event, and there does not exist any condition or set of circumstances, that has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Without limiting the generality of the foregoing, since that date:

(i) Seller has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, used in the Business other than for a fair consideration in the Ordinary Course of Business;

(ii) Seller has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) in connection with the Business either involving annual payments of more than $475,000 or outside the Ordinary Course of Business;

(iii) no party (including Seller) has accelerated, terminated, modified, or canceled any material agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) in connection with the Business to which Seller is a party or by which it or any of the Acquired Assets is bound;

(iv) Seller has not made any capital expenditure (or series of related capital expenditures) in connection with the Business either involving more than $1,500,000 or outside the Ordinary Course of Business;

(v) Seller has not delayed or postponed the payment of accounts payable or other Liabilities in connection with the Business beyond Seller’s Ordinary Course of Business;

(vi) Seller has not issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation in connection with the Business either involving more than $50,000 individually or $100,000 in the aggregate;

(vii) Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

(viii) Seller has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to the Acquired Assets;

(ix) Seller has not granted any increase in the base compensation of any of the Business Employees of the Key Business Employees outside the Ordinary Course of Business;

(x) Seller has not made any other change in employment terms for any of the Business Employees or Key Business Employees outside the Ordinary Course of Business;

(xi) Seller has not entered into any employment agreement or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement with respect to any of the Business Employees or Key Business Employees;

(xii) Seller has not sold or otherwise transferred any Intellectual Property;

(xiii) To the Knowledge of Seller, there has not been any other material occurrence, event, incident, action, failure to act, or transaction in connection with the Business outside the Ordinary Course of Business;

(xiv) Except as set forth in Section 3.13 of the Seller Disclosure Schedule, neither Seller nor its Affiliates has made any offer of employment to the Key Business Employees; and

(xv) Seller has not committed to any of the foregoing.

3.14 Legal Compliance. Seller has complied in all material respects with all laws, ordinances, rules, regulations, orders, filings, judgments, and decrees of any Governmental Authority applicable to the operation of its Business or to the Acquired Assets and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice is currently pending or, to the Knowledge of Seller, threatened against Seller alleging any failure so to comply. To Seller’s Knowledge, Seller has not received any notification, warning or inquiry from, or given any notification to or had any communication with, any Governmental Authority, with respect to any violation or alleged or possible violation of any law (including any Environment, Health and Safety Laws) that may be applicable to the Business, nor are any facts known to Seller that may reasonably be expected to give rise to any such notification, warning or inquiry. Section 3.14 of the Seller Disclosure Schedule sets forth all licenses, permits, certificates and other governmental authorizations (collectively, “Permits”) necessary to the conduct of the Business and whether such

Permit is freely transferable or assignable, and the party or parties whose consent is required for such transfer or assignment. Seller has all Permits required to conduct the Business, all of which are in good standing, valid, and effective. Other than Seller, no Person or Affiliate of the Seller holds any Permit relating to the Business or the Acquired Assets. Seller shall use its commercially reasonable efforts to assist Purchaser in obtaining all Permits necessary for the ownership and operation of the Acquired Assets and the Business.

3.15 Tax Matters. All Tax Returns required to be filed by Seller in connection with the operation of the Business or the ownership, use or operation of the Acquired Assets have been timely filed and in the manner prescribed by law. Such Tax Returns filed for the five preceding calendar years reflect accurately all material Liabilities for Taxes required to be paid in connection with the operation of the Business for the periods covered by such Tax Returns. Except as set forth on Section 3.15 in the Seller’s Disclosure Schedule, all Taxes owed in connection with the operation of the Business or the ownership, use or operation of the Acquired Assets have been paid in full or, to Seller’s Knowledge, appropriate provision for payment has been made including all estimated Tax payments due and payable through the date hereof. All Taxes being disputed in good faith are listed on Section 3.15 in the Seller’s Disclosure Schedule. To Seller’s Knowledge, Seller currently has no Liability for any Tax under the law of any jurisdiction that would subject Purchaser or the Acquired Assets to successor Liability under such jurisdiction’s law for such Tax. Except as set forth on Section 3.15 of the Seller Disclosure Schedule, there is no pending audit, examination or proceeding by any Governmental Authority with respect to the Business or the Acquired Assets relating to the assessment or collection of any Taxes.

3.16 Intentionally Omitted.

3.17 Intellectual Property.

(a) Seller owns or has the right to use pursuant its ownership of the Intellectual Property or pursuant to license, sublicense or other agreement all Intellectual Property used and/or necessary for the current operation of the Business. Each item of Intellectual Property owned or used by Seller immediately prior to the Closing hereunder will be owned or available for use by Purchaser on identical terms and conditions immediately subsequent to the Closing hereunder. Seller has taken commercially reasonable action to maintain and protect each item of Intellectual Property that it owns or uses.

(b) Except to the extent that the ownership of the mark “MITCHELL’S OCEAN CLUB” (Ser. No. 77/038135) is not otherwise limited by the U.S. Patent & Trademark’s Office initial refusal to register it under Section 2(d) of the Lanham Act 15 U.S.C. §1052(d), to the Knowledge of Seller, Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and Seller has not received any charge, complaint, claim, demand, opposition, cancellation, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Seller.

(c) Section 3.17 of the Seller Disclosure Schedule identifies all Intellectual Property used by Seller and necessary in connection with the operation of the Business, including every trade name, service name, registered trademark, registered service mark, unregistered trademark, unregistered service mark, all copyrightable works, including without limitation, all photographs, photographic negatives, photographic images (digital or otherwise), advertisements, ad copy, web layout and design, web copy and content, menus, menu language and design, gift card design, artwork, architectural drawings and plans, lyrics and composition of music, sound recordings, videos and video images, all copyrights, all trade secrets, all domain names, all patents, all inventions, all trade dress, and assignable computer software. With respect to the Intellectual Property, including those items identified in Section 3.17 of the Seller Disclosure Schedule:

(i) Seller possesses all right, title and interest thereto, free and clear of any Lien, license, or other restriction of any kind or nature, except for those copyrighted works created or developed for or on behalf of Seller to use or that are useful in connection with the Business and for which Seller will use commercially reasonable efforts to obtain written assignments for as set forth in Section 5. 1(o);

(ii) none are subject to any outstanding injunction, judgment, order, decree, ruling or charge;

(iii) no action, suit, proceeding, hearing, investigation, charge, opposition, cancellation, complaint, claim or demand is pending or, to the Knowledge of Seller, is threatened which challenges the legality, validity, enforceability, use or ownership thereof;

(iv) Seller has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect thereof; and

(v) with respect to registered and common law service marks and trademarks, none can be considered to be abandoned as that term is defined in 15 U.S.C § 1127, and Seller has not discontinued use of such marks with intent not to resume such use, and

(vi) with respect to the copyrightable works, none were created before March 1, 1989.

(d) Section 3.17 of the Seller Disclosure Schedule identifies Intellectual Property that any third party owns and that Seller uses in connection with the Business pursuant to license, sublicense, agreement or permission. Seller has delivered to Purchaser or shall deliver to Purchaser by Closing, correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date). With respect to each item of Intellectual Property that is owned by any third party, including items that are identified in Section 3.17 of the Seller Disclosure Schedule:

(i) Any license, sublicense, agreement or permission thereof is legal, valid, binding, enforceable and in full force and effect and Seller shall obtain such consents as are necessary to assign all such licenses, sub-licenses, agreements or permissions to Purchaser at Closing;

(ii) to the Knowledge of Seller, no party to the license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

(iii) no party to the license, sublicense, agreement or permission has repudiated any provision thereof;

(iv) to the Knowledge of Seller, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

(v) to the Knowledge of Seller, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

(vi) Seller has never granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

3.18 Tangible Assets. In all material respects, each tangible asset included within the Acquired Assets is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

3.19 Contracts. Section 3.19 of the Seller Disclosure Schedule lists the following contracts and other agreements to which Seller is a party or is bound in connection with the Business on the date hereof and identifies each such contract (if any) in which (i) an officer, director, member, manager or employee of Seller or (ii) an Affiliate of Seller has or holds (directly or indirectly) a material interest (and Seller will update the Schedule as necessary at least five (5) days prior to Closing):

(i) any agreement (or group of related agreements), for the lease of personal property to or from any Person;

(ii) any agreement (or group of related agreements) requiring capital expenditures or for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services (including advertising and marketing services), the performance of which will extend over a period of more than 30 days, result in a loss to Seller, or involve consideration in excess of $100,000;

(iii) any agreement concerning a partnership or joint venture;

(iv) any agreement (or group of related agreements) under which Seller has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $500,000 or under which it has granted a Lien with respect to any of the Acquired Assets;

(v) any agreement concerning confidentiality or noncompetition;

(vi) any collective bargaining agreement;

(vii) any agreement for the employment of any Key Business Employee providing annual salary (excluding bonus) in excess of $50,000 or providing severance benefits;

(viii) any agreement under which Seller has advanced or loaned any amount to any of the Business Employees or Key Business Employees outside the Ordinary Course of Business;

(ix) any agreement under which the consequences of a default or termination could have a materially adverse effect on the financial condition, operations, results of operations or future prospects of the Business;

(x) letters of intent with respect to the construction and/or establishment of contemplated Restaurants; and

(xi) any other agreement (or group of related agreements) the performance of which involves annual consideration in excess of $250,000.

Seller has delivered to Purchaser a correct and complete copy of each written agreement listed in Section 3.19 of the Seller Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.19 of the Seller Disclosure Schedule. With respect to each such agreement that is listed in Section 3.19 of the Seller Disclosure Schedule, except as described in Section 3.19 of the Seller Disclosure Schedule: (A) the agreement is legal, valid, binding, enforceable and in full force and effect and was entered into on an arms length basis; (B) to the Knowledge of Seller, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (C) to the Knowledge of Seller, no party has repudiated any provision of the agreement.

3.20 Litigation. Section 3.20 of the Seller Disclosure Schedule sets forth each instance in which Seller, in connection with the operation of the Business, (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) is a party or, to the Knowledge of Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or Governmental Authority of any foreign, federal, state or local jurisdiction or before any arbitrator. Except as set forth in Section 3.20 of the Seller Disclosure Schedule, there is no litigation, arbitration, known investigation, proceeding or controversy (including, without limitation, unsettled claims) relating to the Business or the Acquired Assets, or to Seller’s ability or right to sell the Acquired Assets, pending or, to the Knowledge of Seller, threatened by or against Seller by any Person or before any Governmental Authority.

3.21 Seller’s Employees.

(a) Section 3.21 of the Seller Disclosure Schedule sets forth a list of all of the employees of Seller employed as of the date hereof in connection with the Business (by type or classification) and their respective rates of compensation (including the portions thereof attributable to bonuses or other extraordinary compensation), benefits and length of employment, also as of the date hereof. Seller’s employees identified on such list as hourly employees or non-management employees are referred to herein as the “Business Employees” and Seller’s employees identified on such list as management employees are referred to herein as the “Key Business Employees.”

(b) To the Knowledge of Seller, no Key Business Employee has any plans or has notified Seller that such employee intends to terminate employment with Seller.

(c) Seller is not a party to any collective bargaining agreement or other contract or understanding with a labor union relating to the Business Employees, and to the Knowledge of Seller there are no labor union organizational efforts underway or threatened involving any of the Business Employees. There are no labor disputes, or employment related claims, lawsuits or grievances pending, or to the Knowledge of Seller threatened, against or otherwise affecting the Business. There are no employment contracts or employment agreements with any Business Employees or Key Business Employees.

(d) Seller will deliver any and all necessary notices to the Business Employees and the Key Business Employees relating to the transactions contemplated by this Agreement, including without limitation any notices required by the WARN Act.

(e) Seller has at all times complied in all material respects with all federal, state and local laws, rules, regulations, orders, judgments, decrees, ordinances and other statements of authority pertaining to employment of the Business Employees and the Key Business Employees, including without limitation all (i) employment eligibility verification forms, (ii) all immigration and alien employee regulations and laws, (iii) group health plans of Seller to which Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code (such statutory provisions and predecessors thereof are referred to herein collectively as “COBRA”) applies and that cover employees of the Business, (iv) the Americans with Disabilities Act and (v) payment of withholding taxes for or on behalf of employees.

(f) Seller has provided to Purchaser complete copies of all employee files including Business Employee files on disk and Key Business Employee files on disk or however maintained by Seller.

3.22 Employee Benefit Plans.

(a) Seller shall retain, and Purchaser will not assume, any obligation or Liability due to or because of any past service Liability of any of the Business Employees or Key Business Employees or otherwise, vested benefits, retirement plan or other obligations under local, state or federal law (including ERISA) resulting from the acquisition of the Acquired Assets or from the employment of the Business Employees and the Key Business Employees by Purchaser.

(b) Except as set forth in Section 3.22 of the Seller Disclosure Schedule, Seller does not maintain or contribute to any Employee Benefit Plan that cover the Business Employees or the Key Business Employees. Such schedule shall include each retirement plan and welfare plan, including each hospitalization, medical, dental, and Code Section 125 medical reimbursement plans (“Health Plans”) that applies and that covers the Business Employees and Key Business Employees.

(c) Intentionally Omitted.

(d) Neither Seller nor any ERISA Affiliate maintains, has ever maintained or become obligated to contribute to any Employee Benefit Plan that is a subject to Title IV of ERISA. Seller has not within the last five years engaged in, nor is a successor corporation to any entity that has engaged in, a transaction described in Section 4069 of ERISA. The Acquired Assets are not subject to a lien by the PBGC.

(e) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code has been the subject of an Internal Revenue Service determination letter, and, to the knowledge of Sellers, no event has occurred since the issuance of any such determination letter that would create a material risk of revocation of any such determination letter.

3.23 Environment, Health, and Safety.

(a) Except as described in Section 3.23 of the Seller Disclosure Schedule, to the Knowledge of Seller, Seller and 1245 Properties has complied with all Environmental, Health, and Safety Laws with respect to the Acquired Assets, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand has been filed or commenced against Seller or 1245 Properties, and no notice has been received by Seller or 1245 Properties, alleging any failure so to comply. Without limiting the generality of the preceding sentence, to the Knowledge of Seller, Seller has obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations in connection with the Business which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

(b) To the Knowledge of Seller, Seller and 1245 Properties have no Liability (and Seller has not handled or disposed of any Hazardous Substance, arranged for the disposal of any Hazardous Substance, exposed any employee employed in connection with the Business or other individual to any Hazardous Substance or condition, or owned or operated any property or facility in connection with the Business in any manner that could form the basis for any present action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any material Liability) for (i) damage to any site, location, or body of water (surface or subsurface) used in connection with the Business under any Environmental, Health and Safety Law, or (ii) for any illness of or personal injury to any employee employed in connection with the Business or other individual, or for any other reason under any Environmental, Health, and Safety Law.

(c) To the Knowledge of Seller, all properties and equipment used in the Business have been free of, and are currently free of reportable releases or spills of Hazardous Substances.

(d) To the Knowledge of Seller, following the Closing, no material capital expenditures shall be required by Purchaser to insure compliance with any Environmental, Health and Safety Law with respect to the Acquired Assets. There is no pending audit known to Seller by any federal, state, or local Governmental Authority with respect to groundwater, soil, or air monitoring; the storage, burial, release, transportation, or disposal of Hazardous Substances; or the use of underground storage tanks by Seller or relating to the facilities of Seller used in the Business. Except as described in Section 3.23 of the Seller Disclosure Schedule, Seller does not have any agreement with any federal, state, or local Governmental Authority or any other third party relating to any environmental matter or environmental cleanup with respect to the Acquired Assets.

(e) Seller has delivered to Purchaser true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by Seller or 1245 Properties pertaining to Hazardous Substances or hazardous activities in, on or under any facility owned, leased or operated by Seller or 1245 Properties or concerning compliance by Seller or 1245 Properties or any other Person for whose conduct Seller or 1245 Properties is or may be held responsible in connection with the Business or Acquired Assets, with Environmental, Health, and Safety Laws.

3.24 Assumed Liabilities. Except as set forth in Section 3.24 of the Seller Disclosure Schedule, all Assumed Liabilities have arisen in the Ordinary Course of Business, are bona fide and are properly recorded on the books of Seller in accordance with GAAP.

3.25 Insurance. Seller has in force adequate fire and other risk insurance covering the full replacement value of the Acquired Assets including the full replacement value of the real property improvements owned by Seller or 1245 Properties and shall maintain such insurance in full force until the Closing Date. Seller also has in force, and will maintain until the Closing Date, adequate general liability insurance in amounts consistent with industry standards for similar businesses.

3.26 Gift Cards. Other than the Gift Cards and the Bonus Cards, Seller has no Liability in respect of any gift cards, coupons, discounts or similar Liabilities with respect to the Business or the Acquired Assets.

3.27 Disclosure. Seller has delivered or made available to Purchaser all of the items requested to date in connection with Purchaser’s inspection of the Business and the Acquired Assets. No representation or warranty by Seller in this Agreement or any Ancillary Agreement to which it is a party and no exhibit, document, statement, certificate or schedule furnished or to be furnished to Purchaser by Seller pursuant hereto (including the Seller Disclosure Schedule) or thereto, or in connection with the transactions contemplated hereby or thereby, or any other items or materials delivered or made available in connection with the Purchaser’s inspection, contains or will contain on the Closing Date any untrue statement of a material fact, or omits or will omit on the Closing Date to state a material fact necessary to make the statements contained herein or therein not misleading, or necessary to provide adequate and complete information as to the Acquired Assets and Business.

ARTICLE IV – REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV).

4.1 Organization. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business substantially as it is being conducted on the date hereof. Purchaser is duly qualified and licensed to do business in each jurisdiction where the conduct of its business requires such qualification.

4.2 Authorization of Transaction. Purchaser has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. This Agreement and each Ancillary Agreement to which it is a party have been duly executed and delivered by Purchaser and constitute the valid and legally binding obligations of Purchaser, enforceable in accordance with their respective terms and conditions, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

4.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate, breach or conflict with any provision of, or require any consent, authorization or approval under, any constitution, statute, law, regulation, rule, injunction, judgment, order, decree, ruling, charge, Permit or other restriction of any government, Governmental Authority, or court to which Purchaser or any of its assets is subject or any provision of the Articles of Incorporation or Bylaws of Purchaser, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any consent, authorization or approval or notice under any agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which it is bound or to which any of its assets is subject. The execution and delivery by Purchaser of this Agreement, the performance by Purchaser of its obligations hereunder, and the consummation by Purchaser of the transactions contemplated hereby do not require Purchaser to obtain any consent, approval or action of, or make any filing with or give any notice to any governmental agency or authority except for the expiration or early termination of the applicable waiting period under the H-S-R Act and any administrative actions described in Section 5.1(d) below.

4.4 Brokers’ Fees. Except for broker’s fees to be paid to William C. Sinton, Purchaser has no Liability or obligation to pay any fees or commissions to any broker, finder, consultant or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated or to which the Acquired Assets could become subject.

4.5 Legal Compliance. Purchaser has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice is currently pending or, to the Knowledge of Purchaser, threatened against Purchaser alleging any failure so to comply.

4.6 No Financing Contingency; Sufficiency of Cash on Hand. Purchaser’s obligation to purchase the Acquired Assets hereunder is not contingent upon Purchaser obtaining financing. Purchaser has or on the Closing Date will have sufficient cash, available lines of credit or other sources of immediately available funds to enable Purchaser to pay the Purchase Price at the Closing.

4.7 Due Diligence Investigation. Purchaser and its representatives have conducted a due diligence review of the Business and acknowledges that Seller has afforded Purchaser and its representatives full and complete access to the books and records, financial statements, facilities, employees and such other information of the Business as Purchaser has requested to evaluate the operations, properties, assets, Liabilities and prospects of the Business. Other than confirmatory due diligence and due diligence related to Intellectual Property, Purchaser represents and warrants that no significant additional due diligence is required by Purchaser prior to the Closing Date in the absence of notice by Seller of developments that materially adversely impact its representations or warranties or events that may reasonably lead to a Material Adverse Effect.

4.8 Disclosure. No representation or warranty by Purchaser in this Agreement or any Ancillary Agreement to which it is a party and no exhibit, document, statement, certificate or schedule furnished or to be furnished to Seller by Purchaser pursuant hereto or thereto, or in connection with the transactions contemplated hereby or thereby, contains or will contain on the Closing Date any untrue statement of a material fact, or omits or will omit on the Closing Date to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V – CERTAIN OBLIGATIONS PRIOR TO CLOSING

5.1 Covenants. The parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

(a) General. Each of the parties will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist the other party in doing, all things necessary, proper, or advisable in order to consummate and make effective, the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VIII below).

(b) Regulatory Filings. Seller and Purchaser shall make all necessary regulatory filings as soon as practicable, but in no event later than ten (10) business days from the date of this Agreement, including without limitation, those required under the H-S-R Act in order to facilitate prompt consummation of the transactions contemplated by this Agreement. In addition, Seller and Purchaser shall use commercial reasonably efforts, and shall cooperate fully with each other, to comply as soon as practicable with all governmental requirements applicable to, or necessary for the consummation of, the transactions contemplated hereby. Seller and Purchaser shall provide such information and communications to Governmental Authorities as such Governmental Authorities may request, including Seller cooperating with Purchaser in reporting or making application to any applicable state, county or municipal liquor license board or authority in connection with the consummation of the transactions contemplated hereby prior to Closing and reasonably cooperating in the resolution of the administrative actions (if any) brought before such Governmental Authorities prior to Closing. Each of the parties shall provide the other party copies of all applications filed or submitted with Governmental Authorities in connection with this Agreement and shall keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

(c) Notices and Consents. Promptly after execution of this Agreement, Seller will apply for or otherwise seek, give any notices to third parties, and use its commercially reasonable efforts to obtain any third party consents and approvals, that are required for consummation of the transactions contemplated hereby. Seller will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents and approvals of third parties necessary for the assignment to Purchaser of the agreements, contracts, leases, licenses and other arrangements identified in Section 3.14 and Section 3.19 of the Seller Disclosure Schedule. In the event any such third party consent, approval or authorization is not obtained prior to the Closing, the agreement, contract, lease or arrangement relating thereto shall not be included among the Acquired Assets and the executory obligations of Seller under such agreement, contract, lease or arrangement shall not be included among the Assumed Liabilities. Nothing in this section 5.1(c) shall be construed as waiver of the conditions to Purchaser’s obligation to Closing set forth in Section 8.1 hereof including Section 8.1(q) and Section 8.1(u).

(d) Operation of Business. Except as expressly provided in Section 5.1(d) of the Seller Disclosure Schedule, Seller will not engage in any practice, take any action, or enter into any transaction in connection with the Business or Acquired Assets outside the Ordinary Course of Business and in a manner consistent with past practices of the Seller. Without limiting the generality of the foregoing, except as expressly provided in Section 5.l(d) of the Seller Disclosure Schedule, Seller will not otherwise engage in any practice, take any action or enter into any transaction of the sort described in Section 5.1(e) below.

(e) Prohibited Transactions. Seller shall not (a) sell or dispose of, or authorize or propose the sale or disposition of, any of the Acquired Assets (other than (i) the sale of Inventory in the Ordinary Course of Business, which shall be replenished to maintain the levels set forth in Exhibit “L” and (ii) the sale and/or replacement of obsolete or damaged equipment in the Ordinary Course of Business); (b) make any significant change in its methods of management, marketing, or operating (or practices relating to trade accounts or to other payments) or make any change in its accounting methods; (c) other than in the Ordinary Course of Business, authorize any capital expenditures; (d) allow any Lien to be placed on any of the Acquired Assets other than purchase money liens and capital leases incurred in the Ordinary Course of Business, provided, that, such Liens are promptly disclosed to Purchaser and are released on or before the Closing Date; (e) enter into (i) any contract that provides for payments to another Person by Seller other than in the Ordinary Course of Business provided, that, any such contracts that are entered into by Seller are promptly disclosed to Purchaser or (ii) other transactions in connection with the operation of its Business, of any nature whatsoever, which may have a Material Adverse Effect; (f) amend, cancel, terminate or default under any material contract or commitment of its Business, including, without limitation, any of leases or assigned contracts or (g) other than in the Ordinary Course of Business, commit to take or take any action with respect to increasing, or make or commit to make any other adjustment to, the existing salary or compensation package of any Business Employee or Key Business Employee, or (h) without the prior written consent of Purchaser, enter into any lease of real property that will be assigned to Purchaser at Closing.

(f) Preservation of Business. Seller shall preserve its Business intact, including maintaining (a) all Permits, consents or approvals required by applicable law and (b) the current relationships of the Business with customers, suppliers, employees, and others having business relationship with the Seller, including without limitation maintenance of Inventory as defined and set forth on Exhibit “L”.

(g) Notice of Developments.

(i) Seller shall give prompt notice to Purchaser of the following:

(A) the occurrence or nonoccurrence of any event that would be likely to cause either (1) any representation or warranty of such Seller contained in this Agreement, or in connection with the transactions contemplated hereunder, to be untrue or inaccurate at any time from the date hereof to the Closing Date, or (2) directly or indirectly, any Material Adverse Effect; or

(B) any material failure of Seller, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; or

(C) any proposal together with the terms thereof, however communicated and in whatever form transmitted, regarding (1) any merger of Seller into or with another Person, (2) any purchase or sale of any material portion of its Assets or the equity interest in Seller, (3) any other similar business combination or transaction involving Seller or any Affiliate of Seller, or (4) any other indication of interest on the part of any Person with respect to any of the foregoing.

(ii) Purchaser shall give prompt notice to the Seller of the following:

(A) the occurrence or nonoccurrence of any event that would be likely to cause any representation or warranty of Purchaser contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date; or

(B) any material failure of Purchaser, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(iii) Notwithstanding the foregoing, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

(h) Exclusivity. Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any of the Acquired Assets, of Seller (including any acquisition structured as a merger or consolidation) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Seller will notify Purchaser promptly if any Person makes any written proposal or offer with respect to any of the foregoing that the Seller believes in good faith to be bona fide.

(i) Release of Mitchell Personal Guaranty Obligations. Purchaser shall use its best efforts to obtain the release of Mitchell from any personal guaranty obligation under any of the Real Property Leases or in respect of all or any portion of the POS Lease Amount on or prior to the Closing.

(j) Documentation of Transfer of Restaurant Concepts. In accordance with that certain Restaurant Concept Development Agreement dated as of February, 1998, as amended from time to time, by and between Seller and Columbus Restaurant Development Company, Ltd. (the “Restaurant Concept Agreement”), Seller shall, on or before the Closing Date, cause the execution and delivery of one or more assignments and bills of sale in the form set forth as Exhibit “N” attached hereto documenting the transfer and assignment of the specific Restaurant Concepts (as defined in the Restaurant Concept Agreement and including Mitchell’s Fish Market and Cameron’s Steakhouse) relating to the Business, including any Intellectual Property (as that term is defined in Exhibit N) related to the Restaurant concepts that may be owned by Columbus Restaurant Development Company, Ltd., an Ohio limited liability company, to Seller.

(k) Amendment of Operating Agreement. Prior to the Closing Date, Seller shall cause Manager to amend the Operating Agreement pursuant to Section 11.1 thereof solely for the purpose of continuing the business of Seller following a dissolution event which is defined therein to include a sale of all or substantially all of Seller’s assets.

(l) Amendment of certain Real Property Leases. Prior to the Closing Date, Seller shall obtain amendments to the Real Property Leases for the Cameron’s Steakhouse Restaurant in Scottsdale, Arizona and Birmingham, Michigan to eliminate or waive any radius restriction that may conflict with any restaurant Purchaser or its franchisees currently operates or Purchaser has notified Seller in writing that it or any of its franchisees has current intentions to develop.

(m) Additional Financial Statements. Seller shall deliver to Purchaser not less than three business days prior to Closing Date (i) the audited annual financial statement of Seller doing business as “Mitchell’s Steakhouse” and “Cameron’s Steakhouse” (but excluding the Cameron’s Steakhouse located in Glendale (Milwaukee, WI) for the periods ending December 31, 2005 and December 31, 2006 and (ii) unaudited financial statements of Seller (x) doing business as “Mitchell’s Fish Market” and “Columbus Fish Market” and (y) doing business as “Mitchell’s Steakhouse” and “Cameron’s Steakhouse” (but excluding the Cameron’s Steakhouse located in Glendale (Milwaukee, WI) for the fiscal quarter ending within 45 days prior to the Closing Date.

(n) Service Mark Registration Applications. Within ten (10) calendar days following the date of this Agreement, Seller shall cause application(s) to register the marks “Columbus Fish Market,” “Mitchell’s Steakhouse,” and “Cameron’s Steakhouse” to be filed at the U.S. Patent & Trademark Office in Class 43 for “restaurant and bar services; provided, however, that on the application to register the service mark “Cameron’s Steakhouse”, Seller shall specify the services in Class 43 as “Steakhouse and seafood restaurant services.” Seller shall file concurrently with each application a “Petition to Make Special” seeking expedited examination treatment of the application(s) pursuant to 37 C.F.R. § 2,146(a), and thereafter shall take all actions necessary to prosecute the applications and obtain registrations thereof. Prior to Seller filing the applications) and petition(s), Purchaser shall review and approve each. Seller shall advise Purchaser of any refusals or objections to the applications made by the PTO or third parties, and coordinate responses to same with Purchaser’s approval. These applications, should they not mature into registrations prior to Closing, will be assigned by Seller to Purchaser at the Closing. In the event the applications do mature into registrations, the registrations will be assigned by Seller to Purchaser at Closing. In the event the applications do not mature into registrations prior to Closing, Seller will assign the applications to Purchaser at Closing and Purchaser will thereafter have the sole responsibility to maintain the applications and prosecute same before the PTO, including the payment of fees and costs, including attorneys’ fees, associated therewith.

(o) Copyright Assignments. Seller shall specifically identify each and every original work of authorship (“Works”) that is or may be copyrightable, registered or unregistered, and is used or useful in the Business, and amend Seller Disclosure Schedule 3.17 hereto to accurately reflect same,

(i) Assignments: Seller will use commercially reasonable efforts, which will not include the payment of any monetary consideration whatsoever, to obtain written assignments to Seller of the exclusive and full ownership of the Works from all third party providers who have created those Works, but only those Works for which the copyrights have not already been assigned to or are currently owned by Seller.

(ii) In the event any such third party refuses to assign the Work(s) to Seller absent monetary payment, Seller shall immediately advise Purchaser of the nature of the Work(s) involved and amount of such payment, and Purchaser shall then have the option, in its sole discretion, to make such payment (or other negotiated amount) on Seller’s behalf at or before the Closing to obtain such assignment. Other than as part of this procedure, Seller shall not, in obtaining the assignments, offer or suggest that Purchaser will compensate third party providers for such assignments.

(iii) In the event a third party refuses to assign the Work(s) to Seller regardless of payment, Seller shall immediately notify Purchaser of the nature of the Work(s) and the third party’s reason(s) for refusing to assign, and thereafter provided that the Work(s) is material to the operation of the Business, Seller will facilitate further negotiations between Seller, Purchaser and the third party to obtain such assignment, provided however, if such negotiations result in an agreement to assign the Work(s) in exchange for monetary consideration, Seller shall be responsible for such consideration either by making payment directly to the third party or reimbursing Purchaser for same.

(p) General Manager Description. Seller shall deliver to Purchaser on or before the Closing Date a detailed description prepared by the general managers of each Restaurant of the relevant valet parking contracts and arrangements, off-site parking leases, parking plans, rights and accommodations that are not expressly contained in the Real Property Leases.

5.2 Risk of Loss. The risk of any loss or destruction to any of the Acquired Assets by fire or other casualty or cause shall be borne by Seller at all times prior to the Closing. Upon the occurrence of any loss, damage or destruction to any of the Acquired Assets as a result of fire, or act of God or other casualty cause or any judicial or Governmental Authority proceeding prior to the Closing, Seller shall immediately notify Purchaser of same in writing stating with particularity the extent of loss or damage incurred, the cause thereof, if known, and the extent to which restoration, replacement and repair of the Acquired Assets lost or destroyed will be reimbursed under any insurance policy with respect thereto. In the event the Acquired Assets or the operation of the Business can not be fully restored to its pre-casualty condition prior to the Closing, then Purchaser may proceed to the Closing with an assignment of any and all proceeds (or the right to receive any such proceeds) that may be paid to reflect such loss or damage subject to Purchaser’s right to terminate this Agreement pursuant to Section 9.3 hereof upon the occurrence of a Material Adverse Effect without further liability to Purchaser or Seller and subject to the condition to Purchaser’s obligation to close set forth in Section 8.1(g).

5.3 Further Assurances/Cooperation. At any time between the execution of this Agreement and the Closing Date, at Purchaser’s request and without further consideration, Seller shall provide such materials and information and take such actions as Purchaser may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby, including, without limitation any request by Purchaser for assistance to obtain any authorizations, consents, filings, approvals, and Permits necessary for Purchaser to consummate the transaction hereunder and otherwise to cause Seller to fulfill its obligations under this Agreement. Seller shall cooperate and consult with Purchaser and its representatives, including making available Key Business Employees, as determined in the reasonable discretion of Seller. Such continuing cooperation and any such consultation shall be conducted in a manner not to unreasonably interfere with the operation of the business of Seller.

5.4 Termination of Equipment Leases and Loans. Seller shall pay in full and terminate, as of or prior to the Closing Date, all of the equipment leases and equipment loans or advances identified in Section 5.4 of the Seller Disclosure Schedule and the equipment and other property covered by such leases and loans shall be included in the Acquired Assets; provided, that, Seller and Purchaser acknowledge and agree that Seller may not pay in full the POS Lease Amount prior to the Closing Date in which case on the Closing Date (i) the unpaid portion of the POS Lease Amount shall be assumed by Purchaser, (ii) the Purchase Price shall be reduced in accordance with Section 2.3(c) of this Agreement and (iii) all of Seller’s right, title and interest in and to the equipment and other property covered by the leases giving rise to the POS Lease Amount shall be included in the Acquired Assets.

5.5 Purchaser’s Access to Premises, Employees and Information: Confidentiality. Promptly following the execution of this Agreement by all parties hereto (other than any intervenor), Seller shall, from time to time, upon reasonable notice to and coordination with the Seller’s representative, which for this purpose shall be Diane Rimkus or any other individual subsequently designated by Seller in writing, grant Purchaser and its counsel, accountants and other duly authorized representatives reasonable access during normal business hours to the Acquired Assets, premises, and all books and records relating to the operation of the Business and its employees.

(a) Purchaser shall cause its employees, agents, representatives, counsel, accountants and financial advisors (and their counsel and accountants) to hold in confidence any and all information obtained from Seller and to refrain from disclosing such information (unless it is or becomes ascertainable from public sources or public disclosure is, in the good faith judgment of Purchaser, required by law); provided, however, that nothing contained herein shall limit the right of any such persons to disclose any such information to Purchaser or its employees, agents, representatives, counsel, accountants and financial advisors (and their counsel and accountants) for the purpose of facilitating the consummation of the transactions contemplated hereby.

(b) Purchaser’s access hereunder and any inspections pursuant thereto shall not waive or release Seller from, or otherwise affect, any of their representations or warranties under this Agreement.

(c) Purchaser shall have access to Sellers’ employees for purposes of determining and making employment offers to such employees as set forth in Section 6.1.

(d) Purchaser shall have access to Seller’s operation of the Business to conduct additional due diligence as reasonably requested by Purchaser.

5.6 Real Estate Matters.

(a) Purchaser, at its sole cost and expense, may order title policy Commitments (the “Commitments”) to be issued by a title company reasonably acceptable to Purchaser (the “Title Company”), accompanied by copies of all recorded documents relating to restrictions, easements, rights-of-way, and other matters affecting the Fee Owned Property or the leased Restaurant locations that are not located in lifestyle centers, office developments, condominium developments or major retail developments (the “Leased Locations”). The Commitments will commit the Title Company to issue at the Closing, ALTA form of Title Insurance Policies to Purchaser, such policies to be in an amount as determined jointly by Purchaser and the Title Company and with such endorsements as are requested by Purchaser. Purchaser, at its sole cost and expense, may also obtain one of more surveys of the Fee Owned Property and the Leased Locations at Purchaser’s expense (the “Surveys”). Purchaser shall promptly, but not later than forty five (45) days following the date of this Agreement, notify the Seller in writing of objections to the condition of title set forth in the Commitments or on the Surveys which materially affect the merchantability of 1245 Properties’ title or the use of the Fee Owned Property or Seller’s use of the Leased Locations as presently utilized and do not constitute Permitted Liens (the “Title Objections”).

(b) Seller may voluntarily undertake to eliminate any and all of the Title Objections to the satisfaction of Purchaser, but the Seller is under no obligation to do so. If, however, the Seller elects not to, or cannot, eliminate the Title Objections to the reasonable satisfaction of Purchaser prior to the Closing Date and the Title Objections constitute a Material

Adverse Effect, Purchaser may terminate this Agreement, within five (5) business days following Seller’s notice that it will not or cannot eliminate such Title Objections, pursuant to Section 9.3 hereof without further liability to Purchaser or Seller. If the Title Objections do not constitute a Material Adverse Effect, Purchaser’s obligation to close shall nevertheless remain subject to the conditions set forth in Section 8.1 including Section 8.1(g).

(c) All title matters shown on the Commitments and the Surveys which are not the subject of Title Objections shall be deemed to be Permitted Liens. Further, if Purchaser makes any Title Objections which Seller elects not to, or cannot, cure, and Purchaser elects to proceed to Closing on the Closing Date, such Title Objections shall likewise be deemed Permitted Liens.

5.7 Environmental Matters. Purchaser, at its sole cost and expense, may obtain an environmental site assessment report with respect to the Fee Owned Property and Leased Locations, which report shall be acceptable in form and substance to Purchaser in its sole discretion. Any such environmental site assessment may include non-intrusive, non-damaging physical inspections of the Fee Owned Property and Leased Locations described above, a review of all relevant records in the possession or custody or under the control of the Seller, a review of relevant Governmental Authority records and contact with Governmental Authority personnel, sampling activities and any other investigatory activities of a scope satisfactory to Purchaser in its sole discretion. Purchaser shall promptly, but not later than forty five (45) days following the date of this Agreement, notify the Seller in writing of any objections to the condition of the Fee Owned Property or Leased Locations described above identified as a result of any environmental site assessment report. Any such objection by Purchaser shall be deemed a Title Objection (defined in Section 5.6(a) above) and shall be governed by the rights and obligations of the parties set forth in Section 5.6(b) and (c) above.

5.8 Inventory Assessment. Seller will grant Purchaser access to its property to the extent necessary to do a physical Inventory count at each Restaurant location within one (1) day prior to the Closing Date for purposes of determining the value of the Inventory.

5.9 Purchaser’s Financing. Seller shall use commercially reasonable efforts to cooperate with Purchaser in its efforts to consummate the financing, if any, of the transactions contemplated by this Agreement. Such commercially reasonable efforts shall include, to the extent reasonably requested by Purchaser, (i) providing direct contact between prospective lenders and the officers and directors of Seller, (ii) providing information with respect to the Business and Acquired Assets readily available to Seller in connection with Purchaser’s preparation of confidential information memoranda, preliminary offering memoranda, financial information and other materials to be used in connection with obtaining such financing, (iii) cooperation with the marketing efforts of Purchaser and its financing sources for such financing, including participation in management presentation sessions, and (iv) providing reasonable assistance in obtaining any consents of third parties necessary in connection with such financing.

ARTICLE VI – COVENANTS TO SURVIVE THE CLOSING

Seller hereby covenants and promises to Purchaser and, where expressly stated, Purchaser hereby covenants and promises to Seller, the following:

6.1 Employees.

(a) The employment of all employees of Seller employed in connection with the Acquired Assets will be terminated by Seller as of the Closing Date. It is Purchaser’s intention and Purchaser may, but shall be under no obligation to, offer employment to any or all eligible employees of Seller employed in connection with the Acquired Assets. If Purchaser offers employment to such employees, the salary offered (including any bonus) will be no less favorable than the current salary paid to such employees on the date immediately preceding the Closing Date and with benefits no less favorable in any material respects than the benefits provided by Purchaser to its own similarly situated employees (the “Employment Offer”). Purchaser shall not assume any of Seller’s employment Liabilities that have accrued on or before the Closing Date, including without limitation unpaid FICA, FUTA, unemployment Tax, pension or profit-sharing plan contributions, employee fringe benefits, Liabilities under the WARN Act, severance benefits, bonuses, vacation time or pay or incentive programs of any type, nor shall Purchaser acquire any interest in or obligation under any pension, profit sharing, retirement or other plan of Seller. Seller shall retain all severance obligations, if any, to its employees. Seller shall retain all Liabilities relating to any Employee Benefit Plan.

(b) Seller or Seller’s ERISA Affiliate shall maintain a Health Plan after the Closing Date and provide continuation of health coverage pursuant to COBRA for all M&A Qualified Beneficiaries. “M&A Qualified Beneficiaries” means each individual who is a “qualified beneficiary” whose “qualifying event” occurred prior to or in connection with the sale of the Acquired Assets and who is, or whose qualifying event occurred in connection with, a covered employee whose last employment prior to the qualifying event was associated with the Acquired Assets being sold. (The terms within quotes are as defined in COBRA and its related regulations). On the Closing Date, all Business Employees and Key Business Employees hired by Purchaser shall become employees of Purchaser and not of Seller.

(c) Purchaser shall honor seniority of all Business Employees and Key Business Employees, for vacation purposes, who become employees of Purchaser (i.e. if Seller’s terminated employee would have been entitled to two weeks vacation in their position with Seller but would only be entitled to one week of vacation in the comparable position with Purchaser, such employee will receive two weeks vacation, subject to all applicable vacation eligibility rules of Purchaser).

(d) Purchaser shall cooperate with Seller in making any notices required by the WARN Act or other applicable federal or state laws.

(e) Purchaser shall notify Seller regarding which Business Employees and Key Business Employees have been employed by Purchaser within ten (10) days following the Closing Date. Purchaser shall properly prepare and furnish to each Business Employee and Key Business Employee who is employed by Purchaser and for whom U.S. Tax reporting is required a Form W-2 that shall reflect all wages and compensation paid to such Business Employee and such Key Business Employee for the entire calendar year in which the Closing Date occurs. Purchaser shall send to the appropriate Social Security Administration office a duly completed Form W-3 and accompanying copies of the duly completed Forms W-2. Purchaser shall properly prepare and file a final Form 941 and Schedule D (Form 941) with respect to the calendar year in which the Closing Date occurs.

Seller shall furnish to Purchaser the Forms W-4 and W-5 of each Business Employee and Key Business Employee that Seller is timely notified is employed by Purchaser for the portion of the calendar year up to and including the Closing Date. It is the intent of the parties hereto that the obligations of Seller and Purchaser under this Section 6.1 shall be carried out in accordance with Sections 5 and 6 of Revenue Procedure 2004-53. Seller shall remain responsible for Form W-2 reporting obligations for those Business Employees and Key Business Employees, if any, who do not become employees of Purchaser.

(f) Purchaser and Seller acknowledge that as of the Closing Date they will enter into the Shared Services Agreement, pursuant to which Seller shall provide Purchaser with the services of certain of its employees to assist Purchaser in the transition period following the Closing Date.

6.2 Non-assignable Contracts and Permits and Liquor Licenses

(a) Nothing in this Agreement shall be construed as an attempt to assign to Purchaser any Contract or Permit which by applicable law or its terms is non-assignable or the assignment of which would constitute a violation of law, contract, commitment, or other agreement. To the Knowledge of Seller, no Contract or Permit is non-assignable or would, in the event it were assigned, constitute a violation of any law, contract, commitment or other agreement.

(b) If, as of the Closing Date, an attempted assignment of any Non-Material Contract or Permit (other than a Liquor License) would be ineffective or would affect Purchaser’s rights thereunder so that Purchaser would not in fact receive all such rights (the “Non-assigned Contracts and Permits”), then such failure shall not affect the Closing except as hereinafter set forth. If a Liquor License has not been received for one or more Restaurants (the “Affected Restaurant”), Seller shall cooperate with Purchaser in a mutually acceptable arrangement and to the extent not prohibited by law to provide Purchaser the benefit (including the economic benefit) of Seller’s ability to sell and/or consume alcoholic beverages on the premises at the Affected Restaurant, including but not limited to entering into on the Closing Date a management agreement substantially similar to that set out in Exhibit R. Further, Seller must obtain the written consent of such third parties listed on Section 6.2 of the Seller Disclosure Schedule in connection with the transfer of certain Liquor Licenses into Purchaser’s name as licensee or co-licensee. If, and so long after the Closing Date as, such assignment shall not have been made or such Liquor License not received, Seller shall: (i) to the extent that such action shall not result in violation of the Non-assigned Contracts and Permits or applicable law, transfer to Purchaser all Acquired Assets and rights, including all monies, received in respect of the Affected Restaurants and the Non-assigned Contracts and Permits and hold the Affected Restaurants and Non-assigned Contracts and Permits in trust for Purchaser, and (ii) to the extent that the provisions of clause (i) above are not sufficient to transfer all of the benefits (including the economic benefit) of the Affected Restaurants and the Non-assigned Contracts and Permits, or any of the Non-assigned Contracts and Permits has been canceled as a result of the attempted assignment, take such actions (which, without limitation, may include entering into subcontracting arrangements with Purchaser) as are necessary to provide all of the benefits (or the equivalent thereof, including the economic benefit) of the Affected Restaurants and the Non-assigned Contracts and Permits to Purchaser.

(c) Nothing in this Section 6.2 shall derogate from the parties’ obligations under Section 5.1(a). Further, Seller agrees and acknowledges that in addition to the conditions to Closing set forth in Section 8.1, Purchaser has no obligation to proceed to a Closing prior to the Termination Date as long as Purchaser has not received the requisite Liquor Licenses for each of the Restaurants. If, on the Termination Date, Purchaser has not received a Liquor License for each of the Restaurants and all of the other conditions to Closing set forth in Article VIII have been satisfied or waived, then Seller and Purchaser agree to consummate the transactions contemplated by this Agreement on the Termination Date (which will become the Closing Date) subject to clause (b) above of this Section 6.2.

6.3 Confidentiality. Purchaser and Seller, until the fifth (5th) anniversary of the date of this Agreement and notwithstanding the earlier termination of this Agreement, shall keep, and shall cause their Affiliates, attorneys, accountants, counsel, financial advisors and other representatives to keep, any and all Confidential Information (as defined below) confidential and not to disclose any Confidential Information to any Person other than such parties’ Affiliates, directors, managers, members, officers, employees or agents, and then only on a confidential basis; provided, however, that such parties may disclose Confidential Information (a) as required by law, rule, regulation or judicial process, including as required to be disclosed in connection with the consummation of the transactions contemplated by this Agreement, (b) to such parties’ attorneys, accountants and financial advisors who have agreed to keep the Confidential Information confidential in accordance with the terms hereof or (c) as requested or required by any Governmental Authority; and provided further that Purchaser may disclose such information to its financing sources. Purchaser may also disclose this Agreement and related Confidential Information to the creditors, customers or potential customers of the Seller to the extent Purchaser reasonably determines that such disclosure is appropriate to facilitate the fulfillment of the conditions precedent set forth in Article V hereof and to the extent the Confidential Information constitutes an Acquired Asset acquired by Purchaser, as necessary to run the Business after the Closing Date. For purposes of this Agreement, the term “Confidential Information” shall include all information about Purchaser and its Affiliates, on the one hand, and the Seller and its Affiliates on the other hand, which has been furnished to the other parties or their Affiliates pursuant to or in connection with this Agreement and any of the terms, conditions or other facts with respect to the negotiations of this Agreement; provided, however, that the term “Confidential Information” shall not be deemed to include information which (x) is or becomes generally available to the public other than as a result of a disclosure by Purchaser and its Affiliates, on the one hand, or the Seller and its Affiliates, on the other hand, not permitted by this Agreement, (y) was available to the disclosing party on a non-confidential basis prior to its disclosure by the other parties to this Agreement or (z) becomes available to the disclosing party on a non-confidential basis from a person other than the other parties to this Agreement who, to the knowledge of the disclosing party, is not otherwise bound by a confidentiality agreement with the other parties to this Agreement or is not otherwise prohibited from transmitting the relevant information to such parties.

6.4 Tax Matters.

(a) All material Tax Returns of Seller with respect to any Taxes that constitute Retained Liabilities and that are required to be filed after the Closing Date by Seller with respect to

Taxes for periods prior to the Closing Date which, if unpaid, might result in a lien on any of the Acquired Assets shall be filed by Seller and all Taxes payable pursuant thereto shall be paid by Seller.

(b) Purchaser and Seller and their respective Affiliates shall cooperate in the preparation and defense of all Tax Returns and Taxes with respect to the Business relating in whole or in part to taxable periods ending on or before or including the Closing Date that are required to be filed after such date. Such cooperation shall include furnishing prior years’ Tax Returns or Tax Return preparation packages with respect to the Business illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such party’s possession requested by the party filing such returns as is relevant to their preparation. In the case of any Tax Return, such cooperation shall also relate to any other taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information. After the Closing Date, each of Seller and Purchaser shall furnish the other with copies of all correspondence received from any Governmental Authority with respect to the Business in connection with any Tax audit or examination information request with respect to any period beginning prior to the Closing Date.

(c) Seller and its duly authorized representatives, at Seller’s expense, shall have the sole right to supervise or otherwise coordinate any Tax audit or examination process with respect to the Business and to negotiate, resolve, settle or contest any asserted adjustment to any Tax, or assert or prosecute any claim for refund or credit of any overpayment of any Tax for taxable periods ending on or before the Closing Date, provided that Seller shall not settle, resolve or compromise such examination without the written consent of Purchaser if such settlement, resolution, or compromise could affect in any way the Business or the Acquired Assets or the liability of Purchaser for any Taxes for any period. Except as otherwise provided herein or in any Ancillary Agreement, Seller shall be entitled to participate at its expense in the defense of any such claim relating to any taxable period that includes the Closing Date and, with the written consent of Purchaser at Seller’s sole expense, may assume the entire defense of such claim Without the prior written consent of Purchaser, Seller shall not take any action with respect to any Tax Return or any Tax that would have any material affect on any Liability of Purchaser for any Tax or the obligation of Purchase to file any Tax Return.

(d) Notwithstanding anything herein to the contrary, the parties (including any Affiliates and Persons acting on behalf of any party) agree that each party (and each employee, representative, or other agent of such party) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and Tax structure (as such terms are used in regulations promulgated under Code §6011) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or Tax analyses) provided to such party or such Person relating to such Tax treatment and Tax structure, except to the extent necessary to comply with any applicable federal or state securities laws; provided, however, that such disclosure may not be made until the earlier of the date of (i) public announcement of discussions relating to the transactions contemplated by this Agreement, or (ii) execution of this Agreement. This authorization is not intended to permit disclosure of any other information including (without limitation) (A) any portion of any materials to the extent not related to the transactions’ Tax treatment or Tax structure, (B) the identities of the parties hereto, (C) the existence or status of any negotiations relating to this Agreement, (D) any pricing or other financial information (except to the extent such pricing or financial information is related to the transactions’ Tax treatment or Tax structure), or (E) any other term or detail not relevant to the transactions’ Tax treatment or Tax structure.

(e) Seller shall pay any and all Taxes, filing fees, recording fees or similar charges applicable to the purchase and sale of the Acquired Assets. Seller and Purchaser shall cooperate to deliver, prepare and file with the proper Governmental Authorities and public officials, as and to the extent available and necessary, all appropriate exemption certificates or similar instruments as may be necessary to avoid the imposition of any sales, transfer and similar Taxes on the transfer of the Acquired Assets pursuant hereto.

6.5 Continuing Existence of Seller. Seller shall maintain its limited liability company existence and shall not liquidate or wind down its affairs for a period of not less than sixty (60) months after the Closing Date.

6.6 Post-Closing Audited Financial Statements. Seller shall cooperate in good faith (including making available appropriate employees and outside accountants and providing relevant information and access to relevant information), during normal business hours and upon reasonable advance notice, with Purchaser’s preparation within sixty (60) days after the Closing, at Purchaser’s expense, of audited financial statements (prepared in accordance with GAAP and Securities Exchange Act Reg. S-X) for the operations of Mitchell’s Fish Market, Columbus Fish Market, Cameron’s Steakhouse (Michigan) and Mitchell’s Steakhouse for the fiscal periods ended December 31, 2006 and December 30, 3007, together with a report on such financial information by the PCAOB registered accounting firm thereon.

6.7 Gift Cards. After the Closing Date it is contemplated that Gift Cards issued by Seller prior to the Closing Date and which are not redeemed prior to the Closing Date will be presented to Purchaser for redemption. Following the Closing Date, Purchaser shall recognize and honor such Gift Cards upon presentation. Subject to this Section 6.7 and the Gift Card Escrow Agreement, for a period of eighteen (18) months (the “Gift Card Liability Period”), Seller shall reimburse and indemnify Purchaser for any such amount in accordance with Section 7.2 and Section 7.8 hereof. Seller and Purchaser shall enter into the Gift Card Escrow Agreement to provide for a cash escrow in the amount provided therein and such agreement will have a term of twelve (12) months following the Closing Date. Following the twelfth month after the Closing Date, the Gift Card Escrow Agent shall deliver to Seller the remaining balance of the Gift Card Escrow Account in accordance with the Gift Card Escrow Agreement. Disbursements to Purchaser in connection with the redemption of Gift Cards during the period of the Gift Card Escrow Account shall be in accordance with the terms, and subject to the conditions, set forth in the Gift Card Escrow Agreement. Disbursements by Purchaser in connection with the redemption of Gift Cards after the twelfth month following the Closing Date but before the Gift Card Liability Period has expired will be promptly reimbursed to Purchaser on a monthly basis upon Seller’s receipt of documentation evidencing Purchaser’s redemptions; provided, however, that as of the thirteenth month following the Closing Date, Purchaser shall be liable for the first One Hundred Thousand Dollars ($100,000) of Gift Cards presented to Purchaser for redemption; provided, Seller shall reimburse and indemnify Purchaser for any amount in excess of such One Hundred Thousand Dollars ($100,000) during the six (6) months following the twelfth month following the Closing Date.

6.8 Redemption of Gift Cards. (a) Following the expiration of the Gift Card Liability Period, Purchaser shall continue to honor any Gift Cards issued by Seller prior to the Closing Date and presented to Purchaser for redemption, subject to Section 6.7 above.

(b) Following the Closing Date, Purchaser shall continue to honor any Bonus Cards issued by Seller prior to the Closing Date and presented to Purchaser for redemption. Purchaser shall not seek reimbursement from Seller for any Bonus Card redemption.

(c) From the date hereof, Seller shall only issue Promotional Cards in the Ordinary Course of Business. As of December 31, 2007, with respect to the Acquired Assets, Seller shall discontinue use of and will not longer issue Club Cards for use at any of the Restaurant locations.

6.9 Non-Solicitation of Seller’s Employees. For a period of eighteen (18) months following the Closing Date, Purchaser shall not knowingly solicit or employ, or seek to solicit or employ, any employee of Seller who is a store level manager, director level employee or a member of the Seller’s executive team as of the date hereof, to perform services or functions for Purchaser except as contemplated under the shared services agreement. Nothing in this Agreement shall prohibit Purchaser from hiring any such employee or officer of Seller whose employment is subsequently terminated by Seller for any reason.

6.10 Non-Solicitation of Purchaser’s Employees. From the date of this Agreement through and including the Closing Date, neither Seller or Mitchell shall knowingly solicit or employ, or seek to solicit or employ any existing key or management personnel of Purchaser or the Key Business Employees to perform any services or functions for Seller or Mitchell, except for such personnel employed by Purchaser and subsequently terminated by Purchaser.

6.11 Non-Competition. Both Mitchell and Seller will execute an agreement not to compete in the form attached hereto as Exhibit “D” and Exhibit “J”, respectively.

6.12 Use of “Mitchell.” As part of this Agreement, Seller is assigning to Purchaser the service mark “Mitchell’s Ocean Club”, the name/mark “Mitchell”, and the domain name “www. mitchellsoceanclub.com,” together with all of their good will. For the name/mark “Mitchell,” Purchaser agrees to grant to Seller at Closing an exclusive, non-assignable and royalty-free license to use only as set forth below. For mark “Mitchell’s Ocean Club,” Purchaser agrees to grant to Seller at Closing an exclusive, non-assignable and royalty-free license to use the mark “Mitchell’s Ocean Club” and the domain name “www.mitchellsoceanclub.com,” on the following terms.

(a) Mitchell’s Ocean Club: Seller may continue to use the service mark “Mitchell’s Ocean Club” at the current store location at 4002 Easton Station, Columbus, Ohio, 43219 for as long as Seller operates the business at this location. Seller is prohibited from assigning this license to any purchaser of the business at this location or moving the name to a new location.

(b) Cameron Mitchell Catering Company: Seller may use the name/mark “Mitchell” as part of the name “Cameron Mitchell Catering Company” in connection with Seller’s catering business located in Columbus, Ohio. Seller is prohibited from expanding the catering business outside of the Columbus, Ohio metropolitan area under the name “Cameron Mitchell Catering Company.” This right is not assignable to third parties who may purchase the catering business.

(c) Cameron Mitchell Restaurants, LLC. Seller may continue to use the name “Mitchell” in connection with “Cameron Mitchell Restaurants, LLC” as the name of the legal entity located in Columbus, Ohio for as long as Seller operates its business under such name.

(d) Domain Names. Seller may continue to use the name “Mitchell” and the domain names “www.cameronmitchellcatering.com” and “wvw.cameronmitchell.com.”

(e) M. Cameron Mitchell” and Cameron Mitchell. Seller and Purchaser acknowledge and agree that nothing in this Agreement or in any Ancillary Agreement prohibits or precludes Mitchell from using his legal name “M. Cameron Mitchell” or “Cameron Mitchell” in association with the future exploitation of, or the provision of, restaurant, lounge, catering or food services of any kind and scope worldwide, so long as Seller agrees not to use “M. Cameron Mitchell” or “Cameron Mitchell” as or in the name of any seafood and/or steakhouse dining business identical to or commercially similar to the Business and the restaurants owned and operated by Purchaser as of the Closing Date.

6.13 Cameron’s Steakhouse.

(a) As part of this Agreement, Purchaser is acquiring all right, title and interest to the name and mark “Cameron’s Steakhouse” in connection with “steakhouse and seafood restaurant services.” Seller recognizes that to the extent Seller retains ownership of the mark “Cameron’s” for all other restaurant services and seeks to register mark(s) using that name in the U.S. Patent & Trademark Office and Purchaser’s application for “Cameron’s Steakhouse” matures into a registration, there may be a finding by the Patent & Trademark Office that the marks as used by the different parties may cause a likelihood of confusion on each other and thus are not registrable under Section 2(d) of the Lanham Act (15 U.S.C. § 1052(d)). The parties agree to execute at the Closing a Consent Agreement in the form attached hereto as part of Exhibit B (F), in which each party recognizes the right of the other to own, use and register its respective mark(s) and agrees that the use of the same will not cause a likelihood of confusion. Mitchell also agrees to provide his consent to the use of his personal name “Cameron” as part of any application that is filed at the Patent & Trademark Office now or in the future by separate document in the form attached hereto as part of Exhibit B.

(b) Seller agrees to cease operating the Cameron’s Steakhouse location at 5750 North Port Washington Road, Glendale, Wisconsin 53217 and it is not part of the Acquired Assets. As Purchaser is acquiring all rights, title and interest in and to the mark “Cameron’s Steakhouse,” in connection with “steakhouse and seafood restaurant services”, it will grant to Seller a non-exclusive, non-assignable, royalty-free and temporary license (as set forth in the form attached hereto as part of Exhibit B) to use the mark only at this location for ninety (90) calendar days after the Closing Date in the event Seller has not ceased operating this location by the Closing Date.

(c) Nothing in this section 6.13 shall prohibit or preclude Seller from offering steak or seafood menu items in Seller’s provision of restaurant, lounge, food or catering services; provided that no such steak or seafood items shall be a primary or focal menu item(s) in the provision of such services.

6.14 Working Cash. Working Cash shall be reimbursed to Seller within five (5) calendar days after the Closing Date in the amount evidenced by the cross-receipt executed by both Purchaser and Seller on the Closing Date.

6.15 Real Property Leases. With respect to those Real Property Leases that as of the Closing Date have a remaining term of less than 10 years (including any renewal options exercisable by the lessee thereunder), after the Closing Date Seller shall use commercially reasonable efforts to assist Purchaser in obtaining an extension to, or an option to extend, such lease term on terms and conditions reasonably satisfactory to Purchaser; provided, Seller’s obligation hereunder shall expire six (6) months following the Closing Date.

6.16 Real Property Lease Notices. Seller will provide the Purchaser with copies of all notices from any landlord under each Real Property Lease within three (3) business days of receipt of such notice.

6.17 Bulk Sales Laws. Seller agrees to pay and discharge, when due, all claims of creditors that could be asserted against Purchaser by reason of noncompliance with any Bulk Sales Law applicable to the transactions anticipated by this Agreement.

6.18 Additional Assurances. At any time following the Closing Date, at Purchaser’s request and without further consideration, Seller shall provide such materials and information and take such actions as Purchaser may reasonably deem necessary or desirable in order to provide Purchaser with the rights and benefits intended to be conveyed under this Agreement and the Ancillary Agreements, including, without limitation any reasonable request by Purchaser for assistance (i) in connection with the Intellectual Property including any related filings or registrations or (ii) in connection with the Liquor Licenses or other Permits including the transfer thereof and such other assistance to apply for, obtain or make any authorizations, consents, filings, approvals, and Permits (including Liquor Licenses) necessary for Purchaser to conduct the Business and operate the Acquired Assets in the same manner conducted and operated by Seller on the date hereof.

6.19 Survivability. The provisions of this Article VI shall survive the Closing Date.

ARTICLE VII – INDEMNIFICATION

7.1 Survival of Representations. All of the representations and warranties of the parties contained in Articles III and IV this Agreement, along with the covenants set forth in Articles V, shall survive the Closing hereunder for a period of twelve (12) months (the “Limitation Period”); provided, however, that claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from either party to the breaching party prior to the expiration of the Limitation Period shall not thereafter be barred by the expiration of the relevant representation or warranty to the extent that it relates to such claims; and provided, further, that the representations set forth in Section 3.3, Authorization of Transaction; Section 3.4, Noncontravention; Section 3.5, Brokers’ and Consulting Fees, Section 3.6(a), Real Property, Section 3.7, Acquired Assets, Section 3.15, Tax Matters; Section 3.22, Employee Benefit Plans; and Section 3.23, Environmental, Health and Safety, and claims brought against Seller with respect to the intentional misrepresentations or fraud shall survive until the expiration of the applicable statute of limitations. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation.

7.2 Indemnification by Seller. Seller shall indemnify and hold harmless Purchaser and their respective members, managers, officers, employees, and other agents (collectively, the “Purchaser Indemnitees”) in respect of any and all damages (including diminution in value), losses, Liabilities, payments, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors and of expert witnesses and costs of investigation and preparation not related to or arising from the Assumed Liabilities) of any kind or nature whatsoever (collectively, “Damages”) asserted against or incurred by any Purchaser Indemnitee as a result of, in connection with or arising out of:

(a) Any breach or nonperformance (partial or total) of or inaccuracy in any representation, warranty, covenant or agreement of Seller or 1245 Properties contained herein, in the Seller Disclosure Schedule or in any Ancillary Agreement;

(b) 100% of the amount of any Gift Cards issued by Seller prior to the Closing Date and presented to Purchaser for redemption during the Gift Card Liability Period;

(c) The Retained Liabilities;

(d) Any Liability or obligation (other than the Assumed Liabilities) resulting from, arising out of or in connection with the Business as conducted or the ownership or the operation of the Acquired Assets on or prior to the Closing Date;

(e) Any losses or costs of defending against any claims which may be made against any Purchaser Indemnitee by any Person claiming violations by Seller of any local, state or federal laws relating to the employment by Seller of any employee of Seller including, but not limited to, wages, hours, concerted activity, nondiscrimination, occupational health and safety and the payment and withholding of Taxes of any kind or nature (except to the extent that Purchaser has assumed a Tax obligation pursuant to Section 6.1(e)), where such claims arise out of events, facts or circumstances occurring prior to the Closing Date;

(f) Any Liabilities that may arise from or relate to any obligations of Seller to be responsible under the Real Property Leases on or prior to the Closing Date;

(g) Any actual or threatened violation of or non-compliance with, or remedial obligation arising under, any Environmental, Health and Safety Law arising from any event, circumstance, activity, practice, incident, or action occurring prior to the Closing Date and relating in any way to the Acquired Assets or the Business;

(h) The failure to comply with any Bulk Sales Law in connection the transactions contemplated by this Agreement;

(i) Any legal action or proceeding threatened or commenced by a Person owning or holding (directly or indirectly) a membership or other ownership interest in Seller relating to the transactions contemplated by this Agreement; or

(j) Any Liabilities that may arise from or relate to Seller’s or Seller’s ERISA Affiliate’s failure to maintain a Health Plan after the Closing Date and provide continuation health coverage pursuant to COBRA for all M&A Qualified Beneficiaries.

7.3 Indemnification by Purchaser. Purchaser shall indemnify and hold harmless Seller and its managing member, members, officers, employees and other agents (collectively, the “Seller Indemnitees”) in respect of any Damages asserted against or incurred by any Seller Indemnitee as a result of, in connection with, or arising out of:

(a) Any material breach or nonperformance (partial or total) of or material inaccuracy in any representation, warranty, covenant or agreement of Purchaser contained herein or in any Ancillary Agreement;

(b) Any Liability or obligation arising out of Purchaser’s use of the Acquired Assets or the operation of the Business after the Closing Date and not resulting from a breach of any representation, warranty or covenant made herein by Seller;

(c) The Assumed Liabilities;

(d) Any losses or costs of defending against any claims which may be made against any Seller Indemnitee by any Person claiming violations by Purchaser of any local, state or federal laws relating to the employment by Purchaser of any former employee of Seller including, but not limited to, wages, hours, concerted activity, nondiscrimination, occupational health and safety and the payment and withholding of Taxes of any kind or nature, where such claims arise out of events, facts or circumstances occurring after the Closing Date and not resulting from a breach of any representation, warranty or covenant made herein by Seller;

(e) Any Liabilities that may arise from or relate to any obligations of Purchaser to be responsible under the Real Property Leases after the Closing Date;

(f) Any Liability arising out of or relating to any inspections or other activities or the acts or omissions of Purchaser, its agents or employees in connection with the inspections permitted under Section 5.7;

(g) Any Liability associated with the presentation to Purchaser of Gift Cards for redemption during the six months following the twelfth month following the Closing Date up to the amount of One Hundred Thousand Dollars ($100,000); or

(h) Any actual or threatened violation of or non-compliance with, or remedial obligation arising under, any Environmental, Health and Safety Law arising from any event, circumstance, activity, practice, incident, or action occurring after the Closing Date and relating in any way to the Acquired Assets or the business of Purchaser and not resulting from a breach of any representation, warranty or covenant made herein by Seller.

7.4 Prosecution of Indemnification Claims. The respective obligations of Seller to indemnify the Purchaser Indemnitees under Section 7.2 and the respective obligations of Purchaser to indemnify the Seller Indemnitees under Section 7.3 hereof, in each case resulting from the assertion of Liability by a third party (each, as the case may be, a “Claim”), shall be further subject to the following terms and conditions:

(a) Any party against whom any Claim is asserted shall give the party (or parties) required to provide indemnity hereunder written notice of such Claim promptly after learning of such Claim, and the indemnifying party may at its option undertake the defense thereof with counsel chosen by it but reasonably satisfactory to the indemnified party. Failure to give prompt notice of a Claim hereunder shall not affect the indemnifying party’s obligations under this Section 7.4, except to the extent the indemnifying party is materially prejudiced by such failure to give prompt notice. If the indemnifying party, within 30 days after notice of any such Claim, or such shorter period as is reasonably required, fails to assume the defense of such Claim, the Purchaser Indemnitee or Seller Indemnitee, as the case may be (each, an “Indemnitee”), against whom such Claim has been made shall have the right, but shall not be obligated, to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk, and at the expense, of the indemnifying party.

(b) Anything in this Section 7.4 to the contrary notwithstanding, the indemnifying party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment (a) which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all Liability in respect of such action, suit or proceeding or (b) for other than monetary damages without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld.

7.5 Liability Escrow Arrangement. On the Closing Date, Seller shall deposit a cash amount equal to ten percent (10%) of the Purchase Price (the “Liability Escrow Fund”) with a banking or other financial institution selected by Purchaser with the reasonable consent of Seller as escrow agent, such deposit to be governed by the terms set forth herein and in the Escrow Agreement attached hereto as Exhibit “H.” The Escrow Fund shall be available solely to compensate the Purchaser Indemnities pursuant to the indemnification obligations of Seller (exclusive of the Gift Card indemnification in clause (b)) set forth in Section 7.2 above.

7.6 Limitations.

(a) Notwithstanding anything to the contrary in this Article VII, in no event shall the liability of Seller for Damages, whether pursuant to indemnification of the Purchaser Indemnities pursuant to Section 7.2 hereof or otherwise, exceed in the aggregate more than fifteen percent (15%) of the Purchase Price; provided, the Purchaser Indemnities shall not be entitled to make a claim for indemnification under Section 7.2 hereof unless and until the aggregate Damages suffered or incurred by the Purchaser Indemnitees exceed Five Hundred Thousand Dollars ($500,000) (it being understood and agreed that the Five Hundred Thousand Dollars ($500,000) is intended as a deductible), and the Seller shall not be liable for the first Five Hundred Thousand Dollars ($500,000) of Damages for which the Purchaser Indemnities are entitled to indemnification. However, this Section 7.6 will not apply to claims under Section 7.2(a) for breach of any obligation of Seller in Article V or Article VI, or to claims under Section 7.2(b) or Section 7.2(c), or to matters arising in respect of Sections 3.5, 3.6,. 3.7, or 3.15, or any intentional breach by Seller of any covenant or obligation.

(b) Notwithstanding anything to the contrary in this Article VII, in no event shall the liability of Purchaser for Damages, whether pursuant to indemnification of the Seller Indemnities pursuant to Section 7.3 hereof or otherwise, exceed in the aggregate more than fifteen percent (15%) of the Purchase Price; provided, the Seller Indemnities shall not be entitled to make a claim for indemnification under Section 7.3 hereof unless and until the aggregate Damages suffered or incurred by the Seller Indemnitees exceed Five Hundred Thousand Dollars ($500,000) (it being understood and agreed that the Five Hundred Thousand Dollars ($500,000) is intended as a deductible), and Purchaser shall not be liable for the first Five Hundred Thousand Dollars ($500,000) of Damages for which the Seller Indemnities are entitled to indemnification. However, this Section 7.6(b) will not apply to claims under Section 7.3(a) for breach of any obligation of Purchaser in Article V or Article VI, or to claims under Section 7.3(c) or Section 7.3(g) or to matters arising in respect of Section 4.4 or 4.6, or any intentional breach by Purchaser of any covenant or obligation.

7.7 Amount of Damages. The amount of any Damages for which indemnification is available under this Article VII shall be determined after giving effect to any Tax benefits or insurance recoveries that are available to any Indemnitee with respect to all or a portion of such Damages (provided that no offset or deduction shall be made if the Indemnitee fails to realize such benefits or recoveries after having taken commercially reasonable efforts to do so), and an Indemnitee shall take such actions as are commercially reasonable to mitigate any such Damages.

7.8 Gift Card Escrow Account. At the Closing, Purchaser, Seller and a banking or other financial institution selected by Purchaser with the reasonable consent of Seller, as the Gift Card escrow agent, shall enter into an escrow agreement in form and substance as set forth in Exhibit “I” hereof (the “Gift Card Escrow Agreement”).

7.9 Indemnification of Mitchell. Purchaser shall indemnify and hold harmless Mitchell from any personal guaranty of any obligation of Purchaser accruing after the Closing Date for which a release is not obtained pursuant to Section 5.1(i), pursuant to an agreement in form and having terms and conditions mutually satisfactory to Mitchell and Purchaser.

ARTICLE VIII – CLOSING CONDITIONS

8.1 Conditions to the Obligations of Purchaser. Each and every obligation of Purchaser hereunder shall be subject to the satisfaction, as of Closing, of each of the following conditions, each of which can be waived by Purchaser, but only in writing:

(a) All of the representations and warranties of Seller set forth in Article III above shall be true and correct as of the date hereof and shall be deemed to have been made again at Closing and shall then be true and correct except for representations and warranties as of a specified date, which shall be true and correct as of such date;

(b) Each of the covenants and other obligations of Seller to be performed by it on or before Closing pursuant to the terms hereof shall have been duly performed and complied with in all material respects;

(c) No action, suit, or proceeding shall be pending before any court or governmental agency or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of Purchaser to own the Acquired Assets and to operate the Business;

(d) Seller shall have obtained a release or releases or other appropriate documents as may be necessary to enable Purchaser to cancel or release any and all Liens encumbering or otherwise affecting any of the Acquired Assets other than the Permitted Liens and Seller shall have delivered to Purchaser a certified Uniform Commercial Code or equivalent search in the name of the Seller, performed in each jurisdiction where the Acquired Assets of Seller are located and where Seller’s Chief Executive Office (as that term is used under the Uniform Commercial Code in the state wherein such search is being performed) is located, dated not more than 30 days prior to the Closing Date showing no Liens of record encumbering the Acquired Assets other than Permitted Liens and Liens to be released hereunder;

(e) The expiration or early termination of the applicable waiting period under the H-S-R Act;

(f) Seller shall have delivered to Purchaser a certificate, in form reasonably satisfactory to Purchaser, to the effect that each of the conditions specified above in Section 8.l(a)-(c) and (e) has been satisfied in all material respects;

(g) There shall have been no material adverse change in the condition or character of the Fee Owned Property, any Real Property Lease or any Restaurant and there shall have been no event or circumstance that has had or could reasonably be expected to have a material adverse change on the operations, financial condition or prospects of any Restaurant, in each case, between the date of the Most Recent Financial Statement and the Closing Date;

(h) Since the date of the Most Recent Financial Statement, there shall not have been a Material Adverse Effect;

(i) Seller shall have delivered to Purchaser the Financial Statements described in Section 5.l(m);

(j) The Inventory level at each Restaurant location as of the Closing Date shall be sufficient to operate each Restaurant location in the Ordinary Course of Business.

(k) Seller shall have delivered all of the executed agreements and other instruments required to be delivered by Seller pursuant to Section 2.9 hereof;

(l) Seller shall have delivered any executed assignments of copyrightable works delivered to Seller pursuant to Section 5.1(o);

(m) Mitchell shall have executed and delivered the Non-Compete and Non-Solicitation Agreement in the form attached hereto as Exhibit “J”;

(n) Seller shall have delivered to Purchaser from its members holding at least fifty one percent (51%) of its voting power as of the Closing Date a consent, release and discharge of Purchaser, its executive officers, managers, employees, directors, subsidiaries, Affiliates, attorneys and agents in substantially the form of Exhibit “Q” from all Damages that may arise in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

(o) Seller shall have delivered to Purchaser a legal opinion of Seller’s counsel, in form and substance attached hereto as Exhibit “K”;

(p) All actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby are reasonably satisfactory in form and substance to Purchaser;

(q) Receipt by Purchaser of the Material Consents and Permits (other than the Liquor Licenses) and subject to Section 6.2, receipt by Purchaser of such other authorizations, consents, filings and approvals necessary to permit Seller to perform the transactions contemplated hereby, and all authorizations, consents, filings, licenses, permits and approvals necessary to permit Purchaser to continue the Business of Seller and to own and operate the Acquired Assets in the manner now conducted, owned and operated by Seller as obtained, made or given, in form and substance reasonably satisfactory to Purchaser, not subject to the satisfaction of any condition that has not been satisfied or waived and in full force and effect; and all terminations or expirations of waiting periods imposed by any Governmental Authority necessary for the transactions contemplated under this Agreement, if any, shall have occurred;

(r) A certificate of the Secretary of the Seller, dated the Closing Date, (i) setting forth the resolutions of the manager authorizing the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby, (ii) certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date, (iii) certifying as to the incumbency of the officers of the Seller executing this Agreement and any Ancillary Agreement to which it is a party, (iv) certifying as to the validity and completeness of the Articles of Organization and Operating Agreement of the Seller delivered to Purchaser prior to the Closing Date including the Operating Agreement amendment provided for under Section 5.1(k) and (v) certifying as to the identity and voting percentage of the equity members of Seller as of the Closing Date.

(s) A certificate of full force and effect of Seller dated a date reasonably approximate to the Closing Date, issued by the Secretary of State of the entity’s state of organization and each state where the Seller operates its Business, and to the extent reasonably available in each state wherein a Restaurant is located, a letter from that state’s Department of Revenue certifying as to the timely filing of all sales, use and similar Tax reports and the timely payment of all sales, use and similar Taxes by Seller;

(t) Seller shall have delivered to Purchaser (i) an estoppel and consent agreement executed by the landlord under each Real Property Lease in substantially the form of Exhibit “M” (each an “Estoppel and Consent”), (ii) fully executed amendments to certain Real Property Leases as provided under Section 5.1(l) and (iii) evidence satisfactory to Purchaser of the payment in full of all loans, advances, notes and other instruments due any landlord under the Real Property Leases;

(u) An assignment of any all insurance proceeds (or an assignment of the right to receive all such proceeds) to which Purchaser may be entitled under Section 5.2 hereof; and

(v) Each Restaurant location shall have Working Cash on hand, the amount of which shall be evidenced by a cross receipt in substantially the form attached hereto as Exhibit “P” signed by Purchaser and Seller as of the Closing Date;

(w) Seller shall have delivered to Purchaser for each of the Restaurants the general manager description set forth in Section 5.1(p).

(x) Seller shall have delivered to Purchaser satisfactory evidence of the payoff of all equipment leases and equipment loans or advances set forth in Section 5.4 of the Seller Disclosure Schedule.

8.2 Conditions to the Obligations of Seller. Each and every obligation of Seller hereunder shall be subject to the satisfaction, as of Closing, of each of the following conditions, each of which can be waived by Seller, but only in writing:

(a) Purchaser shall have delivered to Seller at Closing the Purchase Price, less any funds delivered into escrow, in cash in United States dollars, by wire transfer of immediately available funds in accordance with written instructions provided to Purchaser by Seller;

(b) All of the representations and warranties of Purchaser set forth in Article IV above shall be true and correct as of the date hereof and shall be deemed to have been made again at Closing and shall then be true and correct in all material respects;

(c) Each of the covenants and other obligations of Purchaser to be performed by it on or before Closing pursuant to the terms hereof shall have been duly performed and complied with in all material respects;

(d) The expiration or early termination of the applicable waiting period under the H-S-R Act;

(e) No action, suit, or proceeding shall be pending before any court or governmental agency or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(f) Purchaser shall have delivered to Seller certificates, in form reasonably satisfactory to Seller, to the effect that each of the conditions specified above in Section 8.2(b)-(c) has been satisfied in all material respects;

(g) Purchaser shall have delivered to Seller all of the executed agreements and other instruments required to be delivered by Purchaser pursuant to Section 2.9 hereof; and

(h) All actions to be taken by Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby are reasonably satisfactory in form and substance to Seller.

ARTICLE IX – TERMINATION

9.1 Mutual Consent. This Agreement may be terminated by the mutual written consent of Purchaser and Seller.

9.2 By Either Purchaser or Seller. This Agreement may be terminated by either Purchaser or Seller at any time prior to Closing if:

(a) any law or regulation that materially restricts the consummation of the transactions contemplated by this Agreement or makes the consummation of the transactions illegal or if a judgment, injunction, order or decree of a court or other competent Governmental Authority enjoining Purchaser or Seller from consummating the transactions contemplated by this Agreement shall have been entered, and such judgment, injunction, order or decree shall have become final and nonappealable; provided, a party may not terminate this Agreement pursuant to this Section 9.2(a) if it or its Affiliates’ failure to perform its obligations under this Agreement resulted in or substantially contributed to the issuance of such judgment, injunction, order or decree; or

(b) if the Closing Date shall not be on or before February 29, 2008 (the “Termination Date”).

Notwithstanding Sections 9.3 and 9.4 hereof, a party who is in breach of any of its obligations or representations and warranties hereunder shall not have the right to terminate this Agreement pursuant to Section 9.2(a) or (b).

9.3 By Purchaser. This Agreement maybe terminated by Purchaser if a Material Adverse Effect occurs or if a material default shall be made by Seller in the observance of or in the due and timely performance of any of the agreements or covenants of Seller herein contained, or if there shall have been a breach by Seller of any of the warranties and representations of Seller herein contained, or if any of the conditions to the obligations of Purchaser shall not have occurred and the noncompliance, nonperformance, breach or failure to occur, as applicable, shall not have been waived by Purchaser; provided, that if such breach is of a nature that it may be cured and as determined in the sole discretion of Purchaser, such breach or subsequent cure causes no adverse effect to Purchaser, Purchaser shall not be entitled to terminate this Agreement pursuant to this Section 9.3 unless such breach causes no adverse effect to Purchaser, as determined in the sole discretion of Purchaser and remains uncured for 30 days after written notice thereof shall have been received by Seller.

9.4 By Seller. This Agreement may be terminated by Seller if a material default shall be made by Purchaser in the observance of or in the due and timely performance by Purchaser of any of the agreements or covenants of Purchaser herein contained, or if there shall have been a breach by Purchaser of any of the warranties and representations of Purchaser herein contained, or if any of the conditions to the obligations of Seller shall not have occurred and the noncompliance, nonperformance, breach or failure to occur, as applicable, shall not have been waived by Seller; provided, that if such breach is of a nature that it may be cured, Seller shall not be entitled to terminate this Agreement pursuant to this Section 9.4 unless such breach remains uncured for 30 days after written notice thereof shall have been received by Purchaser.

9.5 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, 9.2, 9.3 or 9.4 above, all rights and obligations of the parties hereunder shall terminate without any liability to any other party hereto; provided, however, that if the basis of termination is a material breach or default by Purchaser, on the one hand, or Seller, on the other hand, of one or more of the provisions of this Agreement, the party or parties then in breach or default shall be liable to the nonbreaching party or parties for all Damages resulting from such breach or default.

ARTICLE X – MISCELLANEOUS

10.1 Press Releases and Public Announcements. Prior to Closing, no party shall make any press release or other public disclosure of this transaction without the prior written consent of the other parties hereto; provided, however, that Purchaser may make any public disclosure it believes in good faith is required by applicable law, rule or regulation or any listing or trading agreement or the rules or requirements of any stock exchange concerning its publicly traded securities (in which case, Purchaser shall use commercially reasonable efforts to advise Seller prior to making such disclosure).

10.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, except Mitchell with respect to Section 5.1(i) and Section 7.9 hereof.

10.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings,

agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof including, without limitation, that certain Offer Letter, dated as of October 15, 2007, by and among Seller, 1245 Properties, Mitchell, and Purchaser.

10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any Ancillary Agreement or any of its rights, interests, or obligations hereunder or thereunder without the prior written approval of the other parties hereto or thereto, except that Purchaser may assign some or all of its rights, interests and obligations pursuant to this Agreement and the Ancillary Agreements to one or more one of its subsidiaries without the consent of Seller; provided that Purchaser shall remain liable for its obligations hereunder.

10.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

10.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if served personally, on the day of such service, or (ii) if mailed by certified or registered mail (return receipt requested), on the second business day after mailing, and (iii) if transmitted by recognized overnight carrier, on the next business day after tender to the carrier. Such communications shall be sent to the following addresses:

If to Seller:	Cameron Mitchell Restaurants, LLC
515 Park Street
Columbus, Ohio 43215
Attn: CMR Management, Inc., President
Fax: 614-621-1020

Copy to:	Richard J. Helmreich, Esq.
Porter, Wright, Morris & Arthur, LLP
41 South High St.
Columbus, OH 43215
Fax: 614-227-2100

If to Purchaser:	Ruth’s Chris Steakhouse, Inc.
500 International Pkwy, Suite 100
Heathrow, Florida 32746
Attn: Craig S. Miller, President/CEO
Fax: 407-833-9625

Copy to:	Ruth’s Chris Steakhouse, Inc.
500 International Pkwy, Suite 100
Heathrow, Florida 32746
Attn: Thomas E. O’Keefe, General Counsel
Attn: 407-833-9625

If to 1245 Properties:	1245 Properties LLC
c/o Cameron Mitchell Restaurants, LLC
515 Park Street
Columbus, Ohio 43215
Attn: CMR Management, Inc., President
Fax: 614-621-1020

Copy to:	Richard J. Helmreich, Esq.
Porter, Wright, Morris & Arthur, LLP
41 South High St.
Columbus, OH 43215
Fax: 614-227-2100

If to Mitchell:	M. Cameron Mitchell
c/o Cameron Mitchell Restaurants, LLC
515 Park Street
Columbus, Ohio 43215
Attn: CMR Management, Inc., President
Fax: 614-621-1020

Copy to:	Richard J. Helmreich, Esq.
Porter, Wright, Morris & Arthur, LLP
41 South High St.
Columbus, OH 43215
Fax: 614-227-2100

Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Ohio.

10.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing, signed by each of the parties hereto and identified in such writing as an amendment to this Agreement. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

10.11 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

10.12 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

10.13 Litigation Expense. In any action brought by a party hereto to enforce the obligations of the other parties hereto, the prevailing party shall be entitled to collect from the other parties to such action such prevailing parties’ reasonable attorneys’ and accountants’ fees, court costs and other expenses incidental to such litigation.

10.14 Specific Performance. Each of the parties acknowledges and agrees that the other parties will be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which it may be entitled, at law or in equity.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

CAMERON MITCHELL RESTAURANTS, LLC, an Ohio limited liability company

By:	CMR Management, Inc.,
its Manager

By:	/s/ M. Cameron Mitchell
M. Cameron Mitchell,
President

PURCHASER:

RUTH’S CHRIS STEAK HOUSE, INC., a Delaware corporation

By:	/s/ Craig S. Miller
Craig S. Miller,
President/CEO

INTERVENERS:

/s/ M. Cameron Mitchell
M. Cameron Mitchell

1245 PROPERTIES, LLC, an Ohio limited liability company

By:	/s/ M. Cameron Mitchell
Name:	M. Cameron Mitchell
Title:	Authorized Agent

Asset Purchase Agreement Signature Page

Execution Version

DISCLOSURE SCHEDULE

To The

ASSET PURCHASE AGREEMENT

By and Between

CAMERON MITCHELL RESTAURANTS, LLC,

And

RUTH’S CHRIS STEAK HOUSE, INC.

November 6, 2007

Reference is made to that certain Asset Purchase Agreement (the “Agreement”) dated as of November 6, 2007, by and between Cameron Mitchell Restaurants, LLC, an Ohio limited liability company (“Seller”), Ruth’s Chris Steak House, Inc., a Delaware corporation (“Purchaser”), M. Cameron Mitchell, an individual, and 1245 Properties, LLC, an Ohio limited liability company. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Agreement.

These Schedules are qualified in their entirety by reference to specific provisions of the Agreement. Inclusion of information or references herein shall not be construed as an admission that such information is material to either of the Purchaser or the Seller and shall not be used as a basis for interpreting the terms “material,” “materially,” “materiality,” “Material Adverse Effect,” or any similar term or qualification in the Agreement.

Each item disclosed in these Schedules shall constitute an exception to any representation or warranty to which it relates and, provided that the applicability of such item is reasonably apparent, shall be deemed to be disclosed with respect to each section of these Schedules and for any representation or warranty contained in the Agreement. Matters reflected in these Schedules are not necessarily limited to matters required by the Agreement to be reflected herein, and the inclusion of such matters shall not be deemed to be an admission that such matters were required to be reflected herein. Such additional matters are set forth for informational purposes only.

Headings have been inserted for each of these schedules for convenience of reference only and shall to no extent have the effect or amending or changing the express description of each such Schedule as set forth in the Agreement.

Execution Version

Schedule 1.1(c)

Restaurants & Trade Names

Columbus Fish Market

Columbus (Grandview), OH

Columbus (Crosswoods), OH

Mitchell’s Fish Market

Scottsdale/Kierland Crossing, AZ

Stamford, CT

Jacksonville, FL

Sandestin, FL

Tampa, FL

Glenview, IL

Carmel, IN

Louisville, KY

Newport, KY

Birmingham, MI

Lansing, MI

Livonia, MI

Rochester Hills, MI

West Chester, OH

Woodmere, OH

Homestead, PA

Pittsburgh, PA

Brookfield, WI

Mitchell’s Steakhouse*

Columbus (Downtown), OH

* Relocation of Columbus (Crosswoods), OH to Polaris Fashion Square Mall, Columbus, OH

Cameron’s Steakhouse

Scottsdale/Kierland Crossing, AZ

Birmingham, MI

Letters of intent

Overland Park, KS

Execution Version

Schedule 3.2

Governmental Consents

1. Expiration or early termination of waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended, with respect to review of transaction by the Federal Trade Commission and United States Department of Justice, Antitrust Division.

2. Those permits listed on Schedule 3.14

Execution Version

Schedule 3.4

Consents

Lease consents

Lease No. 11	Columbus (Polaris), OH (Steakhouse)
Lease No. 107	Columbus (Downtown), OH (Steakhouse)
Lease No. 108	Columbus (Grandview), OH (Columbus Fish Market)
Lease No. 110	Columbus (Crosswoods), OH (Columbus Fish Market)
Lease No. 113	Pittsburgh, PA
Lease No. 116	Newport, KY
Lease No. 117	Louisville, KY
Lease No. 120	Lansing, MI
Lease No. 121	Birmingham, MI (Fish Market)
Lease No. 122	Woodmere, OH
Lease No. 123	West Chester, OH
Lease No. 124	Glenview, IL
Lease No. 125	Carmel, IN
Lease No. 126	Livonia, MI
Lease No. 127	Birmingham, MI (Steakhouse)
Lease No. 128	Homestead, PA
Lease No. 129	Tampa, FL
Lease No. 130	Rochester Hills, MI
Lease No. 132	Brookfield, WI
Lease No. 134	Stamford, CT
Lease No. 135	Jacksonville, FL
Lease No. 136	Sandestin, FL
None	Scottsdale/Kierland Crossing, AZ (Fish Market)
Lease No. 139	Scottsdale/Kierland Crossing, AZ (Steakhouse)

Lender consents

1. The Huntington National Bank: Senior Loan: September 11, 2006.

41 South High Street

Columbus, Oh 43287

Attn: Frank J. Capella

Tel: 614-480-5067

Fax: 614-480-4999

2. The Huntington Capital Investment Company: Subordinated Loan: June 29, 2007.

41 South High Street

Columbus, Oh 43287

Attn: Frank J. Capella

Tel: 614-480-5067

Fax: 614-480-4999

Execution Version

Schedule 3.6

Real Property

1. 1245 Olentangy River Road, Columbus, Ohio 43212

Parcel Identification: 010-095007-00

010-095006-00

Legal Description:

Situated in the County of Franklin, in the State of Ohio, and in the City of Columbus:

TRACT ONE: Being a part of Lot No. Eight (8) of WILLIAM NEIL’S HEIRS LAND, as the same is numbered and delineated upon the recorded plat thereof, of record in Plat Book 3, page 168, Recorder’s Office, Franklin County, Ohio, and being a part of a 16.55 acre tract conveyed to Samuel Melton by deed of record in Deed Book 1338, page 32, Recorder’s Office, Franklin County, Ohio, said part being more particularly described as follows:

Beginning at an iron pin in the west line of Olentangy Boulevard, said iron pin bearing North 3° 32’ 125.00 feet; thence North 14° 38’ West 200.00 feet along chords of a curve of radius 840.00 feet from an iron pin at the northwest corner of the intersection of Third Avenue and Olentangy Boulevard, said beginning point also being the northeast corner of a 2.386 acre tract formerly owned by the Renan Realty Company; thence North 87° 00’ 20” West along the north line of said 2.386 acre tract 400.00 feet to an iron pin at the northwest comer of said 2.386 acre tract; thence along a curve to the left a radius of 227.51 feet and along the east line of the proposed Fourth Avenue to an iron pin, the chord of said curve bearing North 22° 18’ 30” West 94.90 feet; thence North 34° 21’ 30” West along the east line of said Fourth Avenue 18.80 feet to an iron pin; thence along a curve to the right of a radius of 25.00 feet and continuing along the east line of said Fourth Avenue to an iron pin, the chord of said curve bearing North 1° 24’ East 29.22 feet; thence North 37° 09’ East and continuing along the southeast line of said Fourth Avenue 269.38 feet to an iron pin in the west line of Olentangy Boulevard; thence along a curve to the right of radius 840.00 feet and the west line of Olentangy Boulevard to the place of beginning, the chord of said curve bearing South 37° 31’ East 464.13 feet, the described tract containing 2.220 acres of land.

TRACT TWO: Beginning at an iron pin in the west line of Olentangy Boulevard, said iron pin bearing North 3° 32’ West 125.00 feet, thence North 14° 38’ West 200.00 feet, thence North 37° 31’ West 464.13 feet along chords of a curve of radius 840.00 feet from an iron pin at the northwest corner of the intersection of West Third Avenue and Olentangy Boulevard, said beginning point also being the northeast corner of a 2.220 acre tract and the southwest comer of the intersection of Fourth Avenue as proposed and Olentangy Boulevard; thence South 37° 09’ West along the south line of said Fourth Avenue as proposed and the north line of said 2.220 acre tract 269.38 feet to an iron pin; thence continuing with said lines along a curve to the left of radius 25.00 feet to an iron pin, the long chord of said curve bearing South 1° 24’ West 29.22 feet; thence continuing with said lines South 34° 21’ 30” East 18.80 feet to an iron pin; thence continuing with said lines along a curve to the right of, radius 227.51 feet to an iron pin at the southwest corner of said 2.220 acre tract, the long chord of said curve bearing South 22° 18’ 30” East 94.90 feet; thence South

Execution Version

79° 44’ West across the east one-half of said Fourth Avenue 25.00 feet to a railroad spike; thence along a curve to the left and along the centerline of said proposed street to a point; the radius of which curve is 202.51 feet and the long chord of which bears North 22° 18’ 30” West 84.50 feet; thence North 34° 21’ 30” West along the centerline of said proposed street 18.80 feet to an iron pin; thence along the centerline of said proposed street and with a curve to the right of radius 50.00 feet, the chord of which bears North 1° 24’ East 58.44 feet to an iron pin; thence North 37° 09’ East along the centerline of said proposed street 268.67 feet to a point in the west line of Olentangy Boulevard; thence along the west line of Olentangy Boulevard and across the South one-half of said proposed street, along a curve to the right of radius 840.00 feet, the chord of which bears South 54° 23’ East 25.02 feet to the place of beginning, containing 0.244 acres.

Also all rights acquired by the Grantor herein and subject to the terms and conditions of a certain contract recorded in Deed Book Volume 1482, page 438, Recorder’s Office, Franklin County, Ohio.

Execution Version

Schedule 3.8

Real Property Leases

Leases

Lease No. 11	Columbus (Polaris), OH (Steakhouse)
Lease No. 107	Columbus (Downtown), OH (Steakhouse)
Lease No. 108	Columbus (Grandview), OH (Columbus Fish Market)
Lease No. 110	Columbus (Crosswoods), OH (Columbus Fish Market)
Lease No. 113	Pittsburgh, PA
Lease No. 116	Newport, KY
Lease No. 117	Louisville, KY
Lease No. 120	Lansing, MI
Lease No. 121	Birmingham, MI (Fish Market)
Lease No. 122	Woodmere, OH
Lease No. 123	West Chester, OH
Lease No. 124	Glenview, IL
Lease No. 125	Carmel, IN
Lease No. 126	Livonia, MI
Lease No. 127	Birmingham, MI (Steakhouse)
Lease No. 128	Homestead, PA
Lease No. 129	Tampa, FL
Lease No. 130	Rochester Hills, MI
Lease No. 132	Brookfield, WI
Lease No. 134	Stamford, CT
Lease No. 135	Jacksonville, FL
Lease No. 136	Sandestin, FL
Lease No. 139	Scottsdale/Kierland Crossing, AZ (Steakhouse)

Execution Version

Schedule 3.8(n)

Parking

[To be confirmed by S. Connaughton upon arrival in Florida]

1.	Columbus (Downtown) Steakhouse – Valet Parking through Parking Solutions.

2.	Birmingham, MI (Fish Market) – Valet Parking through 4Star Valet.

3.	Birmingham, MI (Steakhouse) – Valet Parking through 4Star Valet.

Execution Version

Schedule 3.8(p)

Landlord Advances

Oriqinal Loan Amount	Lender	Location	Lender Address
$450,000.00	Cincinnati Speciality Center, LLC	Mitchell’s Fish Market Newport, KY	150 E. Broad St. Columbus, OH 43215

$400,000.00	Lansing Pavilion, LLC	Mitchell’s Fish Market Lansing, Ml	3805 Edwards Road, Suite 700, Cincinnati, OH

$300,000.00	CBL & Associates Properties, Inc.	Mitchell’s Fish Market Brookfield, Wl	2030 Hamilton Place Blvd, Suite 2030, Chattanooga, 6000

Execution Version

Schedule 3.14

Legal Compliance – Permits

Concept	Location	Item	Current Permit/License #	Transferable or new?
MFM	Columbus Grandview	Alarm User License (A)	9951939	Apply for new

MFM	Columbus Grandview	Food Service Operation	PR0003366-PT0003399	Apply for new

MFM	Columbus Grandview	Liquor License	1204670-0085	Transferable

MFM	Columbus Grandview	Place of Assembly	07-000250-01	Apply for new

MFM	Columbus Grandview	Vendor’s License	25-308521	Apply for new

MFM	Columbus Crosswoods	Alarm User License (A)	9952568	Apply for new

MFM	Columbus Crosswoods	Food Service Operation	PR0003372-PT0003405	Apply for new

MFM	Columbus Crosswoods	Liquor License	1204670-0040	Transferable

MFM	Columbus Crosswoods	Place of Assembly	07-019753-01	Apply for new

MFM	Columbus Crosswoods	Vendor’s License	25-288119	Apply for new

MFM	Homestead, PA	Health Dept. Permit	200706120024	Apply for new

MFM	Homestead, PA	Liquor License	R 10113	Transferable

MFM	Homestead, PA	Sales Tax License	81560821	Apply for new

MFM	Homestead, PA	Business Privilege License		Apply for new

MFM	Homestead, PA	Wholesale Liquor Purchase Permit	311517	Apply for new

MFM	Newport, KY	Campbell County Occupational License	CAMMITC500	Apply for new

MFM	Newport, KY	Certificate of Occupancy	DHBC Case No 094538-009-0	n/a

MFM	Newport, KY	Food Service Operation	66603	Apply for new

MFM	Newport, KY	Liquor A.B.C. License	019-RD-2004 019-B-5898 019-SD-1157	Apply for new

MFM	Newport, KY	Malt Beverage License	088	Apply for new

MFM	Newport, KY	Occupational License	4352	Apply for new

MFM	Newport, KY	Sales Tax License	229598	Apply for new

Execution Version

MFM	Louisville, KY	Certificate of Occupancy	Project No. 01B3235	n/a

MFM	Louisville, KY	Food Service Operation		Transferable

MFM	Louisville, KY	Liquor A.B.C. License	056-LS-1570 056-RD-2012 056-B-5935	Apply for new

MFM	Louisville, KY	Liquor A.B.C. License	5351	Apply for new

MFM	Louisville, KY	Sales Tax License	229598	Apply for new

MFM	Lansing, MI	Food Service Operation	SFE2233044163	Apply for new

MFM	Lansing, MI	Liquor License	CC RES 114976-2007 SS SDM 114977-2007	Transferable

MFM	Lansing, MI	Sales Tax License	U ME-0151615	Apply for new

MFM	Birmingham, MI	Food Service Operation	SFE4063042393	Apply for new

MFM	Birmingham, MI	Liquor Add’l Bar Permit	117586-001	Transferable

MFM	Birmingham, MI	Liquor License	CLASSC 117586-2007 SS SDM 130860-2007	Transferable (117586-2005 will require the commitment and cooperation of Palladium Restaurant III, L.L.C.)

MFM	Birmingham, MI	Liquor License	07-00001363	Transferable

MFM	Birmingham, MI	Sales Tax License	U ME-0151615	Apply for new

MFM	Woodmere, OH	Food Service Operation	1040	Apply for new

MFM	Woodmere, OH	Liquor License	1204670-0070	Transferable

MFM	Woodmere, OH	Vendor’s License	18-489695	Apply for new

MFM	West Chester, OH	Certificate of Occupancy	20032968	n/a

MFM	West Chester, OH	Certificate of Occupancy	03-752	n/a

MFM	West Chester, OH	Food Service Operation	591	Apply for new

MFM	West Chester, OH	Liquor License	1204670-0075	Transferable

MFM	West Chester, OH	Vendor’s License	09-074337	Apply for new

MFM	West Chester, OH	Business License		Apply for new

MFM	Glenview, IL	Certificate of Occupancy	B2003-2689	n/a

Execution Version

MFM	Glenview, IL	Liquor License	07-082	Transferable

MFM	Glenview, IL	Liquor License	07-1A-0061744	Transferable

MFM	Glenview, IL	LLC Annual Report	N/A	Apply for new

MFM	Glenview, IL	Sales Tax Certificate of Registration	IBT 3520-1282	Apply for new

MFM	Carmel, IN	Food Service Operation	0902	Apply for new

MFM	Carmel, IN	Liquor License	RR2905155	Transferable

MFM	Carmel, IN	Registered Retail Merchant	TID:0118972286 Corresp ID: 0400024967508	Apply for new

MFM	Livonia, MI	Bar/Restaurant	2006-15956	Apply for new

MFM	Livonia, MI	Certificate of Occupancy	OF06-0035	n/a

MFM	Livonia, MI	Food Service Operation	SFE4882048282	Apply for new

MFM	Livonia, MI	Liquor License	CLASSC 133721-2007 SS	Transferable

MFM	Livonia, MI	Sales Tax License	U ME-0151615	Apply for new

MFM	Pittsburgh, PA	Assembly Occupancy Permit	02905	Apply for new

MFM	Pittsburgh, PA	Certificate of Occupancy	52664	n/a

MFM	Pittsburgh, PA	Health Dept. Permit	200705070018	Apply for new

MFM	Pittsburgh, PA	Liquor License	R 565	Transferable

MFM	Pittsburgh, PA	Sales Tax License	81560821	Apply for new

MFM	Tampa, FL	Annual Resale Certificate for Sales Tax	39-8013353307-9	Apply for new

MFM	Tampa, FL	Business License	Control # 048672	Apply for new

MFM	Tampa, FL	Business Tax	Folio #168745	Apply for new

MFM	Tampa, FL	Liquor License	BEV3909813	Transferable

MFM	Tampa, FL	Seating Food Service	SEA915898	Apply for new

MFM	Rochester Hills, MI	Alarm User License		Apply for new

MFM	Rochester Hills, MI	Food Service Operation		Apply for new

MFM	Rochester Hills, MI	Liquor License	CLASSC 149948-2007 SS SDM 149949-2007	Transferable

Execution Version

MFM	Rochester Hills, MI	Sales Tax License	U ME-0151615	Apply for new

MFM	Brookfield, WI	Food Service Operation	ID #72694/Category 3	Apply for new

MFM	Brookfield, WI	Food Service Operation-State		Apply for new

MFM	Brookfield, WI	Liquor License	2000 4	Apply for new

MFM	Brookfield, WI	Sales Tax License		Apply for new

MFM	Sandestin, FL	Annual Resale Certificate for Sales Tax	76-8013849155-7	Apply for new

MFM	Sandestin, FL	Liquor License	BEV7601142	Transferable

MFM	Sandestin, FL	Seating Food Service	SEA7601991	Apply for new

MFM	All KY Locations	LLC Annual Report	N/A	Apply for new

STEAK	Downtown Columbus	Alarm User License (A)	9848276	Apply for new

STEAK	Downtown Columbus	Food Service Operation	PR0003370-PT0003403	Apply for new

STEAK	Downtown Columbus	Liquor License	1204670-0035	Transferable

STEAK	Downtown Columbus	Place of Assembly		Apply for new

STEAK	Downtown Columbus	Vendor’s License	25-283721	Apply for new

STEAK	Columbus Polaris	Alarm User License (A)	2061227	Apply for new

STEAK	Columbus Polaris	Cigarette Dealer’s License	25-1152	Apply for new

STEAK	Columbus Polaris	Food Service Operation	PR0003373-PT0003406	Apply for new

STEAK	Columbus Polaris	Liquor License	1204670-0045	Transferable

STEAK	Columbus Polaris	Place of Assembly	07-023354-01	Apply for new

STEAK	Columbus Polaris	Vendor’s License	25-290992	Apply for new

STEAK	Birmingham, MI	Food Service Operation		Apply for new

STEAK	Birmingham, MI	Liquor License	CLASSC 117586-2005 SS SDM 130860-2005	Transferable (117586-2005 will require the commitment and cooperation of Palladium Restaurant III, LLC.)

Execution Version

STEAK	Birmingham, MI	Liquor License	07-00001363	Transferable

STEAK	Birmingham, MI	Sales Tax License	U ME-0151615	Apply for new

Execution Version

Schedule 3.15

Tax Matters

1.	Seller has pending 2005 and 2006 federal income tax audits with the I.R.S.

2.	Seller has a pending 2004-2007 Ohio sales and use tax audit.

Execution Version

Schedule 3.17

Intellectual Property

The following lists of Intellectual Property Rights are attached:

3.17.1 Current Federal Service Mark Registration

3.17.2 Pending Federal Service Mark Application

3.17.3 Current Common Law Service Marks

3.17.4 Current State Service Mark Registrations

3.17.5 Pending State Service Mark Registrations

3.17.6 The Name “Mitchell”

3.17.7 Current U.S. Copyright Registrations

3.17.8 Works of Original Authorship Subject to Copyright Protection

3.17.9 Derivative Works (registered and unregistered)

3.17.10 Mask Works

3.17.11 Tradenames

3.17.12 Trade Secrets

3.17.13 Trade Dress

3.17.14 Owned Computer Software

3.17.15 Licensed Computer Software

3.17.16 Patents

3.17.17 Inventions

3.17.18 Registered Domain Names

3.17.19 Third-Party Owned Intellectual Property Used or Useful in Business

3.17.1 Current Federal Service Mark Registration

Service Mark	Registration No.	Registrant	Status
“Mitchell’s Fish Market”	2,713,985	Cameron Mitchell Restaurants, LLC	Active

3.17.2 Pending Federal Service Mark Application

Service Mark	Application No.	Applicant	Status
“Mitchell’s Ocean Club”	77/038135	Cameron Mitchell Restaurants, LLC	Suspended

3.17.3 Current Common Law Service Marks

Mark	Owner	Used On
“Cameron’s Steakhouse”	Cameron Mitchell Restaurants, LLC	Steakhouse restaurants

Execution Version

“Mitchell’s Steakhouse”	Cameron Mitchell Restaurants, LLC	Restaurants
“Columbus Fish Market”	Cameron Mitchell Restaurants, LLC	Restaurants
“Fish Any Fresher Would Still Be in the Ocean”	Cameron Mitchell Restaurants, LLC	restaurants
“Mitchell’s Fish Market Seafood Restaurant & Bar” & design	Cameron Mitchell Restaurants, LLC	Restaurants
“Columbus Fish Market Seafood Restaurant & Bar” & design	Cameron Mitchell Restaurants, LLC	Restaurants

3.17.4 Current State Service Mark Registrations

None.

3.17.5 Pending State Service Mark Registrations

None.

3.17.6 The Name “Mitchell”

The name “Mitchell” (including any stylistic presentation or possessive/plural-possessive form) for use and for future exploitation by Purchaser in connection with the provision of restaurant, lounge, catering or food services of any kind and scope worldwide, whether used in connection with the Business or not, to include, without limitation, (i) marketing, promotion or advertisement in any form of such services; (ii) trademark, service mark or trade name use and federal, state or foreign registration in any class related to or associated with such services or the promotion or advertisement of same; and (iii) as part of or the subject of a copyright claim, use or registration.

The Name “Cameron”

The name “Cameron” (including any stylistic presentation or possessive/plural-possessive form) for use and for future exploitation by Purchaser in connection with the provision of “steakhouse and seafood restaurant services” worldwide, such exploitation and use to include, without limitation, (i) marketing, promotion or advertisement in any form of such services; (ii) trademark, service mark or trade name use and federal, state or foreign registration in any class related to or associated with such services or the promotion or advertisement of same; and (iii) as part or the subject of a copyright claim, use or registration.

3.17.7 Current U.S. Copyright Registrations

None.

3.17.8 Works of Original Authorship Subject to Copyright Protection

Subject to Section 5.1(o) of the Agreement, all original works of authorship that are copyrightable that are owned by, have been used by, and are being used by Seller in connection with the operation of the Business (as that term is defined in the Agreement) including but not limited to all photographs, photographic negatives, photograph images (digital or otherwise),

Execution Version

advertisements, ad copy, web layout and design, web copy and content, recipes (see attached list), training manuals, menus, menu language and design, gift card design, artwork, architectural drawings and plans, interior design plans, lyrics and composition of music, sound recordings, videos and video images, and all copyrights therein.

3.17.9 Derivative Works (registered and unregistered)

Subject to Section 5.1(o) of the Agreement, all original works of authorship that are based upon one or more pre-existing works that are owned by, have been used by, and are being used by Seller in connection with the operation of the Business (as that term is defined in the Agreement) including but not limited to all photographs, photographic negatives, photograph images (digital or otherwise), advertisements, ad copy, web layout and design, web copy and content, menus, menu language and design, gift card design, artwork, architectural drawings and plans, interior design plans, lyrics and composition of music, sound recordings, videos and video images, and all copyrights therein.

3.17.10 Mask Works

None.

3.17.11 Tradenames

All tradenames used or useful in the operation of the Business.

3.17.12 Trade Secrets

All trade secrets used or useful in the operation of the Business.

3.17.13 Trade Dress

All trade dress used by or useful to Seller in the operation of the Business.

3.17.14 Owned Computer Software

All computer software owned by Seller and used or useful in the operation of the Business.

3.17.15 Licensed Computer Software

All computer software licensed to Seller and used or useful in the operation of the Business.

3.17.16 Patents

None.

3.17.17 Inventions

None.

Execution Version

3.17.18 Registered Domain Names

Domain Name	Registration Date	Expiration Date
mitchellsoceanclub.com	1/18/2006	1/18/2008
camerons-steakhouse.com	7/18/2006	7/18/2008
columbusfishmarket.com	9/13/2001	9/12/2009
mitchellsfishmarket.com	9/13/2001	9/13/2009
mitchellssteakhouse.com	9/13/2001	9/13/2009
mitchellsfishmarket.info	1/11/2005	12/26/2010

3.17.19 Third-Party Owned Intellectual Property Used or Useful in Business

All third-party owned Intellectual Property used or useful in the operation of the Business.

To the extent that any of the above scheduled items are also used by Seller other than as part of the Business (as defined in the Agreement), Seller shall immediately notify Purchaser of the nature of such use and any desire to retain certain rights of use after the Closing. Purchaser shall have the option, in its sole discretion, to consent to such use, and such consent, if given, shall be embodied in a written agreement executed at the Closing.

Recipes – See list

Schedule 3.17

MFM Recipes

As of November 2007

Recipe	Date Created
Bakeshop
Bread Pudding Custard	Feb. 2006
Bread Pudding Plating	Jan. 2007
Candied Cashews	Sept. 2004
Candy Pecans	Jun-06
Caramel Sauce	Sept. 2004
Carrot Cake Assembly	May-05
Carrot Cake Layers	Jun-05
Carrot Cake Plating	Jun-05
Carrot Puree	May-05
Coffee Fudge Sauce	Sept. 2004
Cream Cheese Frosting	Jun-05
Creme Brulee Custard	Feb. 2005
Creme Brulee Plating	Jan. 2007
Garlic Pita Chips	Feb. 2005
Java Lava Cups	Feb. 2005
Java Lava Plating	Jan. 2007
Key Lime Coulis	Dec. 2004
Key Lime Pie Plating	Jan. 2007
Key Lime 6 Pies	Sept. 2004
Key Lime 9 Pies	Sept. 2004
Lemon Sorbet	Oct. 2006
Macadamia Graham Crust	Oct. 2004
Orange Shortbread	Mar. 2006
Rum Anglaise	Sept. 2004
Shark Fin Pie	Sept. 2004
Shark Fin Pie Plating	Jan. 2007

Bar Menu
Blackened Fish Taco	Sept. 2006
Blue Cheese Slaw and Buffalo Shrimp	Sept. 2006
Codwich Slider with Cheddar Cheese	Sept. 2006
Kung Poa Fried Calamari	May-07
Old Bay Peal and Eat Shrimp	May-07
Pan Roasted Wild Blue Mussels	May-07
Hoison BBQ Sauce	May-07
Hoison Glazed Chicken Wings	Sept. 2006
Sesame Blue Cheese Dressing	Sept. 2006
Chipotle Ketchup	Sept. 2006
Vegetable Fries	Sept. 2006

Cold Sauces
Apricot Ale Mustard	Sept. 2006
Banana Jalapeno Salsa	Oct. 2006
Cane Syrup	Sept. 2004
Cocktail Sauce	Sept. 2004
Crab Louis Dressing	Feb. 2005
Ginger Mignonette	Sept. 2004
Kung Pao Sauce	Mar. 2005
Mustard Sauce for Stone Claws	Jun-05

MFM Recipes

As of November 2007

Recipe	Date Created
Tartar Sauce	Sept. 2004
Wasabi Pepper Mayo	Sept. 2004

Crab Cake Recipes
12 Pound Crab Cake Mix	Sept. 2004
Crab Cake Appetizer	Oct. 2006
Crab Cake Sandwich	Oct. 2006
Crab Cakes Entrée	Oct. 2006
Junior Crab Cake	May-06
Shrimp and Crab Cake	Oct. 2006
Sweet Corn Saute	Oct. 2006

Dressings
1000 Island Dressing	Sept. 2004
Blue Cheese Dressing	Sept. 2004
Caesar Dressing	Sept. 2004
Citrus Vinaigrette	Sept. 2004
Maple Bacon Vinaigrette	Aug. 2007
Poppy See Vinaigrette	Sept. 2004
Ranch Dressing	Sept. 2004
Red Wine Vinaigrette	Apr-06
Rice Wine Vinaigrette	Jun-06
Sherry Vinaigrette	Oct. 2006
Sweet and Sour Dressing	Sept. 2004

Bar Recipes
Hot Buttered Rum Batter	Oct. 2005
Simple Syrup	Oct. 2005
Sour Mix	May-06
Wasabi Mary Mix	May-06

Fry
Calamari Prep	Aug. 2007
Crispy Fried Calamari	May-06
Fish and Chips	Oct. 2006
Fried Jumbo Golf Shrimp	Oct. 2006
Fried Oyster Wrap	May-06
Fried Seafood Platter	Oct. 2006
Garlic Calamari	Mar. 2003
Junior Fried Shrimp	Oct. 2006
Kid’s Chicken Fingers	Oct. 2006
Kid’s Fish and Chips	Oct. 2006
Kid’s Fried Shrimp	Oct. 2006

Grill
Add Lobster Tail	Apr-06
Add Blue Cheese Crust	Apr-06
Add King Crab Legs	Oct. 2006
Add Oscar Style	Apr-06
Add Shrimp Scampi	Oct. 2006

MFM Recipes

As of November 2007

Recipe	Date Created
Alaskan Red King Crab Legs	Oct. 2006
Bacon Wrapped Twin Filets	Oct. 2006
Broiled Platter	Oct. 2006
Cold Water Rock Lobster Tail	April 2006
Crab Cake Appetizer	Oct. 2006
Crab Cakes Entrée	Oct. 2006
Garlic Broiled Shrimp	Oct. 2006
Ginger Crusted Salmon	Oct. 2006
Hoison Glazed Yellowfin Tuna	Oct. 2006
Hollandaise and Bernaise	May-05
Junior Broiled Shrimp	May-06
Junior Crab Cake	May-06
Junior Filet	Feb. 2007
Junior Grilled Chicken	Feb. 2005
Junior Grilled Salmon	May-06
Lemon Pepper Chicken	Aug. 2007
Lemon Pepper Rub	Aug. 2007
Live Maine Lobster	Apr-06
MFM Steaks	Apr-06
Pecan Trout	Oct. 2006
Shallot Butter	Oct. 2006
Shang Hai Fish	Oct. 2006
Shana Hai Sampler	Oct. 2006
Shrimp and Crab Cake	Oct. 2006
Shrimp Skewer	Oct. 2006
Shrimp, Shrimp, Shrimp	Oct. 2006
Simply Grilled or Broiled	Oct. 2006
Spice Rubbed BBQ Chicken	May-06
Steak and Shrimp	Oct. 2006
Voodoo BBQ Shrimp	Oct. 2006

Hot Sauces
BBQ Sauce	Sept. 2004
Buffalo Sauce	Mar. 2006
Chicken Stock	Sept. 2004
Cioppino Base	Apr-06
Etouffe Sauce	Sept. 2004
Hoison Glaze	Sept. 2004
Mango Vinaigrette	May-06
Marinara Sauce	Mar. 2005
Ponzu Sauce	Sept. 2004
Shallot Cream Sauce	Jun-05
Shrimp Gravy	Mar. 2006
Sticky Rice Syrup	Sept. 2004
Three Cheese Sauce	Feb. 2005
White Wine Garlic Sauce	Feb. 2005

Miscellaneous Prep
BBQ Spice Rub	Mar. 2006
Beer Batter	Sept. 2004

MFM Recipes

As of November 2007

Recipe	Date Created
Candied Cashews	Sept. 2004
Chipotle Mayonnaise	Mar. 2006
Chicken Sandwich Marinade	Sept. 2004
Dark Brown Roux	Sept. 2004
Garlic Butter	Sept. 2004
Garlic Confit	Feb. 2005
Ginger Crust	Sept. 2004
Herbs Italiano	Apr-06
Lemon Cutting	Apr-06
Mitchell’s Dust	Sept. 2004
Pan Fry Dust	Sept. 2004
Parsley Butter	Sept. 2004
Rockefeller Mix	Apr-06
Salt and Pepper	Sept. 2004
Seasoned Wondra Flower	Sept. 2004
Sesame Crackers	Sept. 2004
Smoked S&P	Sept. 2004
Sundried Tomato Mayo	Sept. 2004
Sundried Tomato Pesto	Sept. 2004
Tarragon Reduction	Sept. 2004
Whipped Butter	Sept. 2004

Miscellaneous Seafood
10 Pound Crab Cake Mix	Sept. 2004
12 Pound Crab Cake Mix	Sept. 2004
Banana Crust Procedure	Jun-06
Calamari Prep	Jul-07
Crab Slaw	Jun-05
Pecan Breading	Oct. 2006
Poached Salmon for Salad	Sept. 2004
Shrimp Cocktail Boil	Sept. 2004
Tuna Salad	Sept. 2004

Pantry
Spinach Salad (Maple)	Aug. 2007
Asian Salmon Salad	Jan. 2007
Beefsteak Tomato Salad	May-07
Blackened Salmon Salad	Aug. 2007
Buffalo Shrimp Salad	Jan. 2007
Caesar Croutons	Sept. 2004
Caesar Salads	Oct. 2006
Chicken BLT Salad	Oct. 2006
Citrus Salmon Salad	Dec. 2004
Clams on the Half Shell	Apr-06
Entrée Caesar Salad	Oct. 2006
Harpoon Shrimp Salad	Oct. 2006
House Salad	Oct. 2006
Jumbo Lump Crabmeat Cocktail	Oct. 2006
Jumbo Shrimp Cocktail	Mar. 2007
Kid’s Caesar Salad	Feb. 2005

MFM Recipes

As of November 2007

Recipe	Date Created
Kid’s Goldfish Sundae	Feb. 2005
Kid’s Oreo Snowball	Feb. 2005
Kid’s Salad	Feb. 2005
Macerated Strawberries	Feb. 2005
Mitchell’s Raw Bar Sampler	Apr-06
Old Bay Peel and Eat Shrimp	Apr-06
Oyster Samplers	Apr-06
Oysters on the Halfshell	Apr-06
Pickeled Cucumbers	Oct. 2006
Poached Pears	Oct. 2006
Seared Ahi Tuna	Oct. 2006
Spicy Pasta Portions	Oct. 2006
Spicy Pasta Sauce	Jun-06
Spinach Salad	Jan. 2007
Titanic Salad	Oct. 2006
Whip Cream	Feb. 2007

Sandwiches
Cheddarburger	Oct. 2006
Crab Cake Sandwich	Oct. 2006
Kid’s Burger	Sept. 2004
Kid’s Grilled Cheese	Oct. 2006
MFM Fish Sandwich	Oct. 2006
Spicy Grilled Chicken	Jan. 2007
Tuna Salad Melt	Oct. 2006

Saute
Blackened Fish	Oct. 2006
Brown Butter Sauce	Jul-06
Cameron’s Walleye	Oct. 2006
Cedar Roasted Atlantic Salmon	Aug. 2007
Cheese Crumbs	Apr-05
Crab, Spinach & Artichoke Dip	Oct. 2006
Garlic Sauce	Feb. 2005
Island Spiced Tilapia	Oct. 2006
Junior Shrimp Alfredo	Jun-06
Kid Pasta	Feb. 2007
Market Fish (Saute)	Oct. 2006
Market Vegetable Plate	Aug. 2007
Orange Ginger Sauce	Sept. 2004
Oysters Rockefeller	May-06
Pasta Louise	Oct. 2006
Penne Alfredo	Oct. 2006
Portabella Bruschetta	Oct. 2006
San Francisco Cioppino	Jul-07
Shrimp and Scallop Americana	Jan. 2007
Shrimp Americana	Jan. 2007
Shrimp Pack	Apr-06
Steamed Little Neck Clams	Jun-07
The Market Trio	Jul-07

MFM Recipes

As of November 2007

Recipe	Date Created
Wild Blue Mussels	Jun-07

Sides	Oct. 2006
Asparagus	Apr-05
Back Hall Recipes	Feb. 2005
Blanching Vegetables	Oct. 2006
Broccoli Side	Aug. 2007
Cedar Roasted Vegetables	Oct. 2006
Creamy Coleslaw	Oct. 2006
Garlic Spinach	Oct. 2006
Green Beans and Mushrooms	Mar. 2006
Gumbo Rice	Oct. 2006
Hushpuppies	Oct. 2006
Market Vegetables	Oct. 2006
Pickeled Cucumbers	Oct. 2006
Portobella Relish	Jan. 2007
Scallion Mashed Potatoes	Oct. 2006
Sea Salt Baked Potato	Oct. 2006
Sea Salt French Fries	Oct. 2006
Shrimp Jambalaya Rice	Oct. 2006
Side Plating	Oct. 2006
Sticky Rice	Nov. 2006
Stir-Fry Vegetable	Oct. 2006
Sweet Corn Saute

Soups	Aug. 2007
Fresh Little Neck Clam Chowder	Sept. 2004
Gumbo Roux and Seasoning	Sept. 2004
Little Neck Clam Chowder	Sept. 2004
Maine Lobster Bisque	Sept. 2004
New Orleans Seafood Gumbo

Specials	Mar. 2001
Chardonnay Mussels	Apr. 2004
Chardonnay Cream	Jun-05
Lemon Ginger Mussels	Jun-05
Ginger Infusion	Jan. 2001
Jalapeno Mussels	Jan. 2001
Jalapeno Mussel Broth	Mar. 2003
Smoked Salmon Quesadilla	Mar. 2003
Pico (1 quart)	Mar. 2003
Pico (2 gallon)	Apr. 2004
4 Egg Omelette	Sept. 2004
Brunch Quesadilla	Sept. 2004
Candied Macademias	Sept. 2004
Caramelized Bacon	Sept. 2004
Crab and Eggs	Oct. 2001
Eggs Benedict	Sept. 2004
French Toast	Sept. 2004
French Toast Batter	Sept. 2004

MFM Recipes

As of November 2007

Recipe	Date Created
Fresh Fruit	Sept. 2004
Fruit Glaze	Sept. 2004
Hashbrowns	May-01
Lox and Bagel	Sept. 2004
Salmon Bit	Sept. 2004
Smoked Salmon Scramble	Sept. 2004
Tarragon Mayo	Sept. 1998
Almond Joy Tart	Jun-05
Apple Cobbler	Jun-05
Apple Cobbler Plating	Jun-00
Streusel Topping	Jun-05
Apple Galette	Jun-05
Apple Galette Plating	Jun-05
Brisse Dough	Sept. 2001
Caramel Anglais	Oct. 2004
Apple Cheesecake Plating	Oct. 2004
Caramel Apple Cheesecake	Sept. 2004
Cinnamon Powdered Sugar	Oct. 2004
Dried Apple Chips	Sept. 1998
Candied Pecans	Aug. 2004
Coconut Crisp	Jun-99
Lemon Anglaise	Sept. 2004
Simple Syrup	Sept. 2004
Strawberry Sauce	Sept. 2004
Chocolate Cake Base	Sept. 2004
Chocolate Mocha Torte	Sept. 2004
Chocolate Mousse Torte	Sept. 2004
Espresso Syrup	Sept. 2004
Ganache	Jun-05
Buttermilk Bisquits	Jun-05
Strawberry Parfait	Jun-00
Toffee Fudge Torte	Jun-00
Toffee Torte Plating	Oct. 2006
Bacon Wrapped Salmon	Oct. 2006
Balsamic Butter Sauce	Oct. 2006
Wild Mushroom Paste	Oct. 2006
Wild Mushroom Spaetzle	Jan. 2007
Bourbon BBQ Mahi	Jul-06
Bourbon BBQ Sauce	Sept. 2006
Sweet Potato Gratin	Jan. 2007
Cameron’s Walleye	Jul-06
Crab Slaw	Jul-06
Shallot Cream Sauce	Jan. 2007
Balsamic Butter Sauce	Jan. 2007
Saltimocca Cod Salmon	Jan. 2007
Proscuitto Stuffing	Jan. 2007
Red Pepper Mash	Sept. 2006
Crawfish Crust	Jan. 2007
Crawfish Crusted Catfish	Sept. 2006
Creole Mustard Sauce	Sept. 2006

MFM Recipes

As of November 2007

Recipe	Date Created
Creole Risotto	Sept. 2006
Scallion Risotto	Nov. 2006
Creole Blackened Swordfish	Nov. 2006
Creole Cream	Nov. 2006
Acorn Squash with Sausage and Peppers	Nov. 2006
Fried Sweet Potatoes	Jul-06
Jalapeno Jelly	Jan. 2007
Sweet and Sour Glazed Swordfish	Jul-06
Jalapeno Marinade	Jul-06
Melon Salsa	Jul-06
Onion Straws	Jul-06
Tri Pepper Packs	Oct. 2006
Herb Rubbed Salmon	Oct. 2006
Herb Rub	Oct. 2006
Basil Butter Sauce	Oct. 2006
Garlic Zucchini	Oct. 2006
Three Cheese Gratin	Oct. 2006
Tomato Relish	Jan. 2007
Mango BBQ Mahi	Jan. 2007
Mango BBQ Sauce	Jan.2007
Corn and Pineapple Salsa	Jan.2007
Lime Syrup	Jan. 2007
Mountain Trout	Jun-05
Blue Crab Remoulade	Jun-05
Cheddar Grits	Jun-05
Skillet Beans	Jun-05
Corn Dusted Scallops	Jun-05
Corn Relish	Jun-05
Pan Fry Dust	Jun-05
Poblano Corn Cream Sauce	Jun-05
Scallion Risotto	Jan. 2007
Parkerhouse Cod	Nov. 2003
Ritz Crumbs	Jun-05
Shallot Cream Sauce	Jan. 2007
Pinenut Crusted Cod	Jul-06
Pinenut Crust	Jul-06
Tomato Basil Chutney	Jul-06
Tomato Butter Sauce	Jan.2007
Potato and Horseradish Salmon	Jun-05
Potato Horseradish Whitefish	Jan. 2007
Tomato Chutney	Nov. 2006
Spiced Pecan Salmon	Nov. 2006
Pumpkin Butternut Squash	Dec. 2006
Spiced Pecan Crust	Nov. 2006
Vanilla Bourbon Sauce	Jun-05
Crabbed Stuffed Flounder/Whitefish	Jun-05
Lemon Butter Sauce	Jun-05
Redskin Potato Gratin	Jun-05
Roasted Lobster and Tomato Sauce	Jun-05
Stuffed Flounder	Jan. 2007

MFM Recipes

As of November 2007

Recipe	Date Created
Zydeco Mahi Mahi	Jun-05
Zydeco BBQ Sauce	Jun-05
Cheddar Hashbrowns	Jun-05
Apple Cider Glazed Salmon	Jun-05
Apple Marinade & Butter Sauce	Jun-05
Butternut Squash	Jun-05
Blackened Catfish	Jun-05
Cheddar Grits	Jun-05
Tasso Cream Sauce	Jun-05
Blackened Mahi	Jun-05
Creole Risotto	Jun-05
Mustard Sauce	Jun-05
Scallion Risotto	Apr-04
Blackened Mahi Mahi	Apr. 2004
Cilantro Cream Drizzle	Jun-05
Corn Relish	Apr. 2004
Espanole BBQ Sauce	Apr. 2004
Roasted Potato Hash	Apr. 2004
Sweet Onion Relish	Jun-05
Blackened Salmon	Jun-05
Honey Dip Sauce	Jun-05
Lobster Salad	Jun-05
Scallion Risotto	Jun-05
Blackened Swordfish	Jun-05
Potato Hash	Jun-05
Tasso Cream Sauce	Jun-05
Cashew Crusted Grouper	Jun-05
Miso Butter Sauce	Jun-05
Miso Marinade	Mar. 2001
Sticky Rice Cakes	Jun-05
Cashew Swordfish	Jun-05
Mango Vinaigrette	Jun-05
Mango Cashew Salsa	Jun-05
Chipotle BBQ Glazed Mahi	Jun-05
Chipotle BBQ Sauce	Jun-05
Crawfish Cakes	Jun-05
Crawfish Slaw	Jun-05
Crab Stuffed Salmon	Jun-05
Garlic Risotto	Jun-05
Lump Crab Crust	Jun-05
Oven Roasted Tomatoes	Jun-05
Scallion Risotto	Jun-05
Sirachi Butter Sauce	Jun-05
Herb Roasted Halibut	Jun-05
Potato Leek Gratin	Jun-05
Panfried Catfish	Jun-05
Creole Risotto	Jun-05
Mustard Sauce	Jun-05
Scallion Risotto	Jun-05
Pecan Catfish	Jun-05

MFM Recipes

As of November 2007

Recipe	Date Created
Pecan Crust	Apr. 2006
Peppered Swordfish	Apr. 2006
Au Poivre Sauce	Apr. 2006
Dark Chicken Demi-Glace	Apr. 2006
Dark Chicken Stock	Jun-05
Pistachio Grouper	Jun-05
Fennel Cream Sauce	Jun-05
Red Onion Marmalade	Jun-05
Roast Butternut Squash	Jun-05
Sesame Crusted Mahi	Jun-05
Shitake Mushroom Sauce	Jun-05
Spicy Tuna Roll	Jun-00
Wasabi Paint	Jun-05
Shrimp and Halibut Stew	Jun-05
Halibut Stew Base	Jun-05
Soy Glazed Salmon	Jun-05
Soy Butter Sauce	Jun-05
Stir Fried Basmati Rice	May-07
Blackened Tilapia Salad	Jul-06
Blackened Tilapia	May-07
Honey Basil Vinaigrette	Jan. 2007
Chinese Crab Cake Salad	Jan. 2007
Plum Chili Vinaigrette	Oct. 2006
Cumin Salmon Salad	Oct. 2006
Cumin Rub	Oct. 2006
Chipotle Lime Vinaigrette	May-07
King Crab Cobb Salad	May-07
Honey Dijon Vinaigrette	Jan. 2007
Grilled Mahi, Bacon and Spinach Salad	Jan. 2007
Caramelized Bacon Vinaigrette	Jan. 2007
Potato Croutons	Jan. 2006
Chop BBQ Chicken Salad	Jan. 2006
BBQ Chicken Pack	Jan. 2006
Cilantro Ranch	Jun-05
Halibut Nicoise	Jun-05
Lemon Oil	Jun-05
Cabernet Buttermilk Dressing	Jun-05
Red Wine Herb Vinaigrette	Jun-05
Rock Shrimp Salad	Jun-05
Asian Peanut Dressing	Sept. 2006
Mint Vinaigrette	Jun-05
BBQ Mahi Sandwich	Jun-05
Onion Straws	Feb. 2003
Blackened Tuna Sandwich	Feb. 2001
Wasabi Mayonnaise	Aug. 2005
King Crab Salad Sandwich	Aug. 2005
Ranch Potato Chips	Jun-05
Lobster Salad Croissant	Apr. 2006
Shrimp Po Boy	Apr. 2006
Tomatillo Vinaigrette	Jun-05

MFM Recipes

As of November 2007

Recipe	Date Created
Shrimp Salad Croissant	Jun-05
Cashew Shrimp	Jun-05
Cashew Veg	Jun-05
Sauce	Jun-05
Linguini & Clams	Jun-05
Lobster Fettuccini	Jun-05
Provencale Sauce	Sept. 2004
Seafood Linguini	Mar. 2005
Marinara Sauce	Sept. 2004
Piri Piri	Jun-05
Shrimp and Artichoke Pasta	Jun-05
Provencale Sauce	Jun-05
Shrimp Fettuccini	Jun-05
Provencale Sauce	Jun-05
Chipotle Shrimp Rigatoni	Jun-05
Chipotle Cream Sauce	Jun-05
Corn Relish	Jun-05
Softshell Crab Sandwich	Jun-05
Softshell Crab Appetizer	Jun-05
Softshell Crab Entrée Saute	Jun-05
Softshell Crab Entrée Fried	Jun-05
Jalapeno Corn Tartar Sauce	Jun-05
Honey Dip Sauce	May-01
Cocktail Ketchup	Aug. 1999
Crab Spiced Slaw

Execution Version

Schedule 3.20

Litigation

1.	Plaintiff Audrey D. Aikens

Date of Incident: 5/6/2004

Location: Mitchell’s Fish Market Waterfront, Homestead, PA

Jurisdiction: Court of Common Pleas, Allegheny County, PA

Description of Incident: Slip and fall on wood floor in dining area of restaurant.

Plaintiff’s Attorney: David J. Nichols, Esq., Law Office of Joseph S. Weimer

Execution Version

Schedule 6.2

Liquor License Consent

1. Palladium Restaurant III, L.L.C. for the transfer of the liquor license for the Mitchell’s Fish Market and Cameron’s Steakhouse located in Birmingham, Michigan.

2. Palladium Restaurant III, L.L.C.’s binding commitment and cooperation to participate in the transfer of Michigan Liquor Control Commission Class C License Number 117586.

3. Palladium Restaurant III, L.L.C.’s written acknowledgement of regulatory issues and attendant lease covenant issues that may arise in connection with this transaction.

Execution Version

EXHIBIT “A”

BILL OF SALE

This Bill of Sale is executed and delivered as of             , 200     by Cameron Mitchell Restaurants, LLC, an Ohio limited liability company (“Seller”), to Ruth’s Chris Steak House, Inc., a Delaware corporation (“Purchaser”).

Recital

Seller and Purchaser have entered into that certain Asset Purchase Agreement, dated as of             , 2007 (the “Agreement”), pursuant to which Seller agreed to sell and transfer to Purchaser, and Purchaser agreed to purchase and acquire from Seller all of Seller’s right, title and interest as of the date of Closing in and to the Acquired Assets, which are more fully described in Exhibit A attached hereto, to have and to hold the Acquired Assets unto Purchaser, its successors and assigns forever, free and clear of all claims of Seller.

Agreement

NOW, THEREFORE, for good and valuable consideration specified in the Agreement, the receipt and sufficiency of which are hereby acknowledged, Seller does herby agree as follows:

1. Recital. The recital set forth above is incorporated herein as part of this Bill of Sale.

2. Definitions. All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

3. Transfer of Acquired Assets. Subject to the terms and conditions of the Agreement, Seller hereby sells, conveys, assigns, transfers and delivers to Purchaser, and its successors and assigns, forever, all of Seller’s legal, beneficial, and other right, title and interest as of the date of Closing in and to the Acquired Assets, which are more fully described in Exhibit A.

4. Title to Assets. Seller hereby covenants and agrees, upon Purchaser’s request, to take in the Seller’s name, any and all steps and to do any and all things which may be or become lawful and necessary, proper, convenient or desirable to enable Purchaser to reduce to possession, collect, enforce, own and enjoy any and all rights and benefits in, to, with respect to, or in connection with, the Acquired Assets, and each and every part and portion thereof.

5. No Modification of the Agreement. This Bill of Sale is executed and delivered in performance of Seller's obligations under the Agreement, without limiting or modifying the parties' respective rights and obligations thereunder.

Execution Version

6. Counterparts. This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

7. Successors and Assigns. This Bill of Sale shall be binding upon Seller, and shall inure to the benefit of, and be enforceable by, Purchaser and its respective successors or assigns. Purchaser may assign some or all of its rights, interests and obligations pursuant to this Bill of Sale to one or more one of its subsidiaries without the consent of Seller; provided that Purchaser shall remain liable for its obligations hereunder.

8. Agreement. This Bill of Sale is subject to the terms and conditions (including the representations and warranties) contained in the Agreement.

9. Governing Law. This Bill of Sale shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Ohio.

[Signatures on following page]

Execution Version

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the             day of             , 200    .

SELLER:

Cameron Mitchell Restaurants, LLC

By:	CMR Management, Inc.
Its:	Manager

M. Cameron Mitchell, President

Execution Version

EXHIBIT A

Acquired Assets

Execution Version

EXHIBIT “B”

INTELLECTUAL PROPERTY DOCUMENTS

This Exhibit B shall consist of the following documents:

A)	Trade and Service Mark Assignment Agreement

B)	Copyright Assignment Agreement

C)	Assignment and License of “Mitchell’s Ocean Club”

D)	Name Rights Assignment Agreement

E)	Non-Exclusive License for “Cameron’s Steakhouse”

F)	“Cameron’s Steakhouse” Consent Agreement

G)	“Mitchell’s License

Execution Version

“Document A”

Trade and Service Mark Assignment Agreement

WHEREAS, Cameron Mitchell Restaurants, LLC, an Ohio limited liability company, with its principal place of business at 515 Park Street, Columbus, Ohio 43215 (“Assignor”), has adopted, wholly owns, and is presently using the mark “MITCHELL’S FISH MARKET”, which is registered at the United States Patent & Trademark Office in the former Class 42 for restaurant services (Reg. No. 2,713,985); and common law marks “MITCHELL’S FISH MARKET SEAFOOD RESTAURANT & BAR & design”, “COLUMBUS FISH MARKET”, “COLUMBUS FISH MARKET SEAFOOD RESTAURANT & BAR & design”, “CAMERON’S STEAKHOUSE”, “FISH ANY FRESHER WOULD STILL BE IN THE OCEAN”, and “MITCHELL’S STEAKHOUSE”, each of which is used in association with providing restaurant services (“collectively the Marks ”); and

WHEREAS, Assignor may have rights in and to the name “Mitchell” (including any stylistic presentation or possessive/plural-possessive form) as used in connection with the provision of restaurant, lounge, catering or food services of any kind and scope worldwide (the “Name”); and

WHEREAS, Ruth’s Chris Steak House, Inc., a Delaware corporation, with its principal place of business at 500 International Pkwy, Suite 100, Heathrow, Florida 32746 (“Assignee”) has acquired the Acquired Assets (as defined in the Asset Purchase Agreement (“APA”) dated             , 200    , by and between Assignor and Assignee) in connection with which Assignor has used the Marks and Name and Assignee desires to acquire the Marks and Name; and

WHEREAS, Assignor has made certain representations, warranties and covenants in the APA regarding the Acquired Assets, including the Marks and Name, and those representations, warranties and covenants are fully incorporated herein and constitute material terms hereof;

NOW, THEREFORE, conditioned upon and including the terms set forth above, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby sells, assigns, and transfers to Assignee, and Assignee accepts, all right, title, and interest in and to the Marks and Name, together with all of the goodwill of the business symbolized by the Marks, except that this assignment for the name and mark “CAMERON’S STEAKHOUSE” is limited to “steakhouse and seafood restaurant services”.

Assignee	Assignor
Ruth’s Chris Steak House, Inc.	Cameron Mitchell Restaurants, LLC

	By:	CMR Management, Inc.
	Its:	Manager

By:	By:
Craig Miller, President		M. Cameron Mitchell, President

Execution Version

Dated:             , 200

Acknowledgement

On this             day of             , 200    , before me personally appeared the persons who signed this instrument and who acknowledged that he/she signed it as a free act on his/her own behalf (or on behalf of the identified juristic entity with authority to do so).

Notary Public

Execution Version

“Document B”

Copyright Assignment

This Agreement (the “Agreement”) is entered into by and between Cameron Mitchell Restaurants, LLC, an Ohio limited liability company with its principal place of business at 515 Park Street, Columbus, Ohio 43215 (“Assignor”) and Ruth’s Chris Steak House, Inc., a Delaware corporation, with its principal place of business at 500 International Parkway, Suite 100, Heathrow, FL 32746 (“Assignee”).

Recitals

WHEREAS, Assignor has operated a group of restaurants (the “Restaurants”) that Assignee has acquired through an Asset Purchase Agreement dated             , 200    , and Assignor agreed as part of that agreement to assign to Assignee all copyrights and copyrightable works (the “Works”) used, being used and necessary for the operation of those acquired restaurants and as listed on Exhibit 1 hereto.

WHEREAS, Assignor now wishes to formally assign all right, title and ownership in the Works, including but not limited to the copyrights therein, to Assignee for its sole ownership and exclusive use without further action or payment on Assignee’s part; and

NOW THEREFORE, in consideration of the foregoing, of the mutual covenants herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Terms

1. Incorporation; Terms: The foregoing recitals are incorporated herein as part of this Agreement. When in this Agreement reference is made to “parties,” such reference shall mean all of the entities executing this Agreement.

2. Consideration: The consideration for this Agreement is the purchase price paid by Assignee for the Restaurants which is hereby acknowledged by Assignor.

3. Representations and Warranties of Assignor: Assignor hereby represents and warrants to Assignee that:

a. Authority. All necessary and lawful actions to authorize the execution of this Agreement on behalf of Assignor have been taken, and the individual whose signature is affixed hereto on behalf of Assignor is authorized to legally bind the company to the terms of this Agreement.

b. Ownership/Status of Works. Assignor (i) is the sole owner of the Works, and no other persons or entities have made a claim of ownership or have standing to claim rights therein; (ii) has previously made no full or partial assignment, transfer, conveyance or other disposition of the Works or any rights or legal causes of action associated with the Works; (iii) has not granted a security interest in the Works, and has no knowledge of such a

Execution Version

security interest in the Works, whether recorded or not; (iv) has not registered any of the Works with the U.S. Copyright Office; (v) has no knowledge of any threatened or pending litigation or proceeding concerning or related to the Works in any way; (vi) has not received or sent a cease and desist letter or other correspondence to third parties regarding use, display or infringement of the Works, and (vii) has no knowledge of any prior disputes with third parties regarding the Works.

Assignor further agrees that it will provide upon request to Assignee any and all documentation showing its sole ownership in the copyrights being assigned as part of this agreement. This requirement shall be applicable to all elements and components of work provided by Assignor to Assignee, including but not limited to photographs, music, drawings, likenesses, design copy, ad copy, internet page text, ad design, menus, architectural drawings, and other copyrightable materials that make up the Works. All such documents will not be unreasonably withheld by Assignor.

c. Use Authorization. Assignor has not previously authorized third parties to use the Works at any time prior to execution of this Agreement.

d. Challenge or Contest. Assignor shall not contest or challenge the validity, ownership, registration or use of the Works by Assignee at any time, regardless of method or forum.

4. Representations and Warranties of Assignee. Assignee hereby represents and warrants to Assignor that all necessary and lawful actions to authorize the execution of this Agreement on behalf of Assignee have been taken, and the officer whose signature is affixed hereto on behalf of Assignee is authorized to legally bind the company to the terms of this Agreement.

5. Assignment of Rights; Cooperation:

a. Assignment of Works: Assignor hereby assigns to Assignee its entire right, title and interest in the Works (ii) any and all copyrights or other intellectual property rights therein and (iii) any claims for prior infringement of such rights. Assignor further agrees to execute, if and when requested, any other lawful document deemed necessary by Assignee to carry out the purposes of this Agreement, all without further consideration than provided herein. Assignor also recognizes and acknowledges Assignee’s sole right to register the copyrights in the Works with the Copyright Office.

b. Cooperation: Assignee shall own and have the exclusive right to exploit, sell, market, license and otherwise use the Works. Assignor agrees to cooperate fully in any efforts made by Assignee to obtain and perfect Assignee’s interest in the Works, such cooperation including but not limited to Assignor’s review and execution of trademark, service mark or copyright registrations, assignments and related documents. Assignor also agrees to cooperate fully in any litigation involving the Works. Assignor’s duty to cooperate in obtaining protection for, and in litigation concerning, the Works shall continue after the parties have concluded the sale and purchase of the Restaurants.

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c. Notice: Assignor recognizes and acknowledges Assignee’s right to place copyright notices on the Works and shall cooperate fully to enable Assignee to do so.

6. Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

7. No Agency. Neither party is the agent of the other party and is not authorized to make any representation, contract, or commitment on behalf of the other party or otherwise bind the other party in any manner as agent. This provision shall not be read or interpreted to remove or relinquish Assignor from the obligations created by this Agreement.

8. Time. Time is of the essence in this Agreement and in the performance of every covenant or undertaking hereunder.

9. Waiver. The failure of a party to prosecute its rights with respect to a default or breach hereunder shall not constitute a waiver of the right to enforce its rights with respect to the same or any breach.

10. Headings. Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

11. Previous Agreements Superceded; Entire Agreement: This Agreement shall supercede any previous written or verbal agreement between Assignor and Assignee which claims authorship or ownership for Assignor with respect to any intellectual property rights in the Works, or that contradicts this Agreement in any way. This Agreement contains the entire agreement and understanding between Assignor and Assignee with respect to the subject matter herein, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect.

12. Change; Modification. No change or modification of this Agreement shall be valid or binding unless the same is in writing and signed by the party intended to be bound. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced.

13. Burden and Benefit: This Agreement shall be binding upon, and shall inure to the benefit of Assignee and Assignor, and their respective heirs, personal and legal representatives, successors and assigns.

14. Governing Law: This Agreement shall be governed in accordance with the laws of the State of Ohio, except with respect to the conflict of laws provisions thereof.

Execution Version

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Agreement as of the day and year set forth below.

Witness:		Assignor
Cameron Mitchell Restaurants, LLC

		By:	CMR Management, Inc.
		Its:	Manager

By: M. Cameron Mitchell,

Witness:		Assignee
Ruth’s Chris Steak House, Inc.

By:
Craig S. Miller, CEO

Date:             , 200

Execution Version

Exhibit 1 to Document B

Execution Version

Certificate of Acknowledgment

State of

County of

BE IT KNOWN, that on this      day of             , 200    , before me, the undersigned authority, duly commissioned, qualified and sworn within and for the State of Ohio, personally came and appeared M. Cameron Mitchell to me known to be the identical person who executed the above and foregoing Agreement, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he executed the above and foregoing Agreement in his capacity as an officer, as the case may be, on behalf of the entity he serves as an officer, of his own free will and for the uses, purposes and benefits therein expressed, in fulfillment of Section 204(b) of the Copyright Act of 1976, as amended.

WITNESSES:

M. Cameron Mitchell

Notary Public

Execution Version

Certificate of Acknowledgment

State of

County of

BE IT KNOWN, that on this      day of             , 200    , before me, the undersigned authority, duly commissioned, qualified and sworn within and for the State of Ohio, personally came and appeared Craig S. Miller, to me known to be the identical person who executed the above and foregoing Agreement, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he executed the above and foregoing Agreement in his capacity as an individual or officer, as the case may be, on behalf of himself or the entity he serves as an officer, of his own free will and for the uses, purposes and benefits therein expressed, in fulfillment of Section 204(b) of the Copyright Act of 1976, as amended.

WITNESSES:

Craig S. Miller

Notary Public

Execution Version

“Document C”

SERVICE MARK ASSIGNMENT

“MITCHELL’S OCEAN CLUB”

WHEREAS, Cameron Mitchell Restaurants, LLC, an Ohio limited liability company, with its principal place of business at 515 Park Street, Columbus, Ohio 43215 (“Assignor”), has adopted, owns, used, and is using the mark “MITCHELL’S OCEAN CLUB” (the “Mark”) in association with providing restaurant services at the restaurant located at 4002 Easton Station, Columbus, Ohio, 43219, and has filed an application to register the same at the U.S. Patent & Trademark Office (Serial No. 77/038135) in Class 43 for restaurant services (the “Application”); and

WHEREAS, Ruth’s Chris Steak House, Inc., a Delaware corporation, with its principal place of business at 500 International Parkway, Suite 100, Heathrow, Florida, 32746 (“Assignee”) has acquired certain assets from Assignor in an agreement dated             , 200     and desires to acquire the Mark and all of its associated goodwill; and

WHEREAS, Assignor makes the following representations and warranties to Assignee regarding the Mark “MITCHELL’S OCEAN CLUB”:

1)	Assignor is the owner of the Mark and possess all right, title and interest to the Mark free and clear of any license, mortgage, pledge, lien, encumbrance, charge or other security interest of any kind or nature, or other restriction of any kind or nature;

2)	Assignor has taken all commercially reasonable action to maintain and protect this Mark;

3)	Except to the extent the ownership of the mark is not otherwise limited by the U.S. Patent & Trademark Office’s initial refusal to register the Mark on the basis of Section 2(d) of the Lanham Act (15 U.S.C. §1052(d)) and subject to the actual knowledge of Assignor after reasonable investigation, Assignor has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with the rights of third parties in connection with Assignor’s use of this Mark; and Assignor has not received any charge, complaint, claim, opposition, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Assignor must license or refrain from using the Mark) arising out of its use of the Mark.

4)	To the actual knowledge of Assignor after reasonable investigation, no third party has interfered with, infringed upon, misappropriated, diluted, tarnished, or otherwise come into conflict with any rights of Assignor with respect to this Mark.

5)	The Mark is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

6)	No action, suit, proceeding, hearing, investigation, charge, complaint, claim, opposition, or demand is pending or, to the actual knowledge of Assignor after reasonable investigation, is threatened which challenges the legality, validity, enforceability, use or ownership of the Mark

Execution Version

7)	Assignor has never agreed to indemnify anyone, juridical or natural, for or against any interference, infringement, misappropriation, or other conflict with respect to the Mark;

8)	The Mark cannot be considered to be abandoned as that term is defined in 15 U.S.C. § 1127, specifically Assignor has not discontinued use of the Mark with intent not to resume such use; and

WHEREAS, Assignor also owns the domain name, www.mitchellsoceanclub.com (the “Domain Name”) which Assignee wishes to acquire.

NOW, THEREFORE, conditioned upon and including the terms set forth above, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby sells, assigns, and transfers to Assignee, and Assignee accepts, all right, title, and interest in and to the Mark, together with all of the goodwill of the business symbolized by the Mark, the Application and the Domain Name.

Assignee	Assignor
Ruth’s Chris Steak House, Inc.	Cameron Mitchell Restaurants, LLC

	By:	CMR Management, Inc.
	Its:	Manager

By:	By:
Craig Miller, President		M. Cameron Mitchell, President

Dated:             , 200

Acknowledgement

On this      day of             , 200    , before me personally appeared the persons who signed this instrument and who acknowledged that he/she signed it as a free act on his/her own behalf (or on behalf of the identified juristic entity with authority to do so).

Notary Public

Execution Version

“Document C”

EXCLUSIVE LICENSE

“MITCHELL’S OCEAN CLUB”

This Agreement is made between Ruth’s Chris Steak House, Inc., a Delaware corporation with its principal place of business located at 500 International Parkway, Suite 100, Heathrow, Florida 32746, (“Licensor”) and Cameron Mitchell Restaurant, LLC, an Ohio limited liability corporation, with its principal place of business located at 515 Park Street, Columbus, Ohio 43215 (“Licensee”).

WHEREAS, Licensor is the owner of the service mark “Mitchell’s Ocean Club” (the “Mark”) which Licensee is using to provide restaurant services at the restaurant located at 4002 Easton Station, Columbus, Ohio 43219 (the “Restaurant Location”), and the domain name www.mitchellsoceanclub.com (the “Domain Name”), and Licensor is the owner of an application to register the Mark at the U.S. Patent and Trademark Office (Serial No. 77/038135) in Class 43 for restaurant services (the “Application”), having acquired such ownership from Licensee pursuant to an Asset Purchase Agreement (“APA”) dated              2007 by and between Licensor and Licensee; and

WHEREAS, Licensee desires to continue to operate a restaurant using the Mark at the location 4002 Easton Station, Columbus, Ohio 43219, and using the Domain Name;

WHEREAS, Licensor is willing and able to license to Licensee the right to continue to operate a restaurant using the Mark at the Restaurant Location and the Domain Name pursuant to certain terms and conditions;

NOW THEREFORE, accepting the above recitals as part of this Agreement and in return for good and valuable consideration, the adequacy and receipt of which is acknowledged by the parties, Licensor and Licensee agree as follows:

1) License Grant: Except to the extent the ownership of the mark is not otherwise limited by the U.S. Patent & Trademark Office’s initial refusal to register the Mark on the basis of Section 2(d) of the Lanham Act (15 U.S.C. §1052(d)) and subject to the terms and conditions specified herein, Licensor grants to Licensee an exclusive, non-assignable, and royalty-free license to use the Mark and Domain Name on or in connection with the operation of the restaurant at the Restaurant Location and only in the manner and to the extent which the Mark and Domain Name are presently being used at and for this location. Licensee may not sublicense the rights granted herein to any of its affiliates, subsidiaries, or to a third party(ies). Licensee shall not use the Mark at any other physical location other than the Restaurant Location. The parties agree, however, that the exclusive license granted herein does not apply to the name “Mitchell” as it appears in this Mark.

2) Quality Control

(a) Right to Exercise: Licensor shall have the right to exercise quality control over Licensee’s use of the Mark and Domain Name to the extent needed to maintain the validity of the Mark and to protect the associated good will, and Licensee agrees to and shall conform its

Execution Version

use of the Mark and Domain Name to such quality control requirements established by Licensor. Licensor agrees that the current standards of quality currently being used at the Restaurant Location conform to Licensor’s quality control standards. Any other quality control standards that Licensor may exercise over Licensee shall be commercially reasonable.

(b) Conforming Services: Licensee shall use the Mark only on or in connection with restaurant services at the Restaurant Location that conform to the standards of quality currently being used at the Restaurant Location.

(c) Inspection: Upon Licensor’s request, Licensee shall submit samples of promotional materials and other documents to verify compliance with paragraph (b) above. Licensor may further inspect the Restaurant Location with prior reasonable written notice and during normal business hours.

(d) Best Efforts: Licensee shall use its best efforts to ensure that the restaurant services provided at the location at the Restaurant Location comply with all applicable laws and statutes relating to the provision of restaurant services.

3) Service Mark Use

(a) Value and Goodwill: Licensee acknowledges Licensor’s ownership of the Mark and the Domain Name and the value and goodwill associated thereof. Licensee’s use of the Mark and Domain Name shall inure to the benefit of Licensor for all purposes.

(b) No Adverse Action: Licensee shall not do any act that would invalidate or challenge the validity of any of Licensor’s service mark or trade mark registrations or attempt to register any such marks in its own name, or act in any manner that would jeopardize Licensor’s rights therein.

(c) Notice: Licensee shall affix the proper service mark notice to the restaurant services, including advertising and promotional materials. Such notices shall include the proper designation whether the ® or SM or TM designation for unregistered marks. At the request of Licensor, Licensee shall include a statement that the Mark is the property of Licensor where Licensee makes use of the Mark on printed materials.

(d) No substantial changes: Licensee shall not make any changes to, or combine the Mark with any other service or trademarks or trade names without prior written consent of Licensor.

(e) Registration: Licensor shall be responsible for all service mark registration(s) and maintenance, including further maintenance of and prosecution of the Application, which will be at Licensor’s expense. Licensee shall cooperate with Licensor and shall sign any documents required by Licensor and agrees to provide Licensor with any specimens that are needed to maintain the Mark, or its registration(s).

(f) Domain Name: Licensor shall be responsible to maintain registration of the Domain Name, including the payment of renewal fees, as long as this license is in effect.

Execution Version

Licensee will cooperate with Licensor to transfer registration of the Domain Name to Licensor so that Licensor can manage the Domain Name; however, Licensor agrees that it will not modify the DNS settings for the Domain Name from their current settings so that either Licensee or a third party designated by Licensee can continue to maintain and modify the content of the associated website. Licensor will modify the DNS settings only if notified by Licensee during the term of this license of any new DNS settings or if the DNS settings are unintentionally changed. Licensor agrees to modify the DNS settings within a reasonable amount of time in accordance with Licensee’s instructions.

4) Mark Enforcement

a) Prompt Notification: Licensee shall promptly notify Licensor of any infringement or potentially infringing uses of the Mark or Domain Name so as to permit Licensor to take appropriate legal action as Licensor may determine at its sole discretion. Licensee shall cooperate with Licensor in any such action including joining in any suit if found to be a necessary party. Licensor shall reimburse Licensee for the reasonable costs incurred in providing such assistance, including reasonable costs and attorneys’ fees. Any award or settlement recovered by Licensor in any such action shall belong solely to Licensor.

b) Licensee Action: If Licensor chooses not to bring any infringement action against an infringer, Licensee, with the prior written consent of Licensor, may bring such action in its own name and at its own expense. Licensor shall cooperate in any such action and join as a party if necessary, at Licensee’s expense. Any award or settlement recovered by Licensee in any such action shall belong solely to Licensee after the recovery by both parties of their out-of-pocket costs.

(c) Defense: Licensor shall defend, at its own expense, any infringement action brought by a third party arising out of Licensee’s use of the Mark or Domain Name, but only for such use that dates after the consummation of the APA. Licensee shall cooperate in such defense at Licensor’s expense. Licensor shall be responsible for all judgments or settlements resulting from such action by a third party. Any award or settlement received in such action by Licensor shall belong solely to Licensor. Licensee shall not enter into any settlement agreement with a third party without the prior written consent of Licensor.

5) Indemnity: Licensee shall indemnify and hold harmless Licensor and its affiliated entities and their officers, directors, employees and agents from any and all claims, suits, damages, attorney’s fees, costs, and other expenses, whenever asserted and established, arising from: (i) Licensee’s performance and operations under this Agreement and (ii) use of the Mark and Domain Name by Licensee prior to date of the consummation of the APA.

6) Term and Termination

(a) This Agreement shall continue until one of the following events occurs, whichever is earliest:

(i) Licensee ceases operating the restaurant located at 4002 Easton Station, Columbus, Ohio 43219, either by virtue of selling the business or location to another party or moving the business to a new location;

Execution Version

(ii) Licensee ceases to exist, including through termination, dissolution, bankruptcy, or liquidation;

(iii) Licensor ceases to exist, including through termination, dissolution, bankruptcy, or liquidation; or,

(iv) Licensee commits a material breach of the terms of the Agreement; provided that Licensor must provide Licensee with written notice identifying the material breach(es). Licensee shall have a period of 30 days from the date of such notice within which to cure the breach.

(b) Upon termination of this Agreement for any reason, Licensee shall immediately cease using the Mark and Domain Name.

7) Miscellaneous

a) Entire Understanding: this Agreement constitutes the entire understanding of the parties and merges all previous oral or written agreement pertaining to the subject matter of the Agreement, and shall not be modified or amended except by written agreement of the parties;

b) Not an Agent: Licensee is not an agent of Licensor, and nothing in this Agreement creates a relationship of agent, partner, or joint venturers.

c) Waiver: any waiver of a breach by either party is not a waiver of any other or later breach hereof.

d) Good Faith: the parties shall use good faith in attempting to resolve any disputes relating to this agreement through negotiations.

e) Governing Law: this Agreement is governed by the law of the state of Ohio.

f) Notices: Notices required under this Agreement shall be delivered in person, by overnight courier or certified mail to:

If to Licensor :	Ruth’s Chris Steakhouse, Inc.
500 International Pkwy, Suite 100
Heathrow, Florida 32746
Attn: Craig S. Miller, President/CEO
Fax: 407-833-9625

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Copy to:	Ruth’s Chris Steakhouse, Inc.
500 International Pkwy, Suite 100
Heathrow, Florida 32746
Attn: Thomas E. O’Keefe, General Counsel
Fax: 407-833-9625

If to Licensee:	Cameron Mitchell Restaurants, LLC
515 Park Street
Columbus, Ohio 43215
Attn: CMR Management, Inc., President
Fax: 614-621-1020

Copy to:	Jerry K. Mueller, Jr.
Mueller Smith & Matto
Mueller-Smith Building
7700 Rivers Edge Drive
Columbus, OH 43235
Fax: 614-436-0057

g) Binding: This Agreement shall be binding on the Parties and each of the representatives executing this Agreement below represents that he is authorized and empowered to bind his company to the terms and conditions of this Agreement. Licensor shall have the sole right of assignment and this Agreement shall inure to the benefit of its respective successors and permitted assigns. Licensee may not assign this Agreement under any circumstances.

h) Headings. Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Agreement as of the day and year set forth below.

Licensor	Licensee
Ruth’s Chris Steak House, Inc.	Cameron Mitchell Restaurants, LLC

		By:	CMR Management, Inc.
		Its:	Manager

By:		By:
	Craig Miller, President		M. Cameron Mitchell, President

Dated:             , 200

Acknowledgement

On this          day of             , 200  , before me personally appeared the persons who signed this instrument and who acknowledged that he/she signed it as a free act on his/her own behalf (or on behalf of the identified juristic entity with authority to do so).

Notary Public

Execution Version

“Document D”

NAME RIGHTS ASSIGNMENT AGREEMENT

This Name Rights Assignment Agreement (“Agreement”) is entered into this          day of             , 2007, by and between M. Cameron Mitchell, an individual residing in the state of Ohio (“Assignor”), and Ruth’s Chris Steak House, Inc., a Delaware corporation with its principal place of business at 500 International Pkwy, Suite 100, Heathrow, Florida 32746 (“Assignee”).

Recitals

WHEREAS, Assignee has acquired the Acquired Assets (as defined in the Asset Purchase Agreement (“APA”) dated                  , 200  , by and between Assignor’s company, Cameron Mitchell Restaurants, LLC and Assignee) and in connection therewith desires to obtain certain perpetual rights with respect to Assignor’s personal name “Mitchell” to facilitate Assignee’s business activities after consummation of the APA; and

WHEREAS, Assignor is willing to transfer such naming rights to Assignee without separate compensation upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing, of the mutual covenants herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Terms

1. Incorporation; Terms: The foregoing recitals are incorporated herein as part of this Agreement. When in this Agreement reference is made to “parties,” such reference shall mean all of the entities or individuals executing this Agreement.

2. Name Rights Assignment.

a. “Mitchell”: Assignor hereby irrevocably and in perpetuity, assigns to Assignee all personal, publicity, ownership or other rights of all kinds, along with the associated goodwill, in and to his name “Mitchell” (including any stylistic presentation or possessive/plural-possessive form) for the sole purpose of Assignee’s future exploitation and use in connection with the provision of restaurant, lounge, catering or food services of any kind and scope worldwide, such exploitation and use to include, without limitation, (i) marketing, promotion or advertisement in any form of such services; (ii) trademark, service mark or trade name use and

Execution Version

federal, state or foreign registration in any class related to or associated with such services or the promotion or advertisement of same; and (iii) as part or the subject of a copyright claim, use or registration. To the extent required, this assignment shall and does constitute Assignor’s informed written permission and consent for registration by Assignee of the name “Mitchell” (or any stylistic presentation or possessive/plural-possessive form thereof) as a trade or service mark under Section 2(c) of the Lanham Act (15 U.S.C. § 1052(c)) or any successor statute, as well as any foreign or state trade mark laws requiring such permission or consent.

b. “Cameron”: Assignor hereby irrevocably and in perpetuity, assigns to Assignee all personal, publicity, ownership or other rights of all kinds, along with the associated goodwill, in and to his name “Cameron” (including any stylistic presentation or possessive/plural-possessive form) for the sole purpose of Assignee’s future exploitation and use in connection with the provision of “steakhouse and seafood restaurant services” worldwide, such exploitation and use to include, without limitation, (i) marketing, promotion or advertisement in any form of such services; (ii) trademark, service mark or trade name use and federal, state or foreign registration in any class related to or associated with such services or the promotion or advertisement of same; and (iii) as part or the subject of a copyright claim, use or registration. To the extent required, this assignment shall and does constitute Assignor’s informed written permission and consent for registration by Assignee of the name “Cameron” (or any stylistic presentation or possessive/plural-possessive form thereof) as a trade or service mark under Section 2(c) of the Lanham Act (15 U.S.C. § 1052(c)) or any successor statute, as well as any foreign or state trade mark laws requiring such permission or consent.

c. “M. Cameron Mitchell” and “Cameron Mitchell”: Assignor and Assignee acknowledge and agree that nothing in this Agreement prohibits or precludes Assignor from using his legal name “M. Cameron Mitchell” or “Cameron Mitchell” in accordance with the provisions of Section 6.12(e) of the APA.

3. Representations, Warranties and Covenants of Assignor: Assignor hereby represents, warrants and covenants to Assignee as follows:

a. Authority. Assignor is of the full age of majority and possesses all necessary authority and capacity to assign the rights herein. No other action, approval or authority is required to authorize the assignment contemplated hereby.

b. Ownership of Name. Assignor is the owner of the name “Mitchell” and “Cameron” and Assignor has used the names in connection with the restaurants being acquired by Assignee in the APA. Assignor is not a party to any agreement which curtails, precludes or otherwise prevents the assignment herein, and has not previously assigned, transferred, conveyed or otherwise disposed of the rights granted in Section 2 hereof to any third party. Assignor has not previously filed and does not now have pending any request or application to change or modify his name. Assignor has no knowledge of prior disputes or litigation concerning Assignor’s right to use “Mitchell” or “Cameron” as his personal name or as a trademark, service mark, or trade name.

c. Cooperation; No Interference. Except for those limited and specific non-exclusive license rights granted by Assignee to Assignor in the Non-Exclusive Licenses dated

Execution Version

            , 2007 which permit use of the name “Mitchell” in association with Mitchell’s Ocean Club, Cameron Mitchell Restaurants, LLC, and Cameron Mitchell Catering Company and the domain names www.cameronmitchell.com, www.mitchellsoceanclub.com, and www.cameronmitchellcatering.com, Assignor shall not take any action, regardless of method or forum, which interferes with, infringes upon the rights granted herein or otherwise limits the assignment granted hereby. Assignor shall not file any opposition, challenge or protest against registration of the name “Mitchell” or “Cameron” by Assignee or Assignee’s successor consistent with the purposes specified in Section 2. Assignor further agrees to reasonably cooperate with Assignee in Assignee’s endeavors to protect and/or preserve the name “Mitchell” and “Cameron” in association herewith, and, if and when requested, to execute any other lawful document deemed necessary by Assignee in the future to carry out the purposes of this Agreement, all without charge or compensation.

4. Representations and Warranties of Assignee. Assignee hereby represents and warrants to Assignor that all necessary and lawful actions to authorize the execution of this Agreement on behalf of Assignee have been taken, and the officer whose signature is affixed hereto on behalf of Assignee is authorized to legally bind the company to the terms of this Agreement.

5. Injunctive Relief. In addition to any and all legal or equitable rights of Assignee to enforce the provisions of this Agreement, Assignee shall be entitled to entry of a judgment granting preliminary injunctive relief from any activity that constitutes a breach of Assignor’s obligations in Section 3(c) hereof upon the filing of a request for same in a court of law with proper jurisdiction, and this Agreement and an affidavit by Assignee alleging the nature of the breach of same shall be sufficient and complete evidence that the legal factors for grant of such relief are met. Assignee hereby waives any objection to the initiation of a request for or issuance of such preliminary injunctive relief.

6. Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

7. Waiver. The failure of a party to prosecute its rights with respect to a default or breach hereunder shall not constitute a waiver of the right to enforce its rights with respect to the same or any breach.

8. Headings. Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

9. Change; Modification. No change or modification of this Agreement shall be valid or binding unless the same is in writing and signed by the party intended to be bound. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced.

Execution Version

10. Benefit; Assignment: This Agreement shall benefit and be binding upon the parties and their respective heirs, personal and legal representatives, successors and assigns. Assignee shall have the right to assign this Agreement without prior consent of Assignor. Assignor may not assign this Agreement.

11. Governing Law: This Agreement shall be governed in accordance with the laws of the State of Ohio, except with respect to the conflict of laws provisions thereof.

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Agreement as of the day and year set forth below.

Assignor	Assignee
M. Cameron Mitchell	Ruth’s Chris Steak House, Inc.

By:		By:
	M. Cameron Mitchell		Craig Miller, President

Certificate of Acknowledgment

On this          day of             , 2007, before me personally appeared the persons who signed this instrument and who acknowledged that he/she signed it as a free act on his/her own behalf (or on behalf of the identified juristic entity with authority to do so).

Notary Public

Execution Version

“Document E”

NON-EXCLUSIVE LICENSE

“CAMERON’S STEAKHOUSE”

This Agreement is made between Ruth’s Chris Steak House, Inc., a Delaware corporation with its principal place of business located at 500 International Parkway, Suite 100, Heathrow, Florida 32746, (“Licensor”) and Cameron Mitchell Restaurant, LLC, an Ohio limited liability corporation, with its principal place of business located at 515 Park Street, Columbus, Ohio 43215 (“Licensee”).

WHEREAS, Licensor is the owner of the service mark “Cameron’s Steakhouse” for “steakhouse and seafood restaurant services” (the “Mark”), having acquired such ownership from Licensee on             , 200   (the “Acquisition Date”) pursuant to the consummation of an Asset Purchase Agreement (“APA”) dated              2007 by and between Licensor and Licensee; and

WHEREAS, Licensee has used the Mark in the past in the provision of restaurant services at a Cameron’s Steakhouse restaurant located at 5750 North Port Washington Road, Glendale, Wisconsin 53217 which is not being transferred to Licensor under the APA (the “Restaurant Location”), and Licensee desires to continue use of the Mark at the Restaurant Location for a period after the Acquisition Date as further defined herein;

WHEREAS, Licensor is willing and able to license to Licensee the right to continue to use the Mark at the Restaurant Location pursuant to certain terms and conditions;

NOW THEREFORE, accepting the above recitals as part of this Agreement and in return for good and valuable consideration, the adequacy and receipt of which is acknowledged by the parties, Licensor and Licensee agree as follows:

1. License Grant: Subject to the terms and conditions specified herein, Licensor hereby grants to Licensee a non-exclusive, non-assignable, royalty-free, and temporary license to use the Mark on or in connection with the Restaurant Location only in the manner and to the extent which the Mark is presently being used at and for this location. Licensee may not sublicense the rights granted herein to any of its affiliates, subsidiaries, or to a third party(ies). Licensee shall not use the Mark at any other physical location other than the Restaurant Location.

2. Quality Control:

(a) Right to Exercise: Licensor shall have the right to exercise quality control over Licensee’s use of the Mark to the extent needed to maintain the validity of the Mark and to protect the associated good will, and Licensee agrees to and shall conform its use of the Mark to such quality control requirements established by Licensor. Licensor agrees that the standards currently being used by Licensee in the use of the Mark for the Restaurant Location conform to Licensor’s quality control standards. Any other quality control standards Licensor may exercise over Licensee shall be commercially reasonable.

Execution Version

(b) Conforming Services: Unless otherwise specified during the Term, Licensee shall use the Mark only on or in connection with restaurant services at the Restaurant Location that conform to the standards of quality currently being used at the Restaurant Location.

(c) Inspection: Upon Licensor’s request, Licensee shall submit samples of promotional materials and other documents to verify compliance with paragraph (b) above. Licensor may further inspect the Restaurant Location with prior reasonable notice during normal business hours.

(d) Best Efforts: Licensee shall use its best efforts to ensure that the restaurant services provided at the Restaurant Location comply with all applicable laws and statutes relating to the provision of restaurant services.

3. Service Mark Use

(a) Value and Goodwill: Licensee acknowledges Licensor’s ownership of the Mark and the value and goodwill associated thereof. Licensee’s use of the Mark shall inure to the benefit of Licensor for all purposes.

(b) No Adverse Action: Licensee shall not do any act that would invalidate or challenge the validity of any of Licensor’s service mark or trade mark registrations or attempt to register any such marks in its own name, or act in any manner that would jeopardize Licensor’s rights therein.

(c) Notice: Licensee shall affix the proper service mark notice to the restaurant services, including advertising and promotional materials. Such notices shall include the proper designation whether the ® or SM or TM designation for unregistered marks. At the request of Licensor, Licensee shall include a statement that the Mark is the property of Licensor where Licensee makes use of the Mark on printed materials.

(d) No substantial changes: Licensee shall not make any changes to, or combine the Mark with any other service or trademarks or trade names without prior written consent of Licensor.

(e) Registration: Licensor shall be responsible for all service mark registration and maintenance. Licensee shall cooperate with Licensor and shall sign any documents required by Licensor and agrees to provide Licensor with any specimens that are needed to maintain the Mark, or its registration(s).

4. Mark Enforcement. Licensee shall promptly notify Licensor of any infringement or potentially infringing uses of the Mark so as to permit Licensor to take appropriate legal action as Licensor may determine at its sole discretion. Licensee shall cooperate with Licensor in any such action including joining in any suit if found to be a necessary party. Licensor shall reimburse Licensee for the reasonable costs incurred in providing such assistance, including costs and reasonable attorneys’ fees. Any award or settlement recovered by Licensor in any such action shall belong solely to Licensor.

Execution Version

5. Indemnity: Licensee shall indemnify and hold harmless Licensor and its affiliated entities and their officers, directors, employees and agents from any and all claims, suits, damages, attorney’s fees, costs, and other expenses, whenever asserted and established, arising from: (i) Licensee’s performance and operations under this Agreement and (ii) use of the Mark by Licensee prior to the Acquisition Date.

6. Term and Termination: This license shall automatically terminate at the expiration of ninety (90) calendar days from the Acquisition Date or the date when Licensee ceases operating the Restaurant Location, whichever is earlier. Upon termination of this license, Licensee shall immediately cease using the Mark, without any further instruction or direction of Licensor. In the event Licensee ceases operating the Restaurant Location prior to the expiration of the ninety-day period herein, it shall immediately inform Licensor.

7. Breach: Licensor and Licensee covenant and agree that in the event it is necessary for Licensor to bring a legal action arising out of any breach of this Agreement by Licensee, Licensee hereby consents and forever waives any objection to the following:

(a) Entry of Judgment: Licensor shall be entitled to entry of a judgment granting preliminary injunctive relief from any activity that constitutes a breach of this Agreement by Licensee upon the filing of a request for same, and that the Agreement and an affidavit alleging the nature of the breach of same shall be sufficient and complete evidence that the legal factors for grant of such relief are met; and

(b) Reasonable Costs: The prevailing party shall be entitled to such reasonable costs and expenses as it may incur in such action, including court costs, reasonable attorneys’ fees, and all other costs and expenses, taxable or otherwise, reasonably necessary to defend against, or seek an abatement or injunction, or to establish or maintain the applicability or validity of this Agreement, or any provision hereof, or to prosecute any counterclaim or cross-claim based on any such action or proceeding.

8. Miscellaneous

(a) Entire Understanding: This Agreement constitutes the entire understanding of the parties and merges all previous oral or written agreement pertaining to the subject matter of the Agreement, and shall not be modified or amended except by written agreement of the parties;

(b) Not an Agent: Licensee is not an agent of Licensor, and nothing in this Agreement creates a relationship of agent, partner, or joint venturers.

(c) Waiver: Any waiver of a breach by either party is not a waiver of any other or later breach hereof.

(d) Governing Law: This Agreement is governed by the law of the state of Ohio.

(e) Notices: Notices required under this Agreement shall be delivered in person, by overnight courier or certified mail to:

If to Licensor:	Ruth’s Chris Steakhouse, Inc.
500 International Pkwy, Suite 100
Heathrow, Florida 32746
Attn: Craig S. Miller, President/CEO
Fax: 407-833-9625

Execution Version

Copy to:	Ruth’s Chris Steakhouse, Inc.
500 International Pkwy, Suite 100
Heathrow, Florida 32746
Attn: Thomas E. O’Keefe, General Counsel
Fax: 407-833-9625

If to Licensee:	Cameron Mitchell Restaurants, LLC
515 Park Street
Columbus, Ohio 43215
Attn: CMR Management, Inc., President
Fax: 614-621-1020

Copy to:	Jerry K. Mueller, Jr.
Mueller Smith & Matto
Mueller-Smith Building
7700 Rivers Edge Drive
Columbus, OH 43235
Fax: 614-436-0057

(f) Binding: This Agreement shall be binding on the Parties and each of the representatives executing this Agreement below represents that he is authorized and empowered to bind his company to the terms and conditions of this Agreement. Licensor shall have the sole right of assignment and this Agreement shall inure to the benefit of its respective successors and permitted assigns. Licensee may not assign this Agreement under any circumstances.

(g) Headings. Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Agreement as of the day and year set forth below.

[SIGNATURE PAGE TO FOLLOW]

Execution Version

Licensor	Licensee
Ruth’s Chris Steak House, Inc.	Cameron Mitchell Restaurants, LLC

		By:	CMR Management, Inc.
		Its:	Manager

By:		By:
	Craig Miller, President		M. Cameron Mitchell, President

Dated:             , 200

Acknowledgement

On this          day of             , 200  , before me personally appeared the persons who signed this instrument and who acknowledged that he/she signed it as a free act on his/her own behalf (or on behalf of the identified juristic entity with authority to do so).

Notary Public

Execution Version

“Document F”

Consent Agreement

This Consent Agreement is made and entered into on this      day of                     , 200    , between Cameron Mitchell Restaurants, LLC (“CMR”), with a business address at 515 Park Street, Columbus, Ohio 43215, and Ruth’s Chris Steak House, Inc. (“RCSH”), with a business address at 500 International Parkway, Suite 100, Heathrow, Florida 32746.

Whereas, CMR owns the common law marks “CAMERON’S AMERICAN BISTRO” and “CAMERON’S” (collectively “CMR’s Marks”) as used on non-steakhouse and/or non-seafood restaurant services (“CMR’s Services”);

Whereas, RCSH owns the common law mark “CAMERON’S STEAKHOUSE” (“RCSH’s Mark”) as used on steakhouse and seafood restaurant services (“RCSH’s Services”);

Whereas, the Parties agree that there is no confusion between their respective marks as used in connection with their respective services and desire to document this understanding by entering into this Consent Agreement;

Now therefore, for the good and sufficient consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1. CMR acknowledges RCSH’s ownership of RCSH’s Mark and RCSH’s right to use the mark on RCSH’s Services.

2. RCSH acknowledges CMR’s ownership of CMR’s Marks and CMR’s right to use the marks on CMR’s Services.

3. The Parties agree that confusion is not likely to arise from their respective use and registration of their respective marks in connection with their respective services because CMR’s Services and RCSH’s Services are for distinct concepts that are not likely to overlap.

4. As a result, CMR and RCSH consent to the registration of the other party’s mark for the services listed above, at the U.S. Patent & Trademark Office, or any other state or foreign office.

5. The parties agree to further take all reasonable action necessary to prevent any confusion between each other’s businesses due to the coexistence and registration of their respective marks from taking place, including but not limited to making public disclaimers.

6. The parties shall negotiate in good faith to modify the terms of this Agreement to continue and further the purposes hereof in the event the Agreement or any provision thereof is deemed to be invalid or insufficient for the purposes intended, by the U.S. Patent & Trademark Office or any court, or administrative body of or with competent jurisdiction.

Execution Version

In witness whereof, the Parties have caused this Consent Agreement to be duly executed as of the date set forth above.

Cameron Mitchell Restaurants, LLC	Ruth’s Chris Steak House, Inc.

By:	By:
Name:	Name:
Title:	Title:

Execution Version

“Document G”

NON-EXCLUSIVE LICENSE

“MITCHELL”

This Agreement is made between Ruth’s Chris Steak House, Inc., a Delaware corporation with its principal place of business located at 500 International Parkway, Suite 100, Heathrow, Florida 32746, (“Licensor”) and Cameron Mitchell Restaurant, LLC, an Ohio limited liability corporation, with its principal place of business located at 515 Park Street, Columbus, Ohio 43215 (“Licensee”).

WHEREAS, Licensor has certain exclusive rights to use the name “Mitchell” and has acquired all rights in and to the use of the name “Mitchell” as a trade or service mark (collectively, the “Mark”) in the provision of restaurant, lounge, catering and food services, having acquired such rights and ownership (i) from Licensee pursuant to an Asset Purchase Agreement (“APA”) dated November 6, 2007 by and between Licensor and Licensee; and (ii) from Cameron M. Mitchell individually pursuant to a Name Rights Assignment Agreement (“NRAA”) with Licensor of even date herewith; and

WHEREAS, Licensee desires a limited right to continue to use the Mark as part of the name of two of Licensee’s companies and as part of certain domain names; and

WHEREAS, subject to certain terms and conditions, Licensor is willing and able to license to Licensee the right to use the Mark as contemplated.

NOW THEREFORE, accepting the above recitals as part of this Agreement and in return for good and valuable consideration, the adequacy and receipt of which is acknowledged by the parties, Licensor and Licensee agree as follows:

1. License Grant: Subject to the terms and conditions specified herein, Licensor hereby grants to Licensee a limited, non-exclusive, non-assignable, and royalty-free license to use the Mark as follows:

(a) as part of the full name “Cameron Mitchell Catering Company” in connection with Seller’s catering business located in Columbus, Ohio, but only within the limits of the expansion restrictions set forth in Section 6.12(b) of the APA;

(b) in connection with “Cameron Mitchell Restaurants, LLC” in the name of the legal entity located in Columbus, Ohio for as long as Seller operates its business under such name; and

(c) as part of the domain name www.cameronmitchellcatering.com used in association with the provision of catering services and the domain name www.cameronmitchell.com used in association with the provision of restaurant services.

Licensee may not sublicense the rights granted herein to any of its affiliates, subsidiaries or to third parties.

Execution Version

2. Quality Control

(a) Right to Exercise: Licensor shall have the right to exercise quality control over Licensee’s use of the Mark to the extent needed to maintain the validity of the Mark and to protect the associated good will, and Licensee agrees to and shall conform its use of the Mark to such quality control requirements established by Licensor. Licensor agrees that the standards currently being used by Licensee in the use of the Mark for the Restaurant Location conform to Licensor’s quality control standards. Any other quality control standards Licensor may exercise over Licensee shall be commercially reasonable.

(b) Conforming Services: Licensee shall use the Mark as limited herein and subject to the terms and conditions hereof.

(c) Inspection: Upon Licensor’s request, Licensee shall permit inspection of its uses hereunder and submit samples of promotional materials and other documents to verify compliance with paragraph (b) above.

3. Service Mark Use

(a) Value and Goodwill: Licensee acknowledges Licensor’s ownership of the Mark and the value and goodwill associated therewith. Licensee’s use of the Mark shall inure to the benefit of Licensor for all purposes.

(b) No Adverse Action: Licensee shall not do any act that would invalidate or challenge the validity of any of Licensor’s service mark or trade mark registrations or attempt to register any such marks in its own name, or act in any manner that would jeopardize Licensor’s rights therein.

(c) Notice: Licensee shall include a written notice that the Mark is owned by Licensor on the websites associated with the domain name uses permitted hereunder.

(d) Modification: Licensee shall not make any changes to, or combine the Mark with any other service or trademarks or trade names without prior written consent of Licensor.

(e) Registration: Licensor shall be responsible for all service mark registration and maintenance. Licensee shall cooperate with Licensor and shall sign any documents required by Licensor and agrees to provide Licensor with any specimens that are needed to maintain the Mark, or its registration(s).

4. Mark Enforcement

(a) Prompt Notification: Licensee shall promptly notify Licensor of any infringement or potentially infringing uses of the Mark so as to permit Licensor to take appropriate legal action as Licensor may determine in its sole discretion. Licensee shall cooperate with Licensor in any such action including joining in any suit if found to be a necessary party. Licensor shall reimburse Licensee for the reasonable costs incurred in providing such assistance, including reasonable costs and attorneys’ fees. Any award or settlement recovered by Licensor in any such action shall belong solely to Licensor.

Execution Version

(b) Licensee Action: If Licensor chooses not to bring any infringement action against an infringer, Licensee, with the prior written consent of Licensor, may bring such action in its own name and at its own expense. Licensor shall cooperate in any such action and join as a party if necessary, at Licensee’s expense. Any award or settlement recovered by Licensee in any such action shall belong solely to Licensee after the recovery by both parties of their out-of-pocket costs.

(c) Defense: Licensor shall defend, at its own expense, any infringement action brought by a third party arising out of Licensee’s use of the Mark, but only for such use that occurs after the consummation of the APA. Licensee shall cooperate in such defense at Licensor’s expense. Licensor shall be responsible for all judgments or settlements resulting from such action by a third party. Any award or settlement received in such action by Licensor shall belong solely to Licensor. Licensee shall not enter into any settlement agreement with a third party without the prior written consent of Licensor.

5. Indemnity: Licensee shall indemnify and hold harmless Licensor and its affiliated entities and their officers, directors, employees and agents from any and all claims, suits, damages, attorney’s fees, costs, and other expenses, whenever asserted and established, arising from: (i) Licensee’s performance and operations under this Agreement and (ii) use of the Mark by Licensee prior to consummation of the APA.

6. Term and Termination

(a) The use of the Mark authorized in Section 1(a) hereof shall terminate upon the earliest to occur of (i) Licensee ceasing operation of its catering business from its Columbus location; (ii) Licensee ceasing to provide catering services to the Columbus, Ohio metropolitan area, either by virtue of selling the business or location to another party or moving the business to a new location, (iii) Licensee expanding its catering business beyond the expansion area permitted by Section 6.12(b) of the APA; or (iv) Cameron Mitchell Catering Service ceasing to exist, including through termination, dissolution, bankruptcy, or liquidation.

(b) The use of the Mark authorized in Section 1(b) hereof shall terminate upon the earliest to occur of (i) Licensee ceasing to operate its business under Licensee’s name; or (ii) Licensee ceasing to exist, including through termination, dissolution, bankruptcy, or liquidation.

(c) The use of the Mark authorized in Section 1(c) in the domain name www.cameronmitchellcatering.com shall terminate when the use of the Mark authorized in Section 1(b) terminates hereunder.

(d) The use of the Mark authorized in Section 1(c) in the domain name www.cameronmitchell.com shall terminate when the use of the Mark authorized in Section 1(b) terminates hereunder.

Execution Version

(e) This Agreement, including all licensed uses of the Mark hereunder, shall automatically terminate when Licensee ceases to exist, including through termination, dissolution, bankruptcy, or liquidation;

(f) This Agreement, including all licensed uses of the Mark hereunder, shall automatically terminate when Licensor ceases to exist, including through termination, dissolution, bankruptcy, or liquidation; or,

(g) This Agreement, including all licensed uses of the Mark hereunder, shall automatically cease when Licensee commits a material breach of the terms of the Agreement; provided that Licensor must provide Licensee with written notice identifying the material breach(es). Licensee shall have a period of 30 days from the date of such notice within which to cure the breach.

Upon termination of this Agreement for any reason, Licensee shall immediately cease all uses of the Mark. Upon termination of any of the licensed uses in accordance with Section 6(a)-(c) hereof, Licensee shall immediately cease all uses of the Mark as authorized by such section.

7. Miscellaneous

(a) Entire Understanding: this Agreement constitutes the entire understanding of the parties and merges all previous oral or written agreement pertaining to the subject matter of the Agreement, and shall not be modified or amended except by written agreement of the parties;

(b) Not an Agent: Licensee is not an agent of Licensor, and nothing in this Agreement creates a relationship of agent, partner, or joint venturers.

(c) Waiver: any waiver of a breach by either party is not a waiver of any other or later breach hereof.

(d) Good Faith: the parties shall use good faith in attempting to resolve any disputes relating to this agreement through negotiations.

(e) Governing Law: this Agreement is governed by the law of the state of Ohio.

(f) Notices: Notices required under this Agreement shall be delivered in person, by overnight courier or certified mail to:

If to Licensor:	Ruth’s Chris Steakhouse, Inc.
500 International Pkwy, Suite 100
Heathrow, Florida 32746
Attn: Craig S. Miller, President/CEO
Fax: 407-833-9625

Execution Version

Copy to:	Ruth’s Chris Steakhouse, Inc.
500 International Pkwy, Suite 100
Heathrow, Florida 32746
Attn: Thomas E. O’Keefe, General Counsel
Fax: 407-833-9625

If to Licensee:	Cameron Mitchell Restaurants, LLC
515 Park Street
Columbus, Ohio 43215
Attn: CMR Management, Inc., President
Fax: 614-621-1020

Copy to:	Jerry K. Mueller, Jr.
Mueller Smith & Matto
Mueller-Smith Building
7700 Rivers Edge Drive
Columbus, OH 43235
Fax: 614-436-0057

(g) Binding: This Agreement shall be binding on the Parties and each of the representatives executing this Agreement below represents that he is authorized and empowered to bind his company to the terms and conditions of this Agreement. Licensor shall have the sole right of assignment and this Agreement shall inure to the benefit of only its respective successors and permitted assigns. Licensee may not assign this Agreement under any circumstances.

(h) Headings. Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Agreement as of the day and year set forth below.

Licensor	Licensee
Ruth’s Chris Steak House, Inc.	Cameron Mitchell Restaurants, LLC

	By:	CMR Management, Inc.
	Its:	Manager

By:	By:
Craig Miller, President		M. Cameron Mitchell, President

Dated:                     , 200

Execution Version

Acknowledgement

On this      day of                     , 200    , before me personally appeared the persons who signed this instrument and who acknowledged that he/she signed it as a free act on his/her own behalf (or on behalf of the identified juristic entity with authority to do so).

Notary Public

Execution Version

EXHIBIT “C”

SHARED SERVICES AGREEMENT

THIS SHARED SERVICES AGREEMENT, dated as of                 , 200     (this “Agreement”), by and between Cameron Mitchell Restaurants, LLC, an Ohio limited liability company (“Seller”), and Ruth’s Chris Steak House, Inc., a Delaware corporation (“Purchaser”).

WHEREAS, the Seller, the Purchaser, 1245 Properties, LLC, and M. Cameron Mitchell have entered into an Asset Purchase Agreement, dated as of                     , 200     (the “Purchase Agreement”) pursuant to which the Seller agreed to sell to the Purchaser and the Purchaser agreed to purchase from the Seller the Acquired Assets; and

WHEREAS, the Purchaser and the Seller desire to enter into an arrangement for the Seller to provide, or to cause to be provided, certain shared services solely with respect to Purchaser in connection with the Business for a period after the Closing.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.

SECTION 2. Shared Services.

a.	Seller agrees that it shall provide or cause its Affiliate to provide the services substantially as described on Schedule 1 to this Agreement solely with respect to Purchaser in connection with the Business (the “Shared Services”) for a period of four (4) months following the Closing Date (the “Term”). As of the end of each thirty (30) day period during the Term, Seller and Purchaser shall review the Shared Services delivered during such thirty (30) day period and mutually agree on which Shared Services shall be terminated and which Shared Services shall continue to be provided hereunder. Seller and Purchaser acknowledge and agree that Schedule 1 is, at best, an informed judgment of scope and costs of the Shared Services made at this time without the benefit of knowledge of all factors to be considered, including but not limited, the degree to which Purchaser will need to rely on Seller to provide the Shared Services.

b.

Seller shall invoice Purchaser One Hundred Twenty Five Thousand Dollars ($125,000) for the Shared Services as of the first day of each month during the Term (the “Shared Services Fee”), irrespective of any termination of a portion of the Shared Services as may be determined pursuant to paragraph a above. Such invoice shall be payable within thirty (30) days of Purchaser’s receipt. Seller shall invoice Purchaser for Seller’s out-of-pocket expenses, including but not limited to, travel expenses (consistent with

Purchaser’s Travel and Entertainment Policy, a copy of which has been delivered to Seller and any updates thereto shall be promptly delivered to Seller during the Term) and other variable expenses (those of $1,000 or more to be approved in advance by Purchaser) (the “Reimbursable Expenses”), incurred by Seller during the prior month in providing the Shared Services within ten (10) days following the end of each month during the Term. Purchaser’s obligation to pay either the Shared Services Fee or the Reimbursable Expenses shall survive the expiration of the Term. Purchaser and Seller acknowledge and agree that notwithstanding anything in this Agreement to the contrary, including but not limited to the termination of all or any portion of the Shared Services prior to the expiration of the Term, Purchaser shall pay to Seller in an amount not less than Five Hundred Thousand Dollars ($500,000) during the Term.

d.	In providing the Shared Services, none of the Seller nor any of its respective Affiliates shall be obligated to: (i) hire any additional employees; (ii) maintain the employment of any specific employee, (iii) purchase, lease or license any additional equipment, property or materials; or (iv) pay any costs related to the transfer of any data to the Purchaser or its Affiliates.

e.	The Seller agrees to use commercially reasonable efforts to cause third parties to perform the services that are required in order for the Seller to perform the Shared Services. The Purchaser understands that the Shared Services provided hereunder are transitional in nature and are furnished by the Seller and/or its Affiliates solely for the purpose of facilitating the purchase of the Acquired Assets by the Purchaser. The Seller has no long term interest in continuing to provide the Shared Services and any obligation of Seller or any of its Affiliates to provide the Shared Services shall expire on the last day of the Term. If Purchaser desires for Seller to continue to provide Shared Services beyond the Term, Purchaser and Seller shall mutually agree in writing on the scope of any such Shared Services, the period of time for any such Shared Services and the amount of compensation payable to Seller in exchange for providing such Shared Services.

f.	The Seller and its Affiliates shall only be obligated to provide Shared Services during normal business hours.

g.	If, during the Term, Purchaser desires that Seller performs certain additional services which are necessary to Purchaser’s operation of the Business and which are not part of the Shared Services (the “Additional Services”), then Purchaser may seek to negotiate an agreement with Seller with respect to the provision of such Additional Services. Seller shall perform such Additional Services solely pursuant to a written agreement regarding such Additional Services. Seller shall determine in its sole discretion whether to enter into any agreement regarding Additional Services.

h.	The Seller and its Affiliates providing Shared Services shall keep supporting documentation of all Reimbursable Expenses incurred in providing the Shared Services and all payments made by the Purchaser in respect of the Reimbursable Expenses. In the event Purchaser disputes any Reimbursable Expenses charged by Seller for providing Shared Services, Purchaser shall deliver a written statement describing the dispute to Seller within ten (10) days following Purchaser’s receipt of the invoice documenting such Reimbursable Expenses. Purchaser’s statement to Seller shall provide a reasonably detailed description of the disputed items. Upon delivery of the written statement, Purchaser and Seller shall seek to cooperate and negotiate in good faith to resolve such disputed charges.

SECTION 3. No Warranties; Limitation on Liability; Indemnification.

a.	Seller makes no representations or warranties, express or implied, including but not limited to any implied warranties of merchantability or fitness for a particular purpose with respect to the Shared Services to be provided hereunder. Without limiting the generality of the foregoing, the Purchaser hereby acknowledges and agrees that Seller is not and will not be acting as Purchaser’s accountants, financial advisors, human resources personnel or information technology personnel.

b.	Seller agrees to indemnify, defend and hold harmless the Purchaser, its Affiliates, and each officer, director, employee, agent and representative of Purchaser and/or any of its Affiliates (the “Purchaser Parties”), from any and all losses, liability, cost, expense, penalty, demand, judgment, damage, claim or cause of action (including but not limited to attorneys fees and other expenses of litigation) (“Losses”) incurred by any of them arising out of or connected with the Shared Services or in any way related to this Agreement, regardless of the legal theory asserted (other than such as result directly from the Purchaser Parties’ gross negligence or willful misconduct). Purchaser shall use reasonable efforts to promptly notify Seller in writing of any Losses for which Purchaser intends to claim indemnification hereunder (however, failure to give such notice shall not relieve Seller from its obligations hereunder). Seller may not settle any claim, action or demand without the prior written consent of the Purchaser. In addition, the Seller and its Affiliates shall be liable for, and indemnify the Purchaser Parties against, all Losses incurred by the Purchaser Parties to the extent caused by the negligence or willful misconduct of, or the breach of this Agreement by, the Seller and/or its Affiliates.

c.

Purchaser agrees to indemnify, defend and hold harmless the Seller, its Affiliates, and each officer, director, employee, agent and representative of Seller and/or any of its Affiliates (the “Seller Parties”), from any and all Losses incurred by any of them arising out of or connected with the Shared Services or in any way related to this Agreement, regardless of the legal theory asserted (other than such as result directly from the Seller Parties’ gross negligence or willful misconduct). Seller shall use reasonable efforts to promptly notify Purchaser in writing of any Losses for which Seller intends to claim indemnification hereunder (however, failure to give such notice shall not relieve Purchaser from their obligations hereunder). Purchaser may not settle any claim, action or demand without the prior written consent of the Seller. In addition, the Purchaser and its Affiliates shall be liable for, and indemnify the Seller Parties against, all Losses incurred by the Seller Parties to the extent caused by the negligence or willful misconduct of, or the breach of this Agreement by, the Purchaser and/or its Affiliates.

SECTION 4. Confidentiality.

a.	Seller shall cause each Affiliate providing Shared Services to hold, and cause its directors, officers, employees, agents, consultants and advisors to keep confidential, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all confidential human resource, financial, tax, and other data or information of or concerning the Purchaser obtained or created pursuant to this Agreement (the “Purchaser Information”) or otherwise relating to the Shared Services provided hereunder (except to the extent that this Agreement, the Purchase Agreement or any other ancillary agreement permits or requires the use or disclosure of such Purchaser Information or to the extent such Purchaser Information can be shown to have been (i) in the public domain through no fault of the Seller or its Affiliates, (ii) lawfully acquired after the date of this Agreement on a nonconfidential basis from a third party, or (iii) independently generated without any reference to any proprietary or confidential information of the Purchaser), and Seller and its Affiliates shall not (x) use such Purchaser Information, except in connection with the performance of this Agreement, or (y) disclose such Purchaser Information to any other person or entity, except its employees, directors, officers and agents who need to know such Purchaser Information and who shall be advised of the obligations contained in this Section 4(a) and be bound by them. Seller and its Affiliates shall be deemed to have satisfied its obligation to hold confidential any Purchaser Information if it exercises the same care as it takes to preserve confidentiality for its own similar information. Within thirty (30) days of the termination of this Agreement, Purchaser will notify Seller if Purchaser desires that any records representing the Purchaser Information in Seller’s possession be given to Purchaser. If Seller does not receive such notification within thirty (30) days of the termination of this Agreement, Sellers will destroy all records representing Purchaser Information in its possession.

b.	Any books, records, data, files, software, input materials or other information created by Seller or its Affiliates for Purchaser in the course of performing the Shared Services shall be deemed the property of the Purchaser.

SECTION 5. Modification and Waiver. No amendment, modification or alteration of the terms or provisions of this Agreement or its Schedules hereto shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement or its Schedules hereto may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement or its Schedules hereto shall be deemed to or shall constitute a waiver of any other provision of this Agreement or its Schedules hereto, whether or not similar.

SECTION 6. Entire Agreement; Separate Agreements. Except for and without limiting any party’s rights under the Purchase Agreement, this Agreement and its Schedules hereto constitute the entire agreement and understanding between the parties and supersedes all prior proposals, commitments, negotiations and understandings, whether written or oral, and all other communications between the parties relating to the subject matter hereof. The parties hereto agree that nothing in this Agreement and no breach of this Agreement shall modify or limit any party’s obligations to perform under the Purchase Agreement.

SECTION 7. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Ohio. Notwithstanding the foregoing, with respect to any action which includes injunctive relief, or any action for the recovery of any property, real or personal, a party may bring such action in any state which has jurisdiction.

SECTION 8. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

SECTION 9. Successors and Assigns. This Agreement and its Schedules hereto shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or its Schedules or any of the rights, interests, or obligations hereunder without the prior written approval of the other parties hereto or thereto, except that Purchaser may assign some or all of its rights, interests and obligations pursuant to this Agreement and its Schedules to one or more one of its subsidiaries without the consent of Seller; provided that Purchaser shall remain liable for its obligations hereunder.

SECTION 10. Force Majeure. All of the parties hereto and their respective Affiliates shall be excused for failure or delay in performing any of their obligations hereunder to the extent that such failure or delay is directly or indirectly caused by an occurrence commonly known as force majeure. “Force Majeure” includes, without limitation, any act of God; any accident, explosion, fire, ice, earthquake, lightning, tornado, hurricane, or other severe weather condition or calamity; any civil disturbance, labor dispute, or material labor shortage; any sabotage or acts of terrorism; any acts of a public enemy, uprising, insurrection, civil unrest, war or rebellion; any action or restraint by court order or public or governmental authority or lawfully established civilian authorities, or any other circumstance or event beyond the reasonable control of such party. In the event that the performance of any party hereto or their respective Affiliates hereunder is affected by an event of force majeure, the applicable party shall promptly notify the other parties hereto of the same, giving reasonably full particulars thereof, and insofar as known, the probable extent to which it will be unable to perform, or will be delayed in performing, its obligations hereunder.

SECTION 11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

SECTION 12. Relationship Between The Parties. The relationship between the parties established under this Agreement is that of independent contractors and neither party is an employee, agent, partner, or joint venturer of or with the other. Each party is solely responsible for the acts of its employees, officers, directors and agents. Neither party shall have the right, power or authority to create any obligations or commitments or incur any liabilities or debts, express or implied, on behalf of the other party.

SECTION 13. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

SELLER:

CAMERON MITCHELL RESTAURANTS, LLC, an Ohio limited liability company

By: CMR Management, Inc.
Its: Manager

M. Cameron Mitchell, President

PURCHASER:

RUTH’S CHRIS STEAK HOUSE, INC., a Delaware corporation

By:
Name:	Craig S. Miller
Title:	President/CEO

Schedule 1

[See Attached]

Execution Version

EXHIBIT “D”

NON-COMPETITION AND NON-SOLICITATION

AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (the “Agreement”) is effective this      day of             , 200   (the “Effective Date”), between Ruth’s Chris Steak House, Inc., a Delaware corporation (“Purchaser”), and Cameron Mitchell Restaurants, LLC, an Ohio limited liability company (“Seller”).

Recitals

WHEREAS, pursuant to that certain Asset Purchase Agreement dated             , 200     (the “Purchase Agreement”), executed by and among Purchaser, Seller, 1245 Properties, LLC, and M. Cameron Mitchell, Purchaser has acquired all the Acquired Assets from the Seller.

WHEREAS, as an inducement to Purchaser to purchase the Acquired Assets, Seller agreed to enter into this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

Agreement

1. Non-Competition Covenant.

(a) In consideration of the Purchase Price paid by Purchaser on the Closing Date to Seller pursuant to the Purchase Agreement, for the maximum period allowed by applicable law, but not to exceed five (5) years after the Closing Date, Seller and its Affiliates shall not, directly or indirectly:

(i) own, consult, develop, lease, license (to or from any third party), operate, participate (passively or actively), or invest in or be employed or engaged by or otherwise affiliated with (as a consultant, independent contractor or otherwise) any seafood dining business and steakhouse dining business identical or commercially similar to (A) the Restaurants being sold by Seller to Purchaser pursuant to the Purchase Agreement, and (B) the restaurants owned and operated by Purchaser as of this date;

(ii) solicit, induce, influence or attempt to influence any supplier, lessor, licensor, or any other Person who has a business relationship with Purchaser, or had a business relationship with Seller to which Purchaser succeeded under the Purchase Agreement, to discontinue or reduce the extent or scope of such relationship with Purchaser; or

(iii) engage in any practice the intended purposes of which is to evade the provisions of this covenant not to compete.

(b) Notwithstanding paragraph (a) above, Purchaser acknowledges and agrees that Seller’s operation, establishment or expansion of the restaurants and the upscale dining seafood concept related thereto known as the Ocean Club are not prohibited or restricted in any way by this covenant not to compete; provided, however, that pursuant to the terms and subject to the conditions of the Purchase Agreement, Seller may only use the name “Mitchell” pursuant to the terms and conditions of the license agreements attached to the Purchase Agreement as Exhibit B. Notwithstanding paragraph (a) above, Seller’s continued operation of the catering business located in Columbus, Ohio (without any right to expansion outside of the Columbus, Ohio metropolitan area) will not be prohibited or restricted in any way by this covenant not to compete; provided, however, that Seller shall only be permitted to use the name “Mitchell” pursuant to the terms and conditions of the license agreements attached to the Purchase Agreement as Exhibit B.

(c) Notwithstanding paragraph (a) above, Purchase acknowledges and agrees that Seller’s operation of the Cameron’s Steakhouse Restaurant located in Glendale, Wisconsin shall be allowed to continue operations for a period not to exceed ninety (90) days following the Closing Date; provided, however that Seller shall only be permitted to use the name “Cameron” pursuant to the terms and conditions of the license agreements attached to the Purchase Agreement as Exhibit B. Seller’s continued operation of this Cameron’s Steakhouse Restaurant after such ninety (90) day period shall constitute a breach of this Agreement.

2. Non-Solicitation Covenant. In consideration of the Purchase Price paid by Purchaser on the Closing Date to Seller pursuant to the Purchase Agreement, Seller and its Affiliates shall not:

(a) For a period of one (1) year after the Closing Date, solicit, employ, hire or seek to solicit, hire or employ, any Business Employees or any hourly employees of the Purchaser. Further, Seller shall not otherwise associate in, finance or invest in any business with any Business Employees or any former hourly employees of Seller employed by Purchaser or induce any Business Employees or any hourly employees of Purchaser to terminate his or her employment relationship during such one (1) year period. Nothing in this Agreement shall prohibit Seller from (i)(x) associating in, financing or investing in any business with any Business Employees or any former hourly employees of Seller employed by Purchaser, or (y) hiring any Business Employees or any hourly employees employed by Purchaser, in each case, whose employment is subsequently terminated by Purchaser for any reason or (ii) making a general solicitation of persons to be employed as hourly employees of Seller or its Affiliates; or

(b) Except for the individuals set forth on Schedule 1 attached hereto, for a period of three (3) years after the Closing Date, solicit, employ, hire or seek to solicit, hire or employ, any Key Business Employees or any management employees of the Purchaser. Further, subject to the immediately following sentence, Seller shall not otherwise associate in, finance or invest in any business with any Key Business Employees or any former management employees of Seller employed by Purchaser or induce any Key Business Employees or any management employees of Purchaser to terminate his or her employment relationship during such three (3) year period. Nothing in this Agreement shall prohibit Seller from (i) associating in, financing or investing in any business with any Key Business Employees or any former management employees of Seller employed by Purchaser or (ii) hiring any Key Business Employees or any management employees employed by Purchaser, in each case, whose employment is subsequently terminated by Purchaser for any reason; or

(c) Engage in any practice the intended purposes of which is to evade the provisions of this covenant not to solicit.

3. Scope of Covenants; Assignment of Covenants. The parties agree that the geographic scope of this covenant not to compete and this covenant not to solicit shall extend to all countries in North America. The parties agree that Purchaser may sell, assign or otherwise transfer this covenant not to compete or this covenant not to solicit, in whole or in part, to any Person that purchases all or part of the Business.

4. Enforceability. If any part of Sections 1, 2 or 3 is held to be unenforceable because of the scope, duration or area of its applicability, the court making such determination shall have the power to modify such scope, duration or area or all of them, and such provision shall then be applicable in such modified manner.

5. Remedies.

(a) The parties agree that a breach of any one or more of the covenants would cause irreparable injury and damage to Purchaser, the extent of which would be difficult to ascertain and not subject to an adequate remedy at law. In the event of such breach or threat of such breach, Purchaser may seek an action, including for immediate injunctive relief, to compel the specific performance of the covenants set forth in this Agreement and agrees that such remedy shall be cumulative, not exclusive, and shall be in addition to any other available remedies. Further, Purchaser may seek any other action necessary, including a temporary restraining order to prevent any threatened or further breach of the terms and conditions of this Agreement. The existence of any claim or cause of action by Seller against Purchaser, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Purchaser of the covenants; provided, however, that this paragraph shall not, in and of itself, preclude Seller from defending against the enforceability of the covenants. In any action brought by a party hereto to enforce the obligations of the other parties hereto, the prevailing party shall be entitled to collect from the other parties to such action such prevailing parties’ reasonable attorneys’ and accountants’ fees, court costs and other expenses incidental to such litigation.

(b) Seller’s failure to cease operation of the Cameron’s Steakhouse Restaurant located in Glendale, Wisconsin shall constitute a breach of both this Agreement and any applicable licensing agreements as described in Section 1(c) above and Purchaser shall be entitled to any remedies available pursuant to this Agreement and applicable law.

6. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Ohio.

7. Definitions. Capitalized terms not defined herein shall have the meaning assigned to them in the Purchase Agreement.

8. Waiver. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if served personally, on the day of such service, or (ii) if mailed by certified or registered mail (return receipt requested), on the second business day after mailing, and (iii) if transmitted by recognized overnight carrier, on the next business day after tender to the carrier. Such communications shall be sent to the following addresses:

If to Seller:	Cameron Mitchell Restaurants, LLC
515 Park Street
Columbus, Ohio 43215
Attn: CMR Management, Inc., President
Fax: 614-621-1020

Copy to:	Richard J. Helmreich, Esq.
Porter, Wright, Morris & Arthur, LLP
41 South High St.
Columbus, OH 43215
Fax: 614-227-22100

If to Purchaser:	Ruth’s Chris Steak House, Inc.
500 International Pkwy, Suite 100
Heathrow, Florida 32746
Attn: Craig S. Miller, President/CEO
Fax: 407-833-9625

Copy to:	Ruth’s Chris Steak House, Inc.
500 International Pkwy, Suite 100
Heathrow, Florida 32746
Attn: Thomas E. O’Keefe, General Counsel

Fax: 407-833-9625

10. Amendment. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing, signed by each of the parties hereto and identified in such writing as an amendment to this Agreement.

11. Section Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

12. Entire Agreement. This Agreement terminates, cancels and supersedes all previous agreements relating to Seller not competing with the Purchaser (except for M. Cameron Mitchell’s agreement not to compete with Purchaser), written or oral, entered into between the parties hereto, and this Agreement contains the entire understanding of the parties hereto with respect to the subject matter of this Agreement. This Agreement was fully reviewed and negotiated on behalf of each party and shall not be construed against the interest of either party as the drafter of this Agreement.

13. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

14. Survival. Sections 1 through 6 of this Agreement shall survive any termination or expiration of this Agreement.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:

CAMERON MITCHELL RESTAURANTS, LLC, an Ohio limited liability company

By:	CMR Management, Inc.
Its:	Manager

M. Cameron Mitchell, President

PURCHASER:

RUTH’S CHRIS STEAK HOUSE, INC., a Delaware corporation

By:
Name:	Craig S. Miller
Title:	President/CEO

Schedule 1

1.	Tony McMahon, General Manager at Mitchell’s Steakhouse, (Downtown) Columbus, OH

2.	Michael Denton, Executive Chef at Mitchell’s Steakhouse, (Downtown) Columbus, OH

3.	Steve Singleton, General Manager at Cameron’s Steakhouse, Birmingham, MI

4.	Jeff Lindemeyer, Executive Chef at Cameron’s Steakhouse, Birmingham, MI

5.	Kristen Luff, Assistant General Manager at Mitchell’s Steakhouse, (Polaris) Columbus, OH

Execution Version

EXHIBIT “E”

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”) dated as of the      day of                     , 200  , is made by and between Cameron Mitchell Restaurants, LLC, an Ohio limited liability company (“Assignor”) and Ruth’s Chris Steak House, Inc., a Delaware corporation (“Assignee”).

WHEREAS, Assignor desires to assign, transfer and convey all of its right, title and interest in and to the Assumed Liabilities (as defined in the Asset Purchase Agreement) and to the certain contracts set forth in Exhibit A attached hereto (the “Contracts”) to Assignee, and Assignee desires to assume such right, title and interest in the Assumed Liabilities and in the Contracts on the terms and subject to the conditions contained in the Asset Purchase Agreement, dated                      , 200  , by and between Assignor and Assignee (the “Asset Purchase Agreement”).

NOW, THEREFORE, for and in consideration of the terms and conditions hereof, the parties agree as follows:

1. Assignor hereby assigns to Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the Assumed Liabilities and the Contracts.

2. Assignee hereby assumes and agrees to perform all obligations of Assignor relating to the Assumed Liabilities and contained in the Contracts including any fees and other charges incurred and/or accruing as of and after the date of this Assignment. Assignee shall not be liable for amounts outstanding under any of the Contracts which (a) have accrued prior to the date of this Assignment or (b) relate to liabilities of Assignor other than the Assumed Liabilities.

3. Assignor represents and warrants that (a) Assignor is not in default of any of its obligations under the Contracts, (b) there are no defaults by any party under any of the Contracts and (c) the Contracts are in full force and have not been modified, amended, rescinded or superseded.

4. The terms of the Asset Purchase Agreement, including without limitation Assignor’s and Assignee’s representations, warranties, covenants, agreements and indemnities relating to the Assumed Liabilities and Contracts, shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms hereof, the terms of the Asset Purchase Agreement shall govern.

5. If and to the extent required under the Asset Purchase Agreement, Assignee shall indemnify and hold Assignor harmless from and against any and all losses, costs and expenses, including Assignor’s reasonable attorney fees, arising from any facts or circumstances relating to the Assumed Liabilities or the Contracts which occur after the date hereof in accordance with the terms of the Asset Purchase Agreement.

Execution Version

6. Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment as such other party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Agreement.

7. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Ohio.

8. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns and Purchaser may assign some or all of its rights, interests and obligations pursuant to this Agreement to one or more of its subsidiaries without the consent of the Seller; provided that Purchaser shall remain liable for its obligations hereunder.

9. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

10. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

[Signatures on following page]

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the date and year first set forth above.

ASSIGNOR

CAMERON MITCHELL RESTAURANTS, LLC

By:	CMR Management, Inc.
Its:	Manager

M. Cameron Mitchell, President

ASSIGNEE

RUTH’S CHRIS STEAK HOUSE, INC.

By:
Name:	Craig S. Miller
Its:	President/CEO

Execution Version

EXHIBIT A

Contracts

Execution Version

EXHIBIT “F”

LIMITED WARRANTY DEED

1245 PROPERTIES, LLC, an Ohio limited liability company (“Grantor”), for valuable consideration paid, grants with limited warranty covenants, to [grantee to be Ruth’s Chris Steak House, Inc. (“Buyer”) or its nominee if the nominee enters into an agreement limiting its rights to bring claims hereunder to Buyer’s rights under the Asset Purchase Agreement identified below], a(n)                                                              , whose tax-mailing address is                                                              , the following described real property:

Situated in the State of Ohio, County of Franklin and in the City of Columbus, and being more particularly described as follows:

For description see Exhibit A attached hereto and

incorporated herein by this reference.

Commonly known as:	1245 Olentangy River Road, Columbus, OH
Auditor’s Parcel Number(s):	010-095006 and 010-095007
Prior Instrument Reference:	Instrument No. 200606010106116, Recorder’s Office, Franklin County, Ohio

SUBJECT TO the matters set forth on Exhibit B attached hereto and incorporated herein by this reference. [Exhibit B will contain those matters (both general and specific) that are excepted by Buyer’s final title insurance commitment.]

Any claim against or liability of Grantor or its successors or assigns under this deed shall be subject to any limitations established by that certain Asset Purchase Agreement dated as of                     , 2007 by and among Ruth’s Chris Steak House, Inc., Cameron Mitchell Restaurants, LLC, M. Cameron Mitchell, and 1245 Properties, LLC.

Executed this      day of                     , 2007.

1245 PROPERTIES, LLC.,
an Ohio limited liability company

By:

Printed Name:

Its:

Execution Version

STATE OF OHIO,

COUNTY OF                     , SS:

The foregoing instrument was acknowledged before me this      day of                     , 2007, by                                                  ,                                                  of 1245 PROPERTIES, LLC, an Ohio limited liability company, on behalf such limited liability company.

Notary Public

This Instrument Prepared By:

John E. Brady, Esq.

PORTER, WRIGHT, MORRIS & ARTHUR LLP

41 South High Street

Columbus, OH 43215

Execution Version

EXHIBIT “G”

ALLOCATION OF PURCHASE PRICE

For all purposes including but not limited to the completion of Internal Revenue Service Form 8594 the parties agree that the purchase price shall be allocated as follows:

Execution Version

EXHIBIT “H”

LIABILITY ESCROW AGREEMENT

This Liability Escrow Agreement dated as of this      day of             , 200    , by and among Ruth’s Chris Steak House, Inc., a Delaware corporation (“Purchaser”), and Cameron Mitchell Restaurants, LLC, an Ohio limited liability company (“Seller”), and              Bank (the “Escrow Agent”) (the “Escrow Agreement”).

WHEREAS, pursuant to that certain Asset Purchase Agreement by and between Purchaser and Seller dated as of             , 200     (the “Purchase Agreement”), a copy of which has been delivered to the Escrow Agent, Purchaser intends to purchase from Seller the Acquired Assets, as more fully set forth in the Agreement; and

WHEREAS, Section 7.5 of the Purchase Agreement provides for the establishment of a liability escrow agreement by and among Purchaser, Seller and Escrow Agent.

NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties set forth and other good and valuable consideration had and received by each of the parties hereto from each of the others, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement.

2. Deposit in Escrow.

(a) There is deposited herewith in escrow with the Escrow Agent by Seller the sum of NINE MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($9,400,000) (which cash, together with all income earned on the cash, shall be referred to herein as the “Escrow Fund”). The Escrow Fund shall be held by the Escrow Agent in an interest bearing account for the benefit of Purchaser to secure the indemnity obligations of Seller under the Purchase Agreement.

(b) Purchaser and Seller acknowledge and agree that this Escrow Agreement constitutes a substantial restriction on the rights of Seller with respect to the Escrow Fund and that Purchaser and Seller shall treat the Escrow Fund as an installment obligation.

3. Payment of Escrow Fund. The Escrow Agent shall make one or more distributions of the Escrow Fund, as follows:

(a) To the Seller:

(i) In the full amount of the Escrow Fund, less fees and costs, and disbursements pursuant to subparagraph (a)(ii) or (b) hereof, if any, on the next business day following 12 months from the date hereof.

Execution Version

(ii) In the amount of accrued interest on the Escrow Fund within five (5) days of each month end; provided, prior to such disbursement, Purchaser shall not delivered a written certification to the Escrow Agent that an event described in paragraph (b)(i) shall have occurred.

(iii) In the amount of fifty percent (50%) of the balance of the Escrow Fund upon receipt of a certificate signed by both Purchaser and Seller certifying the following:

(A) Prior to the expiration of the sixth (6th) month following execution of this Escrow Agreement, Seller has delivered one hundred percent (100%) of the member consents in the form attached to the Purchase Agreement to Purchaser; and

(B) No event that could reasonably be expected to require disbursement pursuant to Section (b) below has occurred prior to the expiration of the sixth (6th) month following execution of this Escrow Agreement.

(b) To the Purchaser: If Purchaser certifies to the Escrow Agent and the Seller, by written notice on or before twelve (12) months from the date hereof:

(i) that an event has occurred that would give rise to an obligation on the part of the Seller to indemnify the Purchaser Indemnities pursuant to a claim for indemnification under Section 7.2 of the Purchase Agreement; and

(ii) that the Purchaser is not in breach of the Purchase Agreement.

In the event written notice of Seller’s objection to such certification is not received by the Escrow Agent and the Purchaser ten (10) days following Escrow Agent’s receipt of Purchaser’s written notice, the Escrow Agent shall release such cash to the Purchaser.

(c) Otherwise, only pursuant to:

(i) the joint written instructions of Purchaser and Seller; or

(ii) the final order of a court of law.

4. Term of Escrow Agreement. This Escrow Agreement is effective as of             , 200     and shall expire twelve (12) months from the date hereof, if neither Purchaser nor Seller contests termination and distribution of the Escrow Fund at that time; or, if there is a contest, on the earlier of the receipt by the Escrow Agent of joint written instructions pursuant to Section 3(c)(i) or of a final order of a court of law pursuant to Section 3(c)(ii) subject to Escrow Agent’s delivery of the Escrow Fund to a court of law pursuant to paragraph 8 of the Acceptance of Escrow attached hereto.

Execution Version

5. Concerning the Escrow Agent.

(a) The duties and obligations of Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement and the Acceptance of Escrow. The Escrow Agent shall be under no obligation to refer to any other documents between the parties related in any way to this Escrow Agreement.

(b) The Escrow Agent shall not be liable to anyone whatsoever by reason of any error or judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which it may do or refrain from doing in connection herewith unless caused by or arising out of its own gross negligence or willful misconduct. Purchaser and Seller shall, jointly and severally, indemnify and hold Escrow Agent harmless from any and all liability and expenses (including, without limitation, its attorney’s fees and expenses of litigation) which may arise out of or result from this Escrow Agreement or out or result from this Escrow Agreement or out of any action taken or omitted by it as Escrow Agent in accordance with this Escrow Agreement, as the same may be amended, modified or supplemented, except such liability and expense as may result from the gross negligence or willful misconduct of the Escrow Agent.

(c) The Escrow Agent shall be entitled to rely and shall be protected in acting in reliance upon any instructions or directions furnished to it in writing jointly by Purchaser and Seller or pursuant to any provision of this Escrow Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it by Purchaser or Seller and believed by it to be genuine and to have been signed and presented by the proper party or parties.

(d) The Escrow Agent, or any successor to it hereafter appointed, may at any time resign by giving notice in writing to Purchaser and Seller and shall be discharged from its duties hereunder upon the appointment of a successor Escrow Agent as hereinafter provided or upon the expiration of thirty (30) days after such notice is given. In the event of any such resignation, a successor Escrow Agent, which shall be a bank or trust company organized under the laws of the State of Ohio and having a combined capital and surplus of not less than $10,000,000 shall be jointly appointed by Purchaser and Seller. Any such successor Escrow Agent shall deliver to Purchaser and Seller a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Escrow Fund held by the predecessor Escrow Agent hereunder.

(e) The Escrow Agent may consult with counsel to be selected and employed by it and shall be fully protected with respect to any action under this Escrow Agreement taken or suffered in good faith by the Escrow Agent in accordance with the opinion of such counsel.

(f) The Escrow Agent shall receive compensation for its services at its customary rates as in effect from time to time. Such compensation shall be paid one-half by Seller and one-half by Purchaser; provided, that Seller’s share of such compensation shall be limited to the amount of, and payable only from, the Escrow Fund.

6. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication

Execution Version

hereunder shall be deemed duly given (i) if served personally, on the day of such service, or (ii) if mailed by certified or registered mail (return receipt requested), on the second business day after mailing, and (iii) if transmitted by recognized overnight carrier, on the next business day after tender to the carrier. Such communications shall be sent to the following addresses:

(a)	If to Purchaser:	Ruth’s Chris Steak House, Inc.
500 International Pkwy, Suite 100
Heathrow, Florida 32746
Attention: Craig S. Miller, President/CEO
Facsimile: (407) 833-9625

	with copies to:	Ruth’s Chris Steak House, Inc.
500 International Pkwy, Suite 100
Heathrow, Florida 32746
Attention: Thomas E. O’Keefe, General Counsel
Facsimile: (407) 833-9625

(b)	If to the Seller:	Cameron Mitchell Restaurants, LLC
515 Park Street
Columbus, Ohio 43215
Attention: CMR Management, Inc., President
Facsimile: (614) 621-1020

	with copies to:	Porter, Wright, Morris & Arthur LLP
41 S. High Street
Columbus, Ohio 43215
Attention: Richard J. Helmreich, Esq.
Facsimile: (614) 227-2100

(c)	If to Escrow Agent:

or such other address as shall be furnished in writing by any party to the other parties, and any such notice or communication shall be effective when received by the person to whom it is addressed.

7. Miscellaneous.

(a) This Escrow Agreement, together with the Acceptance of Escrow, which is hereby incorporated by reference, constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

Execution Version

(b) This Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, executors, administrators, heirs, and/or assigns; provided, however, that none of the parties hereto except Escrow Agent may make any assignment of this Escrow Agreement or any interest therein without the prior written consent of the other parties.

(c) Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto and their respective permitted successors and assigns or personal representatives, any rights or remedies under or by reason of this Escrow Agreement. This Escrow Agreement may not be amended or terminated orally but only as expressly provided herein or by an instrument in writing duly executed by the parties hereto.

(d) The captions set forth in this Escrow Agreement are for convenience only and shall not be considered as part of this Escrow Agreement or as in any way limiting or amplifying the terms and provisions hereof.

(e) This Escrow Agreement shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Ohio.

(f) This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(g) As between Purchaser and Seller, anything herein to the contrary notwithstanding, the rights and duties of Purchaser and Seller and their rights to the Escrow Fund shall be governed by the Purchase Agreement.

(h) Any capitalized term not defined herein shall have the meaning assigned to it in the Purchase Agreement.

(i) Any term or provision of this Escrow Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

[Signatures on following page]

Execution Version

IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be duly executed and delivered on the date first written above.

SELLER:

CAMERON MITCHELL RESTAURANTS, LLC, an Ohio limited liability company

By: CMR Management, Inc.
Its: Manager

M. Cameron Mitchell, President

PURCHASER:

RUTH’S CHRIS STEAK HOUSE, INC., a Delaware corporation

By:
Name:	Craig S. Miller
Title:	President/CEO

ESCROW AGENT:

By:
Name:
Title:

Execution Version

ACCEPTANCE OF ESCROW

             (hereinafter the “Bank”) hereby acknowledges receipt of a copy of a Liability Escrow Agreement dated             , 200    , entered into by Ruth’s Chris Steak House, Inc. and Cameron Mitchell Restaurants, LLC, and in connection therewith the Bank agrees to act as Escrow Agent subject to the Conditions of Acceptance hereinafter set forth and made a part hereof.

[Name of Bank]

Dated:	By:
Its:

CONDITIONS OF ACCEPTANCE

IN CONSIDERATION OF THE ACCEPTANCE OF THIS ESCROW BY             , all of the parties agree that said Acceptance is predicated upon the following conditions and stipulations and that any modification of escrow instructions shall also be subject to the following provisions:

1. In the event of any conflict between the Escrow Agreement (hereinafter called the “Agreement”) and these Conditions of Acceptance, the latter shall prevail.

2. The duties of the Bank are only such as are specifically provided herein and in the Agreement, being purely ministerial in nature, and the Bank shall incur no liability whatsoever, except for willful misconduct or gross negligence, so long as it has acted in good faith.

3. The Bank shall be under no responsibility in respect of any of the items deposited with it other than to faithfully follow the instructions contained herein and in the Agreement. The Bank may advise with counsel and shall be fully protected in any action taken in good faith in accordance with such advice. The Bank shall not be required to defend any legal proceedings which may be instituted against it in respect of the subject matter of the Escrow unless requested to do so by the parties to the Escrow and indemnified as provided in the Agreement. The Bank shall not be required to institute legal proceedings of any kind.

4. The Bank shall have no responsibility for the genuineness or validity of any document or other item deposited with it nor for the identity or legal capacity of any party involved nor for the sufficiency of any agency nor for the genuineness of signatures to any papers or documents nor for the negotiability or marketability of any item deposited with it nor for any delay of this Escrow due to any cause beyond its control, and it shall be fully protected in acting in accordance with any written instructions given to it hereunder or under the Agreement and believed by it to have been signed by the proper parties.

5. The Bank shall be liable for only such funds and instruments as are actually deposited and received by it for the purpose of this Escrow and shall have a lien on all funds and instruments deposited with it for the purpose of securing any fees, costs or other charges incurred by it hereunder.

Execution Version

6. The Bank shall not be liable for the payment of any funds in the event it shall be prevented from making payment by operation of law or otherwise.

7. Provided the terms of the Escrow can be complied with, the Bank will not withhold completion and settlement thereof, unless restrained by order of court or served with some other similar legal proceeding, and in so doing, the Bank will not become liable to the undersigned, or to any other person, for its failure or refusal to comply with conflicting or adverse claims or demands.

8. In the event of a dispute between the parties, an ambiguity in the provisions governing the Escrow or uncertainty on the part of the Bank as to how to proceed with the Escrow, such that the Bank, in its sole and absolute judgment, deems it necessary for its protection so to do, the Bank may (a) refrain from taking any action other than to safely keep the items deposited hereunder until it shall have received joint written instructions from the parties to the Escrow, or (b) deposit the escrowed items into a court of competent jurisdiction and thereupon have no further duties or responsibilities in connection therewith.

9. The Bank may resign at any time by delivering written notice at least thirty (30) days before the date upon which such resignation is to become effective to the parties to the Escrow who hereby agree to designate, by a written acceptance of such successor on or before such effective date, a successor Escrow Agent. After the effective date of such resignation, the Bank shall be under no further obligation to perform any of the duties of Escrow Agent under the Agreement other than to deliver the entire assets of the Escrow to a properly designated successor Escrow Agent or to deal with such assets as provided in the preceding paragraph (8) hereof. Any successor Escrow Agent shall have all of the duties, powers, rights and immunities conferred upon the Bank hereby or by the Agreement. Any successor Escrow Agent may accept as complete and correct and may rely upon any accounting made by any prior Escrow Agent and shall not be subject to any liability or responsibility with respect to the prior administration by any prior Escrow Agent.

10. The Bank shall be entitled to reasonable compensation for its services rendered hereunder and under the Agreement, as shown on the fee schedule attached hereto and marked as Exhibit A, and Seller agree to pay the same upon receipt of the Bank’s statement therefor, and to make reimbursements to the Bank for out-of-pocket amounts expended and out-of-pocket expenses incurred, including fees for services and expenses of counsel, agents and attorneys in fact employed by the Bank; provided, such fees and expenses shall be paid from the Escrow.

11. As to the Bank, the terms and provisions of the Agreement and this Acceptance shall bind the executors, administrators, heirs, devisees, successors and assigns of the undersigned.

12. The parties represent and warrant and further agree as follows: (i) that they will supply, or cause to be supplied to the Bank the full name, address and tax payer identification number for each person entitled to receive interest or dividend income pursuant to the Agreement as well as

Execution Version

additional information as the Bank may reasonably request in connection with its duties hereunder and will supply to the Bank any changes to the foregoing; and (ii) if any check deposited into the escrow account maintained by the Bank is returned to the Bank for any reason after the proceeds of such escrow account have been disbursed, the party for whose benefit such check was written shall immediately reimburse the Bank for the amount of such returned check and shall reimburse the Bank for all fees and expenses which it may incur as a result thereof.

The undersigned hereby appoints the Bank as their Escrow Agent upon the Conditions of Acceptance set forth above.

Dated:             , 200

ESCROW AGENT:

By:
Name:
Title:

Execution Version

EXHIBIT “I”

GIFT CARD ESCROW AGREEMENT

This GIFT CARD ESCROW AGREEMENT (this “Agreement”), dated             , is by and among Ruth’s Chris Steak House, Inc. (“RCSH”), a Delaware corporation (the “Purchaser”) and Cameron Mitchell Restaurants, LLC, an Ohio limited liability company (the “Seller”) and             , a national banking association organized under the laws of the United States, as escrow agent (the “Escrow Agent”) (each a “Party” and, collectively, the “Parties”). Capitalized terms used but not defined herein shall have the meanings given to them in that certain Asset Purchase Agreement (“Asset Purchase Agreement”), dated             , by and among Purchaser, Seller, 1245 Properties, LLC and M. Cameron Mitchell. The Parties acknowledge that Escrow Agent is not a party to, has not received and will not be responsible for the Asset Purchase Agreement.

W I T N E S S E T H

WHEREAS, pursuant to the Asset Purchase Agreement, Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, the Acquired Assets, upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the terms of Section 7.8 of the Asset Purchase Agreement, Purchaser and Seller desire to establish an escrow account for the benefit of Purchaser to secure certain obligations of Seller to indemnify Purchaser for the value of Gift Card redemptions by Purchaser for a period certain after the Closing Date, as set forth in Section 6.7 of the Asset Purchase Agreement.

NOW, THEREFORE, for and in consideration of the mutual agreements and covenants contained herein and in the Asset Purchase Agreement, the parties hereto hereby agree as follows:

1. Appointment of Escrow Agent.

Purchaser and Seller hereby appoint              as Escrow Agent for the purposes set forth herein and Escrow Agent hereby accepts such appointment.

2. Certain Definitions.

“Cash Cards” means pre-paid balance cards relating to the Business issued by Seller that can be used at any of the Restaurants.

“Club Cards” means cards issued for various group discounts available for a certain number of visits to any of the Restaurants that are valid for use only from January 1 through December 31 of a calendar year.

“Gift Cards” means collectively the Cash Cards, Club Cards and Promotional Cards.

“Gift Card Outstanding Balance” shall mean the total sum of the liabilities for outstanding Gift Cards presented to and redeemed by Purchaser for a period of twelve (12) months following the Closing Date.

“Promotional Cards” means a single use set amount card (not to exceed $100) relating to the Business issued by Seller prior to the Closing Date primarily for promotional, charitable, media trade or guest service matters that can be used at any of the Restaurants.

3. Deposit Into Escrow Account

(a) Concurrently with the execution and delivery of this Agreement, in accordance with Section 6.7 and Section 7.8 of the Asset Purchase Agreement, Purchaser shall deposit with Escrow Agent and Escrow Agent will acknowledge upon receipt an amount equal to $            , which is eighty-five percent (85%) of the value of the Gift Cards issued by Seller from October 1, 2006 through the Closing Date and not redeemed prior to the Closing Date (the “Escrowed Funds Balance”) to be held in Account No.              (the “Escrow Account”) and disbursed by Escrow Agent in accordance with the terms and conditions set forth in this Agreement. As used in this Agreement, the term Escrowed Funds shall be deemed to include any interest or other income earned thereon.

(b) If at any time during the twelve (12) months following the Closing Date, the amount in the Escrow Account is below the Escrowed Funds Balance funds, Seller will promptly provide funds into the Escrow Account sufficient to cover such shortfall.

(c) Notwithstanding anything herein to the contrary, during the term of this Agreement, Purchaser shall be entitled to receive 100% of value of any Gift Cards redeemed up to the Gift Card Outstanding Balance from the Escrow Account.

(d) Purchaser and Seller acknowledge and agree that this Agreement constitutes a substantial restriction on the rights of Seller with respect to the Escrowed funds and that Purchaser and Seller shall treat the Escrowed Funds as an installment obligation.

4. Investment of Escrowed Funds

(a) During the term of this Agreement, the Escrowed Funds shall be invested (a) as directed by Seller in (i)             money market account, (ii) a trust account with             and (iii) a money market mutual fund, including without limitation             fund or (b) in such other investments as shall be directed in writing by Seller and as shall be acceptable to the Escrow Agent. The Parties acknowledge that (i) the Escrow Agent or an affiliate of the Escrow Agent receives fees from such funds for services rendered, (ii) the Escrow Agent charges and collects fees for services rendered pursuant to this Agreement, which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to this Agreement may at times duplicate those provided to such funds by the Escrow Agent or its affiliates. Such written instructions, if any, shall specify the type and identity of the investments to be purchased and/or sold and will be executed through             . Unless otherwise instructed in writing by Seller, Escrow Agent shall invest and reinvest the Escrowed Funds in selection (ii) above.

(b) Subject to principles of best execution, transactions are effected on behalf of the Escrow Account through broker-dealers selected by             . In this regard,              seeks to attain the best overall result for the Escrow Account, taking into consideration quality of service and reliability. An agency fee will be assessed in connection with each transaction. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement. The Escrow Agent shall have no liability for any loss sustained as a result of any investment made pursuant to the terms of this Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrowed Funds, except for the gross negligence or intentional misconduct of the Escrow Agent. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder. Receipt, investment and reinvestment of the Escrowed Funds shall be confirmed by Escrow Agent as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by Seller to Escrow Agent within 30 calendar days after receipt thereof. Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said 30-day period shall conclusively be deemed confirmation of such account statement in its entirety.

5. Disbursements From the Escrow Account; Closing

(a) The Escrow Agent shall disburse the Escrow Funds to Purchaser by intrabank transfer of collected funds or wire when accompanied by valid wire instructions in the amounts specified thereon upon presentment jointly by Purchaser and Seller to Escrow Agent of report(s) from Seller’s third party Gift Card servicing agent, Opticard, reflecting customer charges against Gift Cards.

(b) All of the joint requests from Purchaser and Seller for disbursements of Escrowed Funds to Purchaser shall be accompanied with instructions from Purchaser for payment thereof in substantially the form attached hereto as Schedule 1 which instructions include a certification by Purchaser and Seller that the customer charges against the Gift Cards were made within twelve (12) months following the Closing Date.

(c) The Escrow Agent shall honor and make disbursements to Purchaser for all customer charges in accordance to Schedule 1 and as shown in reports from Purchaser reflecting customer charges against any Gift Cards presented by Purchaser to Escrow Agent within twelve (12) months after the Closing Date. Within three (3) Business Days (hereinafter defined) following the twelve (12) month anniversary of this Agreement, Escrow Agent shall distribute to the Seller the balance (if any) of the Escrow Funds, in accordance to written payment instructions.

(d) In addition to disbursements under Section 5(a), 5(b), and 5(c) of this Agreement, the Escrow Agent is authorized and directed to deliver the Escrow Funds (i) to the undersigned against the receipt or (ii) in accordance with the written instructions of all of the undersigned. When directions or instructions from more than one party are required, such directions or instructions may be given by separate instruments of similar tenor. Any party may act hereunder through an agent or attorney in fact, provided satisfactory written evidence of such authority is first furnished to the Escrow Agent. Escrow Agent may conclusively rely on the authenticity of such directions or instructions delivered by facsimile transmission. Distributions shall be made only from the Escrow Funds and within a reasonable time after Escrow Agent’s receipt of such instructions, taking into account the time required to liquidate the Escrow Funds.

6. Compensation of Escrow Agent

The Parties agree jointly and severally to (i) pay the Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Exhibit B (to be attached hereto upon selection of an Escrow Agent), and (ii) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney’s fees and expenses, incurred or made by it in connection with the performance, modification and termination of this Agreement. As between Purchaser and Seller, such fees and expenses of the Escrow Agent shall be shared equally.

7. Concerning the Escrow Agent

(a) Notwithstanding any provision contained herein to the contrary, the Escrow Agent, including its officers, directors, employees and agents, will:

(i) Not be liable for any action taken or omitted under this Agreement so long as it will have acted in good faith and without gross negligence or willful misconduct;

(ii) Have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any securities, checks, or other documents or instruments submitted to it in connection with its duties hereunder.

(iii) Be entitled to deem the signatories of any documents or instruments submitted to it hereunder as being those purported to be authorized to sign such documents or instruments on behalf of the parties hereto, and will be entitled to rely upon the genuineness of the signatures of such signatories without inquiry and without requiring substantiating evidence of any kind;

(iv) Be entitled to refrain from taking any action contemplated by this Agreement in the event that it becomes aware of any disagreement between the other Parties hereto as to any facts or as to the happening of any contemplated event precedent to such action. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction. The Escrow Agent may interplead all of the assets held hereunder into the                     or may seek a declaratory judgment in the event that such circumstances arise, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets or any action or nonaction based on such declaratory judgment;

(v) Be indemnified and saved harmless jointly and severally by the other Parties from any and all losses, liabilities, claims, proceedings, suits, demands, penalties, costs and expenses, including without limitation reasonable fees and expenses of outside counsel and experts and preparation to defend any of the foregoing (“Losses”), which may be incurred by it as a result of its execution, delivery or performance of this Agreement, unless such Losses are caused by the bad faith, gross negligence or willful misconduct of the Escrow Agent, and the provisions of this Section 7(a)(v) will survive the resignation or removal of the Escrow Agent and the termination of this Agreement Purchaser and Seller hereby grant the Escrow Agent a lien on, right of set-off against and security interest in the Escrow Fund for the payment of any claim for indemnification, compensation, expenses and amounts due hereunder;

(vi) Have only those duties as are specifically provided herein, which will be deemed purely ministerial in nature, and will under no circumstance be deemed a fiduciary for any of the other Parties. The Escrow Agent will neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument or document between the other parties hereto, in connection herewith, including without limitation the Asset Purchase Agreement. This Agreement sets forth all matters pertinent to the Escrow Account and the Escrowed Funds contemplated hereunder, and no additional obligations of the Escrow Agent will be inferred from the terms of this Agreement or any other Agreement. IN NO EVENT WILL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION;

(vii) Have the right, but not the obligation, to consult with and retain counsel of its choice with respect to matters (including but not limited to litigation) arising out of this Agreement and will not be liable for action taken or omitted to be taken by Escrow Agent in good faith in accordance with the advice of such counsel; and

(viii) Have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees.

8. Attachment of Escrow Account; Compliance with Legal Orders

In the event that the Escrowed Funds are or will be attached, garnished or levied upon, or the delivery thereof will be stayed or enjoined, by an order of any court of competent jurisdiction, or any order, judgment or decree will be made or entered by any court order affecting the Escrowed Funds, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it will not be liable to any of the other Parties or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

9. Resignation or Removal of Escrow Agent

(a) The Escrow Agent may resign as such following the giving of thirty (30) days’ prior notice to Purchaser and Seller. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days’ prior notice to the Escrow Agent by the other Parties. In either event, the duties of the Escrow Agent will terminate thirty (30) days after receipt of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent will then deliver the balance of the moneys or assets then in its possession to a successor escrow agent as will be appointed by Purchaser and Seller as evidenced by notice to the Escrow Agent.

(b) If Purchaser and Seller hereto have failed to appoint a successor to the Escrow Agent prior to the expiration of thirty days following receipt of the notice of resignation or removal, the Escrow Agent may appoint a successor or petition the                     for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be finding upon all of the parties hereto.

10. Term

This Escrow Agreement shall automatically terminate as of the end of the twelve month following the Closing Date and upon disbursement of all of the Escrowed Funds in accordance with Section 5 hereof.

11. Notices

All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if served personally, on the day of such service, or (ii) if mailed by certified or registered mail (return receipt requested), on the second business day after mailing, and (iii) if transmitted by recognized overnight carrier, on the next business day after tender to the carrier. Such communications shall be sent to the following addresses:

If to Seller:	Cameron Mitchell Restaurants, LLC
515 Park Street
Columbus, Ohio 43215
Attn: CMR Management, Inc., President
Fax: 614-621-1020

Copy to:	Richard J. Helmreich, Esq.
Porter, Wright, Morris & Arthur, LLP
41 South High St.
Columbus, OH 43215
Fax: 614-227-2100

If to Purchaser:	Ruth’s Chris Steakhouse, Inc.
500 International Pkwy, Suite 100
Heathrow, Florida 32746
Attn: Craig S. Miller, President/CEO
Fax: 407-833-9625

Copy to:	Ruth’s Chris Steakhouse, Inc.
500 International Pkwy, Suite 100
Heathrow, Florida 32746
Attn: Thomas E. O’Keefe, General Counsel
Attn: 407-833-9625

If to the Escrow Agent:

Notwithstanding the above, in the case of communications delivered to the Escrow Agent such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

12. Governing Law; Counterparts

This Agreement shall be construed in accordance with the laws of the State of                     without regard to the conflicts of law principles thereof. The Parties further herby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. This Agreement may be executed in multiple counterparts, each which shall constitute an original and all of which taken together shall constitute one and the same instrument. All signatures of the Parties to this together shall constitute one and the same instrument. All signatures of the Parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. Disputes between Purchaser and Seller shall be governed by the law described in the Asset Purchase Agreement.

13. Amendments and Waiver

No amendment of any provision of this Agreement shall be valid unless the same shall be in writing, signed by each of the parties hereto and identified in such writing as an amendment to this Agreement. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

14. Assignment

This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto or thereto, except that Purchaser may assign some or all of its rights, interests and obligations pursuant to this Agreement to one or more one of its subsidiaries without the consent of Seller or Escrow Agent; provided that Purchaser shall remain liable for its obligations hereunder.

15. Force Majeure

Notwithstanding any other provisions of this Agreement, the Escrow Agent shall not be obligated to perform any obligation hereunder and will not incur any liability for the nonperformance or breach of any obligation hereunder to the extent that the Escrow Agent is delayed in performing, unable to perform or breaches such obligation because of acts of God, war, terrorism, fire, floods, strikes, electrical outages, equipment or transmission failures, or other causes reasonably beyond its control.

16. Asset Purchase Agreement

In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of the Asset Purchase Agreement, the terms and provisions of the Asset Purchase Agreement shall control for Purchaser and Seller and this Agreement shall control for Escrow Agent.

17. Funds Transfer

In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement, as indicated in Section 11 above), whether in writing , by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit A hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. Each funds transfer instruction shall be executed by an authorized signatory, a list of such authorized signatories is set forth on Exhibit A. The undersigned is authorized to certify that the signatories on Exhibit A are authorized signatories. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Purchaser or the Seller to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank so designated. The parties to this Agreement acknowledge that these security procedures are commercially reasonable.

18. TINs; Tax Matters

Purchaser and Seller each represent that its correct Taxpayer Identification Number (“TIN”) assigned by the Internal Revenue Service (“IRS”) or any other taxing authority is set forth on the signature page hereof. In addition, all interest or other income earned under the Agreement shall be allocated and/or paid as directed in a joint written direction of Seller and Purchaser and reported by the recipient to the Internal Revenue Service. If Internal Revenue Service rules that all or any portion of the Gift Card redemptions during the term of this Agreement are taxable to Seller or Purchaser, the taxed party shall be entitled to take a deduction with respect to such portion of the redemptions on its applicable federal income tax return. Notwithstanding such written directions, Escrow Agent shall report and, as required, withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. In the absence of timely direction, all proceeds of the Escrowed Funds shall be retained in the Escrowed Funds and reinvested from time to time by the Escrow Agent as provided in Section 4. In the event that any earnings remain undistributed at the end of any calendar year, Escrow Agent shall report to the Internal Revenue Service or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by Purchaser and Seller. Escrow Agent shall have no responsibility for the preparation and/or filing or any tax or other payments required to be made by Purchaser or Seller in connection with this Agreement. Escrow Agent shall have no responsibility for the payment of taxes by Purchaser or Seller unless directed to do so by the appropriate authorized party.

19. Severability and Operation of Law

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

20. Extension; Waiver

The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. Further, no waiver by either party of any term, condition, default, or breach shall constitute or be construed as a waiver of any other term, condition, default, or breach of this Agreement.

21. Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

22. Entire Agreement

This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

23. No Third Party Beneficiaries

This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, except as otherwise expressly provided herein.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective the day and year first above written.

PURCHASER

RUTH’S CHRIS STEAK HOUSE, INC.

By:
Name:	Thomas E. O’Keefe
Title:	Senior Vice President and General Counsel
TIN:

SELLER

CAMERON MITCHELL RESTAURANTS, LLC

By:	CMR Management, Inc.
Its:	Manager

By:
Name:	M. Cameron Mitchell
Title:	President
TIN:	31-1591459

ESCROW AGENT

By:
Name:
Title:

Exhibit A to the Gift Card Escrow Agreement

Telephone Number(s) for Call-Backs and

Person(s) Designated to Give and Confirm Funds Transfer Instruction

If to Purchaser:

	Name	Telephone Number	Signature
1.	Thomas J. Pennison, Jr.	407-333-7440-office
407-833-9625-facsimile
2.	Thomas E. O’Keefe	407-333-7440-office
407-833-9625-facsimile

If to Seller:
	Name	Telephone Number	Signature
1.	M. Cameron Mitchell	614-621-3663-office
614-621-1030-facsimile
2.	Diane Rimkus	614-621-3663-office
614-621-1030-facsimile

Inasmuch as you are the only individual who can confirm wire transfers, we will call you to confirm any federal funds wire transfer payment order purportedly issued by you. Your continued issuance of payment orders to us and confirmation in accordance with this procedure will constitute your agreement (1) to the call-back security procedure outlined herein and (2) that the security procedure outlined herein constitutes a commercially reasonable method of verifying the authenticity of payment orders. Moreover, you agree to accept any risk associated with a deviation from this bank policy.

Telephone call-backs shall be made to each of Purchaser and Seller if joint instructions are required pursuant to this Agreement. All funds transfer instructions must include the signature of the person(s) authorizing said fund transfer.

Exhibit B to the Gift Card Escrow Agreement

[To be provided by Escrow Agent]

Schedule 1

(Date)

Via Facsimile and U.S. Mail

Attn:

Fax:

Re:                     (the “Gift Card Escrow Account”)

Ladies and Gentlemen:

Reference is made to that certain Gift Card Escrow Agreement (the “Escrow Agreement”) entered into as of the     day of             and among the undersigned, Ruth’s Chris Steak House, Inc. (“Purchaser”), Cameron Mitchell Restaurants, LLC (“Seller”), and                     (“Escrow Agent”). All terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Escrow Agreement.

Pursuant to Section 5 of the Escrow Agreement, we are entitled to direct disbursement from the Escrow Account in the amount of $            in connection with the Gift Card redemptions pursuant to that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) dated                     by and between Purchaser and Seller. Attached hereto are report(s) from Opticard, the Seller’s Gift Card servicing agent, reflecting customer charges against Gift Cards as of the date hereof. We hereby authorize and direct the Escrow Agent to disburse such amount directly to Purchaser’s account as set forth below. We hereby certify that we believe in good faith the foregoing amount is entitled to be disbursed under the Escrow Agreement and that the customer charges against the Gift Cards were made within 12 months following the Closing Date (on or about                     ). Please make the payment as follows:

[    ]

Thank you for your assistance in this matter.

Sincerely,

RUTH’S CHRIS STEAK HOUSE, INC.

By:
Name:
Title:

CAMERON MITCHELL RESTAURANTS, LLC

By:
Name:
Title:

Execution Version

EXHIBIT “J”

CONSULTING AND NONCOMPETE

AGREEMENT

THIS CONSULTING AND NONCOMPETE AGREEMENT (this “Agreement”) is effective this             day of             , 200     (the “Effective Date”), between M. Cameron Mitchell (“Consultant”), and Ruth’s Chris Steak House, Inc., a Delaware corporation (“Purchaser”).

Recitals

WHEREAS, pursuant to that certain Asset Purchase Agreement dated             , 200     (the “Purchase Agreement”), executed by and among Cameron Mitchell Restaurants, LLC (the “Seller”), Consultant, 1245 Properties, LLC, and Purchaser, the Purchaser has acquired all the Acquired Assets from the Seller.

WHEREAS, as an inducement to Purchaser to purchase the Acquired Assets, Purchaser desires to obtain the consulting services of Consultant and Consultant is agreeable to entering into this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

Agreement

1. Engagement of Consultant. Purchaser hereby engages Consultant to provide the services described in Section 4(c) (the “Consulting Services”) during the Consulting Term (as defined below), and Consultant hereby accepts such engagement and agrees to render the Consulting Services throughout the term of this Agreement.

2. Engagement Fee.

(a) In consideration of the Consulting Services contemplated herein Consultant shall be paid a fee of $1,062,500 (the “Engagement Fee”), payable as follows:

(i)	$312,500 on the six (6) month anniversary of the date hereof;

(ii)	$250,000 on the first anniversary of the date hereof; and

(iii)	$250,000 on each of the second and third anniversaries of the date hereof.

3. Expenses. Purchaser shall reimburse Consultant on a monthly basis for travel and other out-of-pocket expenses reasonably incurred in the performance of Consultant’s Consulting Services under this Agreement in accordance with Purchaser’s Travel and Entertainment Policy in effect for employees of the Purchaser, such reimbursement to be in addition to the Engagement Fee. Purchaser has provided Consultant with a copy of such Travel and Entertainment Policy in effect for employees of Purchaser as of the date hereof, and agrees to promptly provide to Consultant any updates of such policy.

4. Consultant’s Representations.

(a) Consultant agrees that he will at all times faithfully and to the best of his experience, ability and talents, perform all of the duties that may be required of Consultant pursuant to the terms of this Agreement. Consultant does not guarantee that his efforts will have any impact on Purchaser’s business or that any subsequent financial improvement will result from Consultant’s efforts.

(b) Consultant represents and warrants that by entering into this Agreement, Consultant is not breaching any duty or obligation to any third party.

(c) Consultant agrees to perform the duties of the general advisor and consultant to the Purchaser; provided, however, Consultant shall only report to the Chief Executive Officer of the Purchaser on all matters pertaining to the Business and the Acquired Assets and to render all other services relevant thereto only to the Chief Executive Officer or, during the first six (6) months of this Agreement, to the Concept/Brand President of the Purchaser. The Consultant shall perform such reasonable duties that may be assigned by the Chief Executive Officer of the Purchaser provided said duties are consistent with the prestige or responsibilities of the Consultant’s present position in relation to the Business and the Acquired Assets, such duties are only assigned by the Chief Executive Officer or, during the first six (6) months of this Agreement, the Concept/Brand President of the Purchaser, and all communication, whether oral or written, between the Consultant and the Purchaser, is limited to the Consultant and the Chief Executive Officer or, during the first six (6) months of this Agreement, the Concept/Brand President of the Purchaser. Such duties may include, but are not limited to: those items set forth on Exhibit A hereto, brand positioning, concept development and other marketing initiatives related to the Business and the Acquired Assets, product evaluation and related menu review and development, new unit development strategy and related real estate evaluation, assistance with landlord relationships, and certain appearances and other activities to advance the Business’ best interests. The Consultant and the Purchaser acknowledge that the Consultant has other business interests and shall not be required to devote exclusive time and attention to the performance of his duties hereunder and, notwithstanding anything in this Agreement to the contrary, the parties agree to make every commercially reasonable effort to ensure that at no time shall the performance of the Consulting Services hereunder interfere with the performance of Consultant’s other business interests.

5. Confidential Information.

(a) Consultant and/or Purchaser (the “Receiving Party”) may acquire certain information from the other party (the “Giving Party”) which the Giving Party considers proprietary and confidential (the “Confidential Information”). Except as otherwise provided in this Agreement, Confidential Information may include, but is not limited to, trade secrets, know-how, marketing plans, brochures, materials, training procedures, financial information, and other information proprietary to the Giving Party. The Receiving Party agrees to treat the Confidential

Information as confidential and will not, during the Consulting Term or at any time thereafter, without the prior written authorization of the Giving Party: (i) reveal or disclose the Confidential Information, or any part thereof, to any third party; or (ii) use the Confidential Information for its own benefit (other than for the limited purposes set forth in this Agreement) or the benefit of any third party.

(b) The following shall not be deemed to be Confidential Information: (i) information which is already known to the Receiving Party prior to receipt from the Giving Party; (ii) information which becomes available to the public, without breach of this Agreement by the Receiving Party; (iii) information which is received in good faith by the Receiving Party from a third party, without knowledge of a breach of an obligation of confidence owed to the Giving Party; or (iv) information which has been released from these obligations of confidence by the Giving Party.

6. Ownership of Work Product.

(a) Intellectual Property: The parties agree and understand that Consultant, in the course and scope of this Agreement, may create various items of Intellectual Property, as that term is defined below. The parties expressly agree that all rights, title, and interest in the Intellectual Property will be assigned at the moment of creation from Consultant to Purchaser.

(i) These rights include, but are not limited to moral rights; rights under trademark law; rights under patent law; the worldwide right to reproduce, prepare derivatives, distribute, perform, and display the Intellectual Property, or any part thereof, in any medium or form of communication now existing or hereafter developed, including, but not limited to, electronic media; the worldwide right to license or syndicate use of the Intellectual Property, or any part thereof, in any medium or form of communication now existing or hereafter developed, including but not limited to, electronic republication; and the worldwide right to cause the Intellectual Property, or any part or parts thereof, to be supplemented, revised, translated, abridged, dramatized, serialized, or otherwise adapted.

(ii) As used herein, the term “Intellectual Property” means all original works of authorship, including all literary, musical, dramatic, pictorial, graphic, sculptural, motion pictures and other audio visual works, sound recordings and architectural works, as those terms are defined in Section 101 of the Copyright Act of 1976, as amended (17 U.S.C. § 101); all concepts, ideas, patents, or inventions; all trade and service marks; all trade secrets; all trade dress; all mask works; and all trade names.

(b) Waiver of Rights. Consultant hereby expressly waives and will not exercise any “artist’s rights,” “moral rights,” or “rights of attribution” he might otherwise have in the Intellectual Property.

(c) Copyright. Purchaser will have the right to secure copyright for the Intellectual Property, and any renewals and extensions thereof, in its name in the United States and elsewhere. Consultant hereby irrevocably appoints Purchaser, its successors and assigns, as Consultant’s attorney in fact with power of substitution in the name of Purchaser to execute on

Consultant’s or Purchaser’s behalf any and all documents necessary to carry out the terms of this Agreement. Consultant will execute any document that Purchaser may deem necessary to assure the rights granted under this Agreement.

(d) Trademark. Purchaser will have the right to secure trademark or service mark registrations, and any renewals and extensions thereof, in its name in the United States, various states, and elsewhere. Consultant hereby irrevocably appoints Purchaser, its successors and assigns, as Consultant’s attorney in fact with power of substitution in the name of Purchaser to execute on Consultant’s or Purchaser’s behalf any and all documents necessary to carry out the terms of this Agreement. Consultant will execute any document that Purchaser may deem necessary to assure the rights granted under this Agreement.

(e) Consultant’s Warranty. Consultant hereby warrants and represents to Purchaser that the Intellectual Property is original to Consultant and will not infringe any copyright, trademark, or otherwise infringe or violate any other right of any third party. Consultant will indemnify Purchaser from all losses, including, but not limited to, reasonable attorneys’ fees, derived from any breach of any covenant, warranty, or representation made by Consultant in this Section 6.

7. Term of Engagement. (a) The term of the engagement of the Consultant for purposes hereunder of providing the Consulting Services is for a term of thirty six (36) months (the “Consulting Term”); provided, this Agreement shall terminate upon the earlier of the death or disability of the Consultant or as set forth in Sections 7(b) or 7(c).

(b) Purchaser may terminate this Agreement at any time prior to expiration of the Consulting Term in its sole discretion, provided that Consultant shall receive the balance of his Engagement Fee and any outstanding but unpaid reimbursable expenses under Section 3 upon such termination pursuant to Section 10(a) below.

(c) Purchaser may terminate this Agreement if Consultant breaches his duties in connection with performing the Consulting Services set forth in Section 4 in any material respects or breaches any of his other obligations under this Agreement and such breach is not cured within thirty (30) days following Consultant’s receipt of Purchaser’s written notice of such breach (save and except for breach of Consultant’s non-competition, non-solicitation and confidentiality obligations to Purchaser and any breach under Section 11(c) and Section 15(b) below for which there shall be no curative period). In the event of termination under this Section 7(c), Purchaser shall not be obligated to pay Consultant for the balance of his Engagement Fee not yet due and payable and shall have the other rights and remedies provided hereunder; provided however, any outstanding but unpaid reimbursable expenses shall be paid pursuant to Section 3 unless attributable to the breaching activity.

8. Independent Contractor. It is expressly understood and agreed that Consultant shall, at all times, act as an independent contractor with respect to Purchaser and not as an employee or agent of Purchaser, and nothing contained in this Agreement shall be construed to create a joint venture, partnership, association or other affiliation, or like relationship, between the parties. Consultant shall have no right to bind Purchaser in any manner. Consultant will be responsible for payment of all taxes, including applicable taxes arising out of his Consulting Services in connection with this Agreement, including without limitation, governmental income taxes, employment taxes, unemployment insurance taxes and any other taxes or business license fees required.

9. Return of Materials Upon Termination. Documents given to or prepared by Consultant that pertain to the business of Purchaser remain the property of Purchaser, whether or not such documents relate to or contain any Confidential Information of Purchaser. Upon any termination of this Agreement, Consultant shall promptly return to Purchaser all such documents, and any copies thereof.

10. Effect of Termination of Agreement.

(a) Upon the death or disability of Consultant or termination of this Agreement for any other reason, any remaining balance of the Engagement Fee shall become immediately due and payable.

(b) Upon the disability of Consultant or the termination of this Agreement for any other reason, Section 5, Confidential Information; Section 6, Ownership of Work Product; Section 9, Return of Materials Upon Termination; Section 10, Effect of Termination of Agreement; Section 11, Non-Competition Covenant; Section 12, Non-Solicitation Covenant; Section 13, Scope of Covenants; Assignment of Covenants; Section 14, Enforceability; Section 15, Remedies; Section 16 Governing Law; and Section 23, Severability, shall survive the termination of this Agreement.

11. Non-Competition Covenant.

(a) In exchange for valuable consideration, for the maximum period allowed by applicable law, but not to exceed five (5) years after the Closing Date, Consultant and his Affiliates shall not, directly or indirectly:

(i) own, consult, develop, lease, license (to or from any third party), operate, participate (passively or actively), or invest in or be employed or engaged by or otherwise affiliated with (as a consultant, independent contractor or otherwise) any seafood dining business and steakhouse dining business identical or commercially similar to (A) the Restaurants being sold by Seller to Purchaser pursuant to the Purchase Agreement, and (B) the restaurants owned and operated by Purchaser as of this date;

(ii) solicit, induce, influence or attempt to influence any supplier, lessor, licensor, or any other Person who has a business relationship with Purchaser, or had a business relationship with Seller to which Purchaser succeeded under the Purchase Agreement, to discontinue or reduce the extent or scope of such relationship with Purchaser; or

(iii) engage in any practice the intended purposes of which is to evade the provisions of this covenant not to compete.

(b) Notwithstanding paragraph (a) above, Purchaser acknowledges and agrees that Consultant’s operation, establishment or expansion of the restaurants and the upscale dining seafood concept related thereto known as the Ocean Club are not prohibited or restricted in any way by this covenant not to compete; provided, however, that pursuant to the terms and subject to the conditions of the Purchase Agreement, Consultant may only use the name “Mitchell” pursuant to the terms and conditions of the license agreements attached to the Purchase Agreement as Exhibit B. Notwithstanding paragraph (a) above, Consultant’s continued operation of the catering business located in Columbus, Ohio (without any right to expansion outside of the Columbus, Ohio metropolitan area) will not be prohibited or restricted in any way by this covenant not to compete, provided, however, that Consultant shall only be permitted to use the name “Mitchell” pursuant to the terms and conditions of the license agreements attached to the Purchase Agreement as Exhibit B.

(c) Notwithstanding paragraph (a) above, Purchaser acknowledges and agrees that Seller’s operation of the Cameron’s Steakhouse Restaurant located in Glendale, Wisconsin shall be allowed to continue operations for a period not to exceed ninety (90) days following the Closing Date; provided, however that Seller shall only be permitted to use the name “Cameron” pursuant to the terms and conditions of the license agreements attached to the Purchase Agreement as Exhibit B. Seller’s continued operation of this Cameron’s Steakhouse Restaurant after such ninety (90) day period shall constitute a breach of this Agreement.

12. Non-Solicitation Covenant. In exchange for valuable consideration, Consultant and his Affiliates shall not:

(a) For a period of one (1) year after the Closing Date, solicit, employ, hire or seek to solicit, hire or employ, any Business Employees or any hourly employees of the Purchaser. Further, Consultant shall not otherwise associate in, finance or invest in any business with Business Employees or any former hourly employees of Seller employed by Purchaser or induce any Business Employees or any hourly employees of Purchaser to terminate his or her employment relationship during such one (1) year period. Nothing in this Agreement shall prohibit Consultant from (i)(x) associating in, financing or investing in any business with any Business Employees or any former hourly employees of Seller employed by Purchaser or (y) hiring any Business Employees or any hourly employees employed by Purchaser, in each case, whose employment is subsequently terminated by Purchaser for any reason or (ii) making a general solicitation of persons to be employed as hourly employees of Seller or its Affiliates; or

(b) Except for the individuals set forth on Schedule 1 attached hereto, for a period of three (3) years after the Closing Date, solicit, employ, hire or seek to solicit, hire or employ, any Key Business Employee or any management employees of the Purchaser. Further, subject to the immediately following sentence, Consultant shall not otherwise associate in, finance or invest in any business with any Key Business Employee or any former management employees of Seller employed by Purchaser or induce any Key Business Employee or any management employees of Purchaser to terminate his or her employment relationship during such three (3) year period. Nothing in this Agreement shall prohibit Consultant from (i) associating in, financing or investing in any business with any Key Business Employees or any former management employees of Seller employed by Purchaser or (ii) hiring any Key Business Employees or any management employees employed by Purchaser, in each case, whose employment is subsequently terminated by Purchaser for any reason; or

(c) Engage in any practice the intended purposes of which is to evade the provisions of this covenant not to solicit.

13. Scope of Covenants; Assignment of Covenants. The parties agree that the geographic scope of the covenant not to compete set forth in Section 11 and the covenant not to solicit set forth in Section 12 shall extend to all countries in North America. The parties agree that Purchaser may sell, assign or otherwise transfer this covenant not to compete or this covenant not to solicit, in whole or in part, to any Person that purchases all or part of the Business.

14. Enforceability. If any part of Sections 11, 12 or 13 is held to be unenforceable because of the scope, duration or area of its applicability, the court making such determination shall have the power to modify such scope, duration or area or all of them, and such provision shall then be applicable in such modified manner.

15. Remedies.

(a) The parties agree that a breach of any one or more of the covenants set forth in Sections 11, 12 or 13 would cause irreparable injury and damage to Purchaser, the extent of which would be difficult to ascertain and not subject to an adequate remedy at law. In the event of such breach or threat of such breach, Purchaser may seek an action, including for immediate injunctive relief, to compel the specific performance of the covenants set forth in this Agreement and agrees that such remedy shall be cumulative, not exclusive, and shall be in addition to any other available remedies. Further, Purchase may seek any other action necessary, including a temporary restraining order to prevent any threatened or further breach of the terms and conditions of this Agreement. The existence of any claim or cause of action by Consultant against Purchaser, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Purchaser of the covenants; provided, however, that this Section 15 shall not, in and of itself, preclude Consultant from defending against the enforceability of the covenants. In any action brought by a party hereto to enforce the obligations of the other parties hereto, the prevailing party shall be entitled to collect from the other parties to such action such prevailing parties’ reasonable attorneys’ and accountants’ fees, court costs and other expenses incidental to such litigation.

(b) Seller’s failure to cease operation of the Cameron’s Steakhouse Restaurant located in Glendale, Wisconsin shall constitute a breach of both this Agreement and any applicable licensing agreements as described in Section 11(c) above and Purchaser shall be entitled to any remedies available pursuant to this Agreement and applicable law.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Ohio.

17. Definitions. Capitalized terms not defined herein shall have the meaning assigned to them in the Purchase Agreement.

18. Waiver. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

19. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if served personally, on the day of such service, or (ii) if mailed by certified or registered mail (return receipt requested), on the second business day after mailing, and (iii) if transmitted by recognized overnight carrier, on the next business day after tender to the carrier. Such communications shall be sent to the following addresses:

If to Consultant:	M. Cameron Mitchell
c/o Cameron Mitchell Restaurants, LLC
515 Park Street
Columbus, Ohio 43215
Fax: 614-621-1030

Copy to:	Richard J. Helmreich, Esq.
Porter, Wright, Morris & Arthur, LLP
41 South High St.
Columbus, OH 43215
Fax: 614-227-2100

If to Purchaser:	Ruth’s Chris Steak House, Inc.
500 International Pkwy, Suite 100
Heathrow, Florida 32746
Attn: Craig S. Miller, President/CEO
Fax: 407-833-9625

Copy to:	Ruth’s Chris Steak House, Inc.
500 International Pkwy, Suite 100
Heathrow, Florida 32746
Attn: Thomas E. O’Keefe, General Counsel
Fax: 407-833-9625

20. Amendment. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing, signed by each of the parties hereto and identified in such writing as an amendment to this Agreement.

21. Section Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

22. Entire Agreement. This Agreement terminates, cancels and supersedes all previous agreements relating to Consultant not competing with the Purchaser (except for Seller’s agreement not to compete with the Purchaser), written or oral, entered into between the parties hereto, and this Agreement contains the entire understanding of the parties hereto with respect to the subject matter of this Agreement. This Agreement was fully reviewed and negotiated on behalf of each party and shall not be construed against the interest of either party as the drafter of this Agreement.

23. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CONSULTANT:

M. Cameron Mitchell

PURCHASER:

RUTH’S CHRIS STEAK HOUSE, INC.
a Delaware corporation

By:
Name:	Craig S. Miller
Title:	President/CEO

Exhibit A

Cameron Mitchell – Executive Consultant

Proposal for Expected Deliverables

•	Provide vision, mission and values and best practices to Purchaser’s leadership on ways to sustain culture at the Columbus Fish Markets and Mitchell’s Steakhouses and Cameron’s Steakhouses

•	Explain culinary philosophy and share insights on menu strategy

•	As the menu is new in the steakhouses, provide evaluative insight on all new items / recommendations for improvement going forward

•	Provide insights on loyalty programs and local marketing strategy

•

Personally introduce, in person, Chief Executive Officer and Vice President of Corporate Affairs of Purchaser (and Chief Operating Officer or Brand President of Purchaser as appropriate) to local, “who to know” in Columbus and other mature markets

•

Provide an oral or written evaluation of each of the supervisory Operators we are inheriting (with the help of Chief Operating Officer of Seller) to Brand President and Senior Vice President of Human Resources of Purchaser

•	Participate in culinary ideation sessions as consistent with past practices

•	Participate in culinary reviews consistent with past practices

•	Provide with Senior Management an in-depth strategy review and discussion on Cameron Mitchell Restaurants thoughts as to 1-2-5 year game plan had concept not been sold

•	Review (with Chief Operating Officer of Seller) the 2008 business plan

•	Participate in biweekly shared services updates and reinforce the spirit of agreement with Mitchell’s Fish Market employees

•

Provide insight/management of special projects as requested – i.e. construction/design review of each project – and current state of the concept, perspective on steakhouse design/construction for both Mitchell’s and Purchaser

•	Provide introductions and support with developer relationships – along with potential complimentary concepts for development

Schedule 1

1.	Tony McMahon, General Manager at Mitchell’s Steakhouse, (Downtown) Columbus, OH

2.	Michael Denton, Executive Chef at Mitchell’s Steakhouse, (Downtown) Columbus, OH

3.	Steve Singleton, General Manager at Cameron’s Steakhouse, Birmingham, MI

4.	Jeff Lindemeyer, Executive Chef at Cameron’s Steakhouse, Birmingham, MI

5.	Kristen Luff, Assistant General Manager at Mitchell’s Steakhouse, (Polaris) Columbus, OH

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EXHIBIT “K”

FORM OF OPINION OF PORTER WRIGHT MORRIS & ARTHUR LLP

            , 200

Mr. Craig S. Miller

President/CEO

Ruth’s Chris Steak House, Inc.

500 International Parkway, Suite 100

Heathrow, Florida 32746

Re:	Asset Purchase Agreement (defined below)

Ladies and Gentlemen:

We have acted as counsel to Cameron Mitchell Restaurants, LLC, an Ohio limited liability company (the “Seller”), 1245 Properties, LLC, an Ohio limited liability company wholly owned by the Seller (“1245 Properties”), CMR Management, Inc., an Ohio corporation and the Manager of the Seller (“Seller’s Manager”), and M. Cameron Mitchell, an individual (the “Principal”), in connection with the transactions contemplated by (i) the Asset Purchase Agreement between the Seller and Ruth’s Chris Steak House, Inc., a Delaware corporation (the “Purchaser”) dated as of November 6, 2007 (the “Asset Purchase Agreement”); and (ii) the Consulting and Noncompete Agreement between the Principal and the Purchaser dated as of             .

We are rending this opinion to you at the request and with the consent of the Seller, 1245 Properties, Seller’s Manager, and the Principal and in accordance with Section 8.1(o) of the Asset Purchase Agreement. Capitalized terms used but not defined in this opinion letter have the meanings assigned to such terms in the Asset Purchase Agreement.

TRANSACTION DOCUMENTS AND MATTERS EXAMINED

In connection with this opinion letter, we have examined the following:

1.	The Asset Purchase Agreement dated as of November 6, 2007 including all Schedules and Exhibits thereto.

2.	The Bill of Sale dated as of including all Schedules and Exhibits thereto.

3.	The Intellectual Property Documents dated as of including all Schedules and Exhibits thereto.

4.	The Shared Services Agreement dated as of including all Schedules and Exhibits thereto.

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5.	The Non-Compete and Non-Solicitation Agreement dated as of including all Schedules and Exhibits thereto.

6.	The Assignment and Assumption Agreement dated as of including all Schedules and Exhibits thereto.

7.	The 1245 Properties Deed dated as of including all Schedules and Exhibits thereto.

8.	The Liability Escrow Agreement dated as of including all Schedules and Exhibits thereto.

9.	The Gift Card Escrow Agreement dated as of including all Schedules and Exhibits thereto.

10.	The M. Cameron Mitchell Consulting and Noncompete Agreement dated as of including all Schedules and Exhibits thereto.

11.	The Assignment of All Intellectual Property and Bill of Sale dated as of including all Schedules and Exhibits thereto.

12.	The Assignment of Lease dated as of including all Schedules and Exhibits thereto.

13.	The Management Agreement dated as of including all Schedules and Exhibits thereto.

14.	The Articles of Organization of the Seller as on file with the Secretary of State of the State of Ohio as of the date of this opinion letter.

15.	The Operating Agreement of the Seller, as amended by the First Amendment to the Operating Agreement of the Seller, and as subsequently amended by the Second Amendment to the Operating Agreement of the Seller, and as subsequently amended by the Third Amendment to the Operating Agreement of the Seller, all as certified to us by the Seller’s Manager as being complete and in full force and effect as of the date of this opinion.

16.	The Articles of Incorporation of the Seller’s Manager as on file with the Secretary of State of the State of Ohio as of the date of this opinion letter.

17.	The Code of Regulations of the Seller’s Manager certified to us by the Seller’s Manager as being complete and in full force and effect as of the date of this opinion letter.

18.	The Articles of Organization of 1245 Properties as on file with the Secretary of State of the State of Ohio as of the date of this opinion letter.

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19.	The Amended and Restated Operating Agreement of 1245 Properties certified to us by the Seller’s Manager as being complete and in full force and effect as of the date of this opinion letter.

20.	A Certificate of Full Force and Effect dated issued by the Secretary of State of the State of Ohio certifying to the valid existence and full force and effect of Seller in Ohio.

21.	A Certificate of Good Standing dated issued by the Secretary of State of the State of Ohio certifying to the valid existence and good standing of the Seller’s Manager in Ohio.

22.	Certificate of Full Force and Effect dated issued by the Secretary of State of the State of Ohio certifying to the valid existence and full force and effect of 1245 Properties in Ohio.

23.	A Manager’s Certificate of the Seller’s Manager certifying actions taken by the shareholders and directors of the Seller’s Manager by which the Principal was appointed the President of the Seller’s Manager, attached hereto as Exhibit “A”.

24.	A Manager’s Certificate of the Seller’s Manager certifying that the documents listed in paragraphs 15, 17, and 19 above are complete and in full force and effect as of the date of this opinion letter, attached hereto as Exhibit “B”.

25.	A Manager’s Certificate of the Seller’s Manager certifying to the actions taken by the Seller’s Manager relating to and approving the transactions contemplated by the Transaction Documents on behalf of the Seller and 1245 Properties, attached hereto as Exhibit “C”.

In addition, we have also examined such other documents and items and have made such other examinations and inquiries as we have deemed necessary or appropriate in rending the opinions set forth below.

The documents listed in paragraphs 1-13 are referred to as the “Transaction Documents.” The documents listed in paragraphs 14-19 are collectively referred to as the “Charter Documents.” The certificates listed in paragraphs 20-22 are collectively referred to as the “State Certificates.” The manager’s certificates listed in paragraphs 23-25 are collectively referred to as the “Manager Certificates.” The State Certificates and the Manager Certificates are collectively referred to as the “Certificates.”

ASSUMPTIONS AND SCOPE OF INVESTIGATION

The opinions set forth in this opinion letter assume (in addition to the other assumptions set forth elsewhere in this opinion letter); (i) that each party to the Transaction Documents (other than the Seller, Seller’s Manager and 1245 Properties) has satisfied all necessary legal requirements

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applicable to it; (ii) that each party to the Transaction Documents (other than the Seller, Seller’s Manager and 1245 Properties) has all necessary legal, corporate, limited liability company, and regulatory power and authority to enter into, execute, deliver, and perform the Transaction Documents and to consummate the transactions contemplated by the Transaction Documents, and that the Transaction Documents are valid and binding upon each party to the Transaction Documents (other than the Seller and 1245 Properties); (iii) the authenticity and completeness of all documents, including the Transaction Documents, submitted to us for review; (iv) the accuracy and correctness of all information contained in certificates of public officials and on websites maintained by public agencies; (v) the conformity to original documents of all documents submitted to us as copies; (vi) that all signatures on each document delivered to us are genuine; (vii) the legal capacity and competence of all natural persons; (viii) that all of the conditions precedent to the delivery of each of the Transaction Documents were satisfied or waived; (ix) the truthfulness, accuracy, and completeness of all representations, warranties, schedules, and exhibits contained in the Transaction Documents, in each case, with respect to the factual matters set forth therein, but not to conclusions or issues of law; (x) that there has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence affecting the Transaction Documents; (xi) that Ohio law (without regard to its law regarding conflicts of law) will apply to the interpretation, validity, and enforceability of all of the Transaction Documents; (xii) that there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Transaction Documents; (xiii) the constitutionality and validity of any relevant statute, law, regulation, rule, or agency action, unless a reported decision in the opining jurisdiction has specifically addressed, and has established, the unconstitutionality or invalidity of the statute, law, regulation, rule, or agency action; (xiv) that all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law covered by this opinion letter, are generally available to lawyers practicing in the State of Ohio, and are in a format that makes legal research reasonably feasible; (xv) that other agreements and court orders will be enforced as written; (xvi) that the Seller and 1245 Properties hold requisite title and rights to any property involved in the transactions contemplated by the Transaction Documents; (xvii) that neither the Seller, Seller’s Manager nor 1245 Properties will in the future take any discretionary action (including a decision not to act) permitted under the Transaction Documents that would result in a violation of law or constitute a breach or default under any other agreement or court order; (xviii) that the Seller, Seller’s Manager and 1245 Properties will take all actions required of them and relevant to the subsequent consummation of the transaction or performance of the Transaction Documents; and (xix) that all parties to the Transaction Documents will act in accordance with, and will refrain from taking any action that is prohibited by, the terms and conditions of the Transaction Documents.

As to questions of fact, we have relied upon the Certificates. With respect to the State Certificates, we disclaim any responsibility for any changes that may have occurred with respect to the status of the Seller, Seller’s Manager or 1245 Properties from and after the respective dates of the State Certificates. We assume that the State Certificates and the public records upon which they are based are accurate, complete, and authentic, and that all official public records upon which they are based (including their proper filing and indexing) are accurate and complete. We assume that the knowledge and awareness of the Seller’s Manager is full and complete as to all matters addressed in the Manager Certificates. We assume that the representations and warranties

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of the Seller, 1245 Properties, and the Principal in the Transaction Documents are in all respects true, accurate, and complete, although we have not assumed the accuracy of any representation or warranty that is, itself, the subject of any opinion set forth in this opinion letter.

OPINION

Based upon the foregoing and subject to the qualifications, disclaimers, assumptions, and limitations set forth herein, we are of the following opinion:

1. Each of the Seller and 1245 Properties is a limited liability company, duly formed and in full force and effect in the State of Ohio.

2. Each of the Seller and 1245 Properties has the necessary limited liability company power and authority to execute, deliver, and perform its obligations under each Transaction Document to which it is a party.

3. Seller’s Manager is a corporation duly incorporated and validly existing under the laws of the State of Ohio.

4. Seller’s Manager has the necessary corporate power and authority, and has taken all corporate action necessary, to execute, deliver and perform its obligations as Manager of Seller under each of the Transaction Documents.

5. (a) The execution, delivery, and performance by the Seller of the Transaction Documents to which it is a party have been duly and validly authorized and approved by all necessary limited liability company action on the part of the Seller, and no other limited liability company action is required on the part of the Seller to authorize and approve the execution, delivery, and performance by the Seller of the Transaction Documents to which it is a party.

(b) Each Transaction Document to which Seller is a party has been duly executed and delivered by the Seller.

(c) Each Transaction Document to which Seller is a party constitutes the legal, valid, and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

(d) The execution, delivery, and performance by the Seller of the Transaction Documents to which it is a party will not: (a) violate the Charter Documents of the Seller; or (b) violate any federal or Ohio statute, law, regulation, or rule that a lawyer in the State of Ohio would reasonably recognize as being directly applicable to the Seller in connection with the transactions contemplated by the Transaction Documents to which it is a party; (c) to our knowledge, materially violate any order binding on, or judgment against, Seller; or (d) to our knowledge, constitute a material default under, and are not in conflict with, any material agreement or arrangement to which Seller is a party or by which Seller or its properties may be bound.

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6. (a) The execution, delivery, and performance by 1245 Properties of the Transaction Documents to which it is a party have been duly and validly authorized and approved by all necessary company action on the part of 1245 Properties, and no other company action is required on the part of 1245 Properties to authorize and approve the execution, delivery, and performance by 1245 Properties of the Transaction Documents to which it is a party.

(b) Each Transaction Document to which it is a party has been duly executed and delivered by 1245 Properties.

(c) Each Transaction Document to which it is a party constitutes the legal, valid, and binding obligation of 1245 Properties, enforceable against 1245 Properties in accordance with its terms.

(d) The execution, delivery, and performance by 1245 Properties of the Transaction Documents to which it is a party will not: (a) violate the Charter Documents of 1245 Properties; (b) violate any federal or Ohio statute, law, regulation, or rule that a lawyer in the State of Ohio would reasonably recognize as being directly applicable to 1245 Properties in connection with the transactions contemplated by the Transaction Documents to which it is a party; (c) to our knowledge, materially violate any order binding on, or judgment against, 1245 Properties; or (d) to our knowledge, constitute a material default under, and are not in conflict with, any material agreement or arrangement to which 1245 Properties is a party or by which 1245 Properties or its properties may be bound.

The opinions rendered in paragraphs 5(c) and 6(c) above are in all respects subject to the following limitations and qualifications:

(a)	The effect of applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer, receivership, or other similar laws now or hereafter in effect affecting the rights of the creditors generally, whether applied by a court of law or equity;

(b)	General principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and public policy under applicable laws, including among other things, implied obligations of materiality, reasonableness, good faith and fair dealing, and principles that may limit or prohibit the specific enforceability of some remedies, covenants, or other provisions of a Transaction Document or that may limit or prohibit the availability of specific performance, injunctive relief, or other equitable remedies;

(c)	Federal and Ohio laws or judicial decisions that may limit or render ineffective certain rights, remedies, or waivers contained in a Transaction Document, but which do not render the Transaction Document invalid as a whole;

(d)	The availability or non-availability of equitable defenses (e.g. waiver, laches, and estoppel) and such general defenses as mistake, fraud, duress, unconscionability, impracticability, or impossibility of performance; and

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(e)	Procedural prerequisites to realizing upon remedies not otherwise reflected in a Transaction Document, which may restrict rights and remedies otherwise stated therein to be available.

We confirm to you that, to our knowledge, except as disclosed in the Transaction Documents, there is no action, suit, or proceeding by or before any court or governmental body pending or overtly threatened in writing against or involving the Seller, Seller’s Manager or 1245 Properties wherein an unfavorable decision, ruling, or finding would materially affect the transactions contemplated by the Transaction Documents, or that questions or challenges the validity of the Transaction Documents or any action taken or to be taken by the Seller, Seller’s Manager or 1245 Properties pursuant to the Transaction Documents. For purposes of this opinion letter, our knowledge is based upon the due inquiry of current lawyers in our firm who are doing substantive work for the Seller, Seller’s Manager and 1245 Properties, and upon a review of the internal litigation docket maintained by our firm and the present conscious awareness of such lawyers.

QUALIFICATIONS

The opinions set forth in this opinion letter are subject to the following qualifications;

1. The effect of generally applicable rules of law that:

(a)	limit or affect the enforceability of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness;

(b)	provide that forum selection clauses in contracts are not necessarily binding on the courts in the forum selected;

(c)	limit the availability of a remedy under certain circumstances where another remedy has been elected;

(d)	limit the enforceability of provisions of releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent that the action or inaction involves negligence, recklessness, willful misconduct, or unlawful conduct;

(e)	may, when less than all of a contract may be enforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

(f)	govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs; and

(g)	may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless: (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance; or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract.

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2. Notwithstanding any provision in a Transaction Document to the effect that the Transaction Document reflects the entire understanding of the parties with respect to the matters described therein, the courts of the State of Ohio may consider extrinsic evidence of the circumstances surrounding the negotiation and execution of the Transaction Document to ascertain the intent of the parties in using the language employed in the Transaction Document, regardless of whether or not the meaning of the language used in the Transaction Document is plain and unambiguous on its face, and may determine that additional or supplemental terms can be incorporated into the Transaction Document at issue.

DISCLAIMERS AND EXCLUSIONS

None of the opinions set forth in this opinion letter include any implied opinion, and the opinions are specifically subject to and qualified by the following disclaimers and exclusions:

1. We express no opinion on any other documents relating to the transactions contemplated by the Transaction Documents other than the Transaction Documents.

2. Regardless of the states in which members of this firm are licensed to practice, we express no opinion as to the laws of any jurisdiction other than the laws of the State of Ohio and applicable federal laws.

3. We express no opinion as to any matter relating to: (a) the value of the assets of the Seller or 1245 Properties; (b) the adequacy of the consideration for the Transaction Documents; (c) the accuracy or completeness of any financial, accounting, or statistical information furnished to the Purchaser; (d) the accuracy or completeness of any representation made by the Seller, Seller’s Manager, or 1245 Properties, except to the extent contained in the foregoing opinions; (e) the financial status of the Seller or 1245 Properties; (f) the state of the title to the assets of the Seller or 1245 Properties or the creation, attachment, perfection, or priority of any liens thereon or security interests therein; (g) the adequacy or accuracy of descriptions of real or personal property; (h) compliance with any laws or legal matter excluded from opinion coverage by Section 19 of the Legal Opinion Accord adopted by the Section of Business Law of the American Bar Association (1991); (i) provisions purporting to establish evidentiary standards; (j) provisions relating to the waiver of rights, remedies, and defenses, including without limitation, any provisions purporting to affect rights to notice or to waive or establish venue, jurisdiction, service of process, the right to jury trials, the right to marshalling, or statutes of limitation; (k) any person’s ability to perform its obligations under the Transaction Documents; (l) the right to declare a breach or default based upon, or otherwise to pursue any rights or remedies on account of, a breach of warranty or representation in any circumstance where Purchaser knew, or should have known, or had reason to know, of the inaccuracy or incompleteness of the warranty or representation at the time it was or was deemed to be given; (m) any reservation of the right to pursue inconsistent or cumulative remedies; (n) limitations on agreements to arbitrate disputes; (o) provisions permitting modification of a document only if it is in writing; (p) provisions for the payment or reimbursement of costs and expenses or indemnification for claims, losses, or liabilities (including without limitation attorneys’ fees) in excess of statutory limits or a reasonable amount, and any

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provision for attorneys’ fees other than to the prevailing party; (q) provisions purporting to lengthen or shorten time periods otherwise established by law or statute; (r) limitations on consent to jurisdiction; (s) the effect or enforceability of severability clauses; (t) choice of law provisions; (u) the effect or enforceability of noncompetition clauses; (v) financial covenants or similar provisions requiring financial calculations or determinations to ascertain compliance; and (w) provisions relating to the occurrence of a “material/ adverse effect,” a “material adverse change,” or the like, or the existence or nonexistence of a “material adverse effect,” a “material adverse change,” or the like.

4. Nothing contained in this opinion may be deemed to constitute a waiver of the attorney-client privilege between the Seller, Seller’s Manager or 1245 Properties and this firm.

5. There is no U.S. federal tax advice or opinion expressed in this opinion letter. Issues may exist that could affect the federal tax treatment of the transactions contemplated by the Transaction Documents, and this opinion letter does not consider or provide conclusions with respect to any such issues. With respect to any significant federal tax issues, nothing in this opinion letter can be used by any person for the purpose of avoiding penalties that may be imposed on that person.

6. We express no opinion as to provisions of the Transaction Documents to the extent that they purport to:

(a)	provide that rights or remedies may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

(b)	eliminate, waive or reduce punitive or consequential damages;

(c)	waive rights of notice, legal defenses, statutes of limitation or other benefits that cannot be waived under applicable law;

(d)	authorize attorney’s fees or liquidated damages to the extent that a court determines that such fees or damages are not reasonable in amount; or

(e)	indemnify a party where indemnification or contribution is contrary to public policy or prohibited by law.

7. In rendering this opinion we have not made any independent investigation as to accuracy or completeness of any facts or factual representations, warranties, data or other factual information, whether written or oral, that may have been made by or on behalf of the parties, except as specifically set forth herein. In that connection, we have made no review of the files of the Seller, Seller’s Manager or 1245 Properties, whether in the possession of the Seller, Seller’s Manager or 1245 Properties or in the possession of any other party. In addition, we have made no investigation or review of any agreements, instruments, judgments, decrees, franchises, permits, or decrees by which the Seller, Seller’s Manager or 1245 Properties may be bound other than the Transaction Documents and have made no independent search through the records of

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any governmental authority or any other person as to the existence of any actions, suits, investigations or proceedings, if any, pending or threatened against the Seller, Seller’s Manager or 1245 Properties.

8. We express no opinion as to whether the Seller, Seller’s Manager, or 1245 Properties has made any filings or obtained or maintained any authorizations or permits required by or necessary for the operation of their businesses, and in particular whether or not the Seller, Seller’s Manager, or 1245 Properties or their respective properties (including those which are the subject of the Transaction Documents) are in compliance with any environmental law or regulation, or any zoning, health or safety law or regulation.

9. We express no opinion as to the application or effect of any state or federal securities, blue sky, environmental, patent or other intellectual property, or tax laws.

MISCELLANEOUS

This opinion letter shall not be relied upon by any party other than the Purchaser and its assignees as permitted under the Asset Purchase Agreement. Furthermore, this opinion is rendered as of the date hereof and no opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law. We undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed. This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.

Very truly yours,

Porter Wright Morris & Arthur, LLP

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Exhibit “A”

Certificate of Seller’s Manager

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Exhibit “B”

Certificate of Seller’s Manager

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Exhibit “C”

Certificate of Seller’s Manager

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EXHIBIT “L”

INVENTORY

[See Attached]

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EXHIBIT “M”

ESTOPPEL CERTIFICATE AND CONSENT TO ASSIGNMENT

THIS ESTOPPEL CERTIFICATE AND CONSENT TO ASSIGNMENT (this “Agreement”) is issued as of                     , 200     by                              (the “Landlord”) at the request of Ruth’s Chris Steak House, Inc., a Delaware corporation (“Assignee”) and Cameron Mitchell Restaurants, LLC, an Ohio limited liability company (“Assignor”).

RECITALS

WHEREAS, Assignee and Assignor have entered into that certain Asset Purchase Agreement dated                     , 2007 (the “Asset Purchase Agreement”).

WHEREAS, pursuant to the Asset Purchase Agreement, Assignor has agreed to assign all of its right, title, and interest to that certain lease (the “Lease”) of the property described on Schedule 1 attached hereto and the improvements located thereon (collectively, the “Premises”) and Assignee desires to assume the Lease, a complete copy of the Lease, together with all amendments, exhibits, supplements and modifications and most current rules and regulations, if any, is attached hereto as Schedule 2.

WHEREAS, Assignor and Assignee intend to enter into that certain Assignment of Lease (the “Assignment”), pursuant to which Assignor will transfer to Assignee, all of Assignor’s right, title and interest in and to the Lease and the Premises subject to all of the payments, terms, covenants, obligations, agreements, and restrictions set forth in the Assignment.

WHEREAS, Assignor and Assignee have requested that the Landlord provide an estoppel certificate and consent to the Assignment, and the Landlord has agreed to such request on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, Landlord hereby certifies and agrees as follows:

1. Certifications.

(a) Landlord certifies that Landlord is the landlord under the Lease and that the Lease is legal, valid, binding, and enforceable against Landlord in accordance with its terms. The Lease has not been modified, changed, altered, supplemented, or amended in any respect, nor have any provisions thereof been waived.

(b) Landlord certifies that the Lease is valid and in full force and effect on the date hereof. Landlord does not have any agreements including, without limitation, any options, rights of first refusal, or similar arrangements with Assignor pertaining to the Lease or the Premises, other than the Lease.

(c) Landlord certifies that Assignor is the current lessee under the Lease. The rent and other sums due and payable under the Lease have been paid through the date of this Agreement. No event has occurred and no condition exists that constitutes, or that would constitute with the giving of notice or the lapse of time or both, a default by Landlord or, to the knowledge of Landlord, by Assignor under the Lease. To the knowledge of Landlord, Landlord has no existing defenses or offsets against the enforcement of the Lease by Assignor.

(d) Landlord certifies that the Lease is assignable to Assignee and hereby consents and agrees to Assignor’s assignment of its right, title, and interest in and to the Lease and the Premises to Assignee, its successors or assigns and certifies that the Lease will continue to be legal, valid, binding, and enforceable against Landlord or identical terms following the Closing (as defined in the Asset Purchase Agreement).

(e) Landlord certifies that no default or breach exists on the part of the Assignor, nor does any circumstance currently exist that, but for the giving of notice or the passage of time or both, would constitute such a breach or default or permit the termination or modification of the Lease.

(f) Landlord certifies that it has sent no notices of termination to Assignor nor does Landlord intend to cancel or terminate the Lease or exercise any options thereunder.

(g) Landlord certifies that there have been no disputes, oral agreement(s), temporary waivers, or forbearances in effect as to the Lease nor has Landlord or, to the best of Landlord’s knowledge, any other party to the Lease repudiated any provision thereof.

2. Authority. Landlord represents, warrants and acknowledges that Landlord has full power and authority to execute and deliver this Agreement as the only party constituting the lessor under the Lease.

3. Further Assurances/Cooperation. At any time until such time as all licenses and permits necessary to operate the Premises as a full service restaurant with on-premises alcoholic beverage consumption (“the Licenses”) as conducted on the date hereof have been issued to Assignee, at Assignee’s request and without further consideration, Landlord agrees to cooperate with Assignee and provide any and all consents, including written consents and acknowledgements, in a timely manner, as may be required by any governing authorities as a condition of approval for the issuance of the Licenses.

[FOR BIRMINGHAM LANDLORD: Landlord further agrees to take all commercially reasonable measures to assist Assignee and Assignor in transferring Assignor’s interest in Michigan Liquor Control Commission Class C License No. 117586 and to cause Assignee to be a co-licensee on said license.]

4. The Asset Purchase Agreement. Nothing contained in this Agreement shall be deemed to supersede any of the obligations, agreements, covenants, or warranties of Assignee or Assignor contained in the Asset Purchase Agreement.

5. Modification. This Agreement may not be modified except by an agreement in writing signed by Landlord, Assignee, and Assignor, or their respective successors in interest or assigns, and identified as an amendment to this Agreement. Purchaser may assign some or all of its rights, interests and obligations pursuant to this Agreement to one or more of its subsidiaries without the consent of the other parties hereto; provided that Purchaser shall remain liable for its obligations hereunder. This Agreement shall inure to the benefit of and be binding upon Landlord, Assignee, and Assignor, and their respective heirs, representatives, successors, and assigns.

6. Notices. Effective on the Closing Date (as defined in the Asset Purchase Agreement), Landlord agrees to send all notices and other correspondence to Assignor delivered under the Lease to Assignee in the same manner at the following address:

Ruth’s Chris Steak House, Inc.

500 International Pkwy, Suite 100

Heathrow, Florida 32746

Facsimile: (407) 833-9625

Attention: Thomas E. O’Keefe, Senior Vice President/General Counsel

7. Closing Date Notification. The Closing Date is anticipated to be on or about                     , 200    . Assignor will inform you of the Closing Date when that information is available.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Ohio.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(Signatures on follow page)

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

LANDLORD:

By:
Name:
Title:

Schedule 1

Description of Premises

Schedule 2

Lease

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EXHIBIT “N”

ASSIGNMENT OF ALL INTELLECTUAL PROPERTY

AND BILL OF SALE

This Agreement (the “Agreement”) is entered into by and between Columbus Restaurant Development Company, Ltd., an Ohio limited liability company having its principal place of business at                                                               (“Assignor”), and Cameron Mitchell Restaurants, LLC, an Ohio limited liability company with its principal place of business at 515 Park Street, Columbus, Ohio 43215 (“Assignee”).

Recitals

WHEREAS, Assignor has created, developed and otherwise produced various concepts for restaurants, specifically for a fish restaurant called “Mitchell’s Fish Market” and “Columbus Fish Market” and a steak house called “Mitchell’s Steakhouse” and “Cameron’s Steakhouse” (the “Concepts”) and in doing so has created various items of Intellectual Property, including the Concepts themselves, as that term is defined herein;

WHEREAS, in accordance with that certain Restaurant Concept Development Agreement dated as of February 1998 by and between Assignor and Assignee (the “Restaurant Concept Agreement”), which sets forth that the Concepts developed by Assignor inure to the benefit of and shall, when necessary, be formally transferred to Assignee, Assignor now wishes to formally assign and transfer all right, title, ownership and accompanying good will in the Intellectual Property, including but not limited to the concepts, the trademarks, service marks, trade names, trade dress, copyrights, trade secrets, and patents therein, to Assignee for its sole ownership and exclusive use without further action or payment on Assignee’s part, wherever and to the extent that such full or partial rights in the Intellectual Property are still held by Assignor; and

NOW THEREFORE, in consideration of the foregoing, of the mutual covenants herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Terms

1. Incorporation; Terms: The foregoing recitals are incorporated herein as part of this Agreement. When in this Agreement reference is made to “parties,” such reference shall mean all of the entities executing this Agreement.

2. Definition of Intellectual Property: for purposes of this Agreement, Intellectual Property shall have the following stated meaning:

(a) all inventions relating to the Concepts (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof;

Execution Version

(b) the federally registered service mark “Mitchell’s Fish Market” (Reg. No. 2,713,985), the common law service marks “Columbus Fish Market”, “Mitchell’s Steakhouse” and “Cameron’s Steakhouse” and all other trade names, common law trade and service marks, state registered trade and service marks, and trade dress, created, developed or otherwise produced in connection with the development of or in relation to the Concepts, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, affidavits, and renewals in connection therewith;

(c) the name “Mitchell” (including any stylistic presentation or possessive/plural-possessive form) for use and for future exploitation, in connection with the provision of restaurant, lounge, catering or food services of any kind and scope worldwide, whether used or developed in connection with the Concepts or not, including trademark, service mark or trade name use and federal, state or foreign registration in any class related to or associated with such services or the promotion or advertisement of same;

(d) the rights Assignor may have in the common law service mark “Mitchell’s Ocean Club” as used in connection with and on restaurant services;

(e) all copyrightable Intellectual Property, all copyrights therein, and all applications, registrations, and renewals created, developed, or produced in connection with or related to the Concepts;

(f) all mask works and all applications, registrations, and renewals created, developed, or produced in connection with or related to the Concepts;

(g) all trade secrets and confidential business information which relates to or was created, developed or produced in connection with the Concepts including recipes, cookbooks, manuals, policies and procedures, and training tapes/videos, etc;

(h) all assignable computer software (including data and related documentation) relating solely to the Concepts;

(i) the rights Assignor may have in all domain names currently registered or used in association with the Concepts as well as the domain names “www.mitchellsoceanclub.com”;

(j) all other forms or kinds of Intellectual Property related to the Concepts; and

(k) each individual Concept.

3. Consideration: The consideration for this Agreement is as set forth in the Restaurant Concept Agreement.

Execution Version

4. Representations and Warranties of Assignor: Assignor hereby represents and warrants to Assignee that:

a. Authority. All necessary and lawful actions to authorize the execution of this Agreement on behalf of Assignor have been taken, and the individual whose signature is affixed hereto on behalf of Assignor is authorized to legally bind the company to the terms of this Agreement. Moreover, as set forth in Section 1 of the Restaurant Concept Agreement, Licensor represents and warrants that all actions necessary to obtain the approval and consent of the various Partnerships to the transfer and assignment of the Concepts was taken prior to the execution of this Agreement.

b. Ownership/Status of Intellectual Property. Assignor:

(i) to the extent not previously transferred to Assignee by operation of law or otherwise, is the sole owner of the Intellectual Property, possesses all right, title and interest to the Intellectual Property free and clear of any license, mortgage, pledge, lien, encumbrance, charge or other security interest of any kind or nature, and no other persons or entities have made a claim of ownership or have standing to claim rights therein;

(ii) except with respect to Assignee, has previously made no full or partial assignment, transfer, conveyance or other disposition of the Intellectual Property or any rights or legal causes of action associated with the Intellectual Property;

(iii) has not granted a security interest in the Intellectual Property, and has no knowledge of such a security interest in the Intellectual Property, whether recorded or not;

(iv) has not itself registered any of the Intellectual Property with the U.S. Copyright Office, U.S. Patent & Trademark Office, or any other federal, state or local governmental agency;

(v) has no knowledge of any threatened or pending litigation, investigation, charge, complaint, claim, opposition, cancellation, demand, or proceeding concerning or related to the Intellectual Property in any way, including with respect to the legality, validity, enforceability, use or ownership of the Intellectual Property;

(vi) has not received or sent a cease and desist letter or other correspondence to third parties regarding use, display or infringement of the Intellectual Property;

(vii) has no knowledge of any prior disputes with third parties regarding the Intellectual Property, including disputes involving infringement, misappropriation, dilution, or tarnishment;

(viii) has never agreed to indemnify anyone, juridical or natural, for or against any interference, infringement, misappropriation, dilution, tarnishment, or other conflict with respect to the Intellectual Property;

(ix) has taken all commercially reasonable actions to maintain and protect each item of the Intellectual Property;

Execution Version

(x) has ensured that with respect to the service and trademarks that are part of the Intellectual Property, none can be considered to be abandoned as that term is defined in 15 U.S.C. § 1127, specifically Assignor has not discontinued use of these items with intent not to resume such use; and

(xi) has ensured that with respect to the copyrightable works, none were created before March 1, 1989.

(xii) further agrees that it will provide upon request to Assignee any and all documentation showing Assignor’s ownership in the Intellectual Property being assigned as part of this agreement, and/or the transfer of such ownership rights in same by any third party, excluding Assignee, to Assignor. This requirement shall be applicable to all elements and components of the Intellectual Property provided by Assignor to Assignee. No such document will be unreasonably withheld by Assignor.

c. Use Authorization. Assignor has not previously authorized third parties to use the Intellectual Property at any time prior to execution of this Agreement.

d. Challenge or Contest. Assignor shall not contest or challenge the validity, ownership, registration or use of the Intellectual Property by Assignee at any time, regardless of method or forum.

5. Representations and Warranties of Assignee. Assignee hereby represents and warrants to Assignor that all necessary and lawful actions to authorize the execution of this Agreement on behalf of Assignee have been taken, and the officer whose signature is affixed hereto on behalf of Assignee is authorized to legally bind the company to the terms of this Agreement.

6. Assignment of Rights; Cooperation:

a. Assignment of Intellectual Property: Assignor hereby assigns to Assignee (i) its entire right, title and interest in the Intellectual Property, excluding the common law service mark “Mitchell’s Ocean Club”; (ii) its entire right, title and interest in the common law service mark “Mitchell’s Ocean Club”, nunc pro tunc, effective August 2006; (iii) any and all copyrights or other intellectual property rights therein; and (iv) any claims for prior infringement of such rights. Assignor further agrees to execute, if and when requested, any other lawful document deemed necessary by Assignee to carry out the purposes of this Agreement, all without further consideration than provided herein. Assignor also recognizes and acknowledges Assignee’s sole right to register the copyrights in the Intellectual Property with the Copyright Office or to register the trademarks, service marks, patents, trade dress or trade names with the U.S. Patent & Trademark Office, or other foreign, federal, state or local government agency.

b. Cooperation: Assignee shall own and have the exclusive right to exploit, sell, market, license and otherwise use the Intellectual Property. Assignor agrees to cooperate fully in any efforts made by Assignee to obtain and perfect Assignee’s interest in the Intellectual Property, such cooperation including but not limited to Assignor’s review and execution of trademark, service mark, patent, trade dress, trade name or copyright registrations, assignments

Execution Version

and related documents. Assignor also agrees to cooperate fully in any litigation involving the Intellectual Property. Assignor’s duty to cooperate in obtaining protection for, and in litigation concerning, the Intellectual Property shall continue after the date of this Agreement.

c. Notice: Assignor recognizes and acknowledges Assignee’s right to place all appropriate notices on the Intellectual Property, including copyright, trademark, service mark, trade dress and patent notices, and shall cooperate fully to enable Assignee to do so.

7. Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

8. No Agency. Neither party is the agent of the other party and is not authorized to make any representation, contract, or commitment on behalf of the other party or otherwise bind the other party in any manner as agent. This provision shall not be read or interpreted to remove or relinquish Assignor from the obligations created by this Agreement.

9. Time. Time is of the essence in this Agreement and in the performance of every covenant or undertaking hereunder.

10. Waiver. The failure of a party to prosecute its rights with respect to a default or breach hereunder shall not constitute a waiver of the right to enforce its rights with respect to the same or any breach.

11. Headings. Captions and headings contained in this Agreement have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

12. Previous Agreements Superceded; Entire Agreement: This Agreement shall supercede any previous written or verbal agreement between Assignor and Assignee which claims authorship or ownership for Assignor with respect to any rights in the Intellectual Property, or that contradicts this Agreement in any way. This Agreement contains the entire agreement and understanding between Assignor and Assignee with respect to the subject matter herein, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect.

13. Change; Modification. No change or modification of this Agreement shall be valid or binding unless the same is in writing and signed by the party intended to be bound. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced.

Execution Version

14. Burden and Benefit: This Agreement shall be binding upon, and shall inure to the benefit of Assignee and Assignor, and their respective heirs, personal and legal representatives, successors and assigns.

15. Governing Law: This Agreement shall be governed in accordance with the laws of the State of Ohio, except with respect to the conflict of laws provisions thereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the Agreement, Assignor hereby transfers, assigns, conveys and delivers unto Assignee all of Assignor’s right, title and interest in and to the Intellectual Property free and clear of Liens or other encumbrances.

IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Agreement as of the day and year set forth below.

Witness:	Assignor Columbus Restaurant Development Company, Ltd.

By:

Witness:	Assignee
Cameron Mitchell Restaurants, LLC

	By:	CMR Management, Inc.
	Its:	Manager

	By:	M. Cameron Mitchell,

Date: , 200

[CERTIFICATES OF ACKNOWLEDGMENT TO FOLLOW]

Execution Version

Certificate of Acknowledgment

State of Ohio

County of

BE IT KNOWN, that on this      day of                     , 200    , before me, the undersigned authority, duly commissioned, qualified and sworn within and for the State of Ohio, personally came and appeared                              to me known to be the identical person who executed the above and foregoing Agreement, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he executed the above and foregoing Agreement in his capacity as an officer, as the case may be, on behalf of the entity he serves as an officer, of his own free will and for the uses, purposes and benefits therein expressed, in fulfillment of Section 204(b) of the Copyright Act of 1976, as amended and Section 10(a)(3) of the Lanham Act of 1946, as amended.

WITNESSES:

Notary Public

Execution Version

Certificate of Acknowledgment

State of Ohio

County of

BE IT KNOWN, that on this      day of                     , 200    , before me, the undersigned authority, duly commissioned, qualified and sworn within and for the State of Ohio, personally came and appeared                             , to me known to be the identical person who executed the above and foregoing Agreement, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he executed the above and foregoing Agreement in his capacity as an individual or officer, as the case may be, on behalf of himself or the entity he serves as an officer, of his own free will and for the uses, purposes and benefits therein expressed, in fulfillment of Section 204(b) of the Copyright Act of 1976, as amended and Section 10(a)(3) of the Lanham Act of 1946, as amended.

WITNESSES:

Notary Public

Execution Version

EXHIBIT “O”

FORM OF ASSIGNMENT OF LEASE

This ASSIGNMENT OF LEASE (this “Assignment”) is entered into as of                     , 200     by Ruth’s Chris Steak House, Inc., a Delaware corporation (“Assignee”) and Cameron Mitchell Restaurants, LLC, an Ohio limited liability company (“Assignor”).

WHEREAS, Assignee and Assignor have entered into that certain Asset Purchase Agreement (the “Asset Purchase Agreement”); and

WHEREAS, pursuant to the Asset Purchase Agreement, Assignor desires to assign all of its right, title and interest to that certain Lease (the “Lease”) of the property described on Schedule 1 attached hereto and the improvements located thereon (the “Premises”) and Assignee desires to assume the Lease currently existing on the Premises, a complete copy of the Lease, together with all amendments, supplements and modifications, is attached hereto as Schedule 2 and incorporated herein by this reference.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignment. Assignor conveys, transfers, grants, delivers to and assigns to Assignee all of Assignor’s right, title and interest in and to the Lease and the Premises, together with the right to receive any and all sums and proceeds arising out of the Lease received from and after the date of conveyance of the Lease and the Premises, including any uncollected rent attributable to any period prior to the Closing Date.

2. Assumption. Assignee hereby accepts the assignment and transfer of the Lease and after giving effect to the assignment and transfer of the Lease, assumes and agrees to be bound by the terms thereof and to pay, perform and fully discharge, in accordance with their respective terms, the payment and performance liabilities and obligations of Assignor under the Lease.

3. Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

4. Construction; Definitions. This Assignment shall be governed by, interpreted and enforced, in accordance with Ohio law. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Asset Purchase Agreement.

5. Survival and Binding Agreement. The terms and conditions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

6. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

Execution Version

7. Severability. Any term or provision of this Assignment that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8. Governing Law. This Assignment shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Ohio.

[Signatures on following page]

Execution Version

IN WITNESS WHEREOF, the parties have caused this Assignment to be executed and delivered as of the day and year first written above.

WITNESSES:	ASSIGNOR:

CAMERON MITCHELL RESTAURANTS, LLC,
an Ohio limited liability company
Print Name:
	By:	CMR Management, Inc.
	Its:	Manager

Print Name:
M. Cameron Mitchell, President

ASSIGNEE:

RUTH’S CHRIS STEAK HOUSE, INC.,
a Delaware corporation
Print Name:
By:
	Name:	Craig S. Miller
	Title:	President/CEO
Print Name:

Execution Version

State of	)
	)	ss:
County of	)

BE IT REMEMBERED that on this      day of                     , 200    , before me, the subscriber, a Notary Public in and for said county, personally came Cameron Mitchell Restaurants, LLC, the Assignor, by its Manager, CMR Management, Inc., by M. Cameron Mitchell, its President and acknowledged the signing of the same to be his and its voluntary act and deed, for the uses and purposes therein mentioned.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last aforesaid.

Notary Public

My Commission Expires:

State of	)
	)	ss:
County of	)

BE IT REMEMBERED that on this      day of                     , 200    , before me, the subscriber, a Notary Public in and for said county, personally came Ruth’s Chris Steak House, Inc. the Assignee, by Craig S. Miller, its President/CEO and acknowledged the signing of the same to be his and its voluntary act and deed, for the uses and purposes therein mentioned.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last aforesaid.

Notary Public

My Commission Expires:

This Instrument Prepared By:

Frank W. Carsonie

Benesch Friedlander Coplan & Aronoff LLP

41 South High Street, Suite 2600

Columbus, Ohio 43215

(614) 223-9300

Execution Version

SCHEDULE 1

DESCRIPTION OF PREMISES

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SCHEDULE 2

LEASE

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EXHIBIT “P”

FORM OF CROSS RECEIPT

This Cross Receipt (this “Cross Receipt”) is executed this      day of                     , 2008, by and between Cameron Mitchell Restaurants, LLC, an Ohio limited liability company (“Seller”) and Ruth’s Chris Steak House, Inc., a Delaware corporation (“Purchaser”), represented herein by the duly authorized officers of each entity, who did execute this receipt before the undersigned competent witnesses after reading of the same.

1. On November     , 2007, Seller, Purchaser, 1245 Properties, LLC, and M. Cameron Mitchell entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Seller agreed, upon certain terms and conditions herein stated, to sell and deliver to Purchaser all of the assets as more fully described in the Purchase Agreement (the “Acquired Assets”). Terms used herein and not otherwise defined shall have the meaning assigned to such term in the Purchase Agreement.

2. Pursuant to Section 8.1(w) of the Purchase Agreement, at Closing, each Restaurant location shall have Working Cash on hand, the amount of which shall be evidenced by a cross receipt.

3. Seller has provided the Working Cash on hand for each Restaurant location in the amounts set forth on Exhibit A attached hereto in accordance with the terms and conditions of the Purchase Agreement.

NOW THEREFORE,

A. Seller hereby delivers and Purchaser hereby accepts the Working Cash on hand as set forth on Exhibit A.

B. Purchaser hereby agrees to reimburse Seller the amount of Working Cash as set forth on Exhibit A within five (5) calendar days after the Closing.

C. Each party hereby declares that he is the duly authorized party to executed this Cross Receipt with full knowledge thereof.

[signature page to follow]

Execution Version

IN WITNESS WHEREOF, the parties hereto have executed this Cross Receipt on the date and year first set forth above.

SELLER

CAMERON MITCHELL RESTAURANTS, LLC

By:	CMR Management, Inc.
Its:	Manager

M. Cameron Mitchell, President

PURCHASER

RUTH’S CHRIS STEAK HOUSE, INC.

By:
Name:	Craig S. Miller
Its:	President/CEO

Execution Version

Exhibit A

Working Cash

Execution Version

EXHIBIT “Q”

FORM OF CONSENT OF MEMBERS OF CAMERON MITCHELL RESTAURANTS, LLC

(Date)

Dear Cameron Mitchell Restaurants, LLC Member:

As you know, for some time we have been considering a sale of a majority interest in our Columbus and Mitchell’s Fish Market concept and restaurants. We are pleased to announce that we have entered into a definitive agreement to sell the assets of our Mitchell’s Fish Market, Columbus Fish Market, Mitchell’s Steakhouse and Cameron’s Steakhouse concepts and restaurants to Ruth’s Chris Steak House, Inc. for $94,000,000. We anticipate closing on the sale in the first quarter of 2008. We intend to distribute the proceeds from this sale to our members and related parties in accordance with our Operating Agreement and the various agreements to which our company is a party.

As part of the transaction, and in deference to Ruth’s Chris Steak House, Inc. being a publicly traded company, we have agreed to obtain from our members holding at least 51% of the voting power of the company:

(i) the consent to Cameron Mitchell Restaurants, LLC entering into the definitive agreement and consummating the transactions contemplated thereunder;

(ii) a waiver of any dissenters rights or other rights our members may have by Cameron Mitchell Restaurants, LLC entering into the definitive agreement and consummating the transactions contemplated thereunder; and

(iii) a release and discharge of Ruth’s Chris Steak House, Inc. and its affiliates from any claim for damages members may have by Cameron Mitchell Restaurants, LLC entering into the definitive agreement and consummating the transactions contemplated thereunder.

Although our Operating Agreement does not require this action, if we obtain consents and releases from our members holding 100% of the voting power of the company within a period specified in the definitive agreement we will be able to release, and distribute to our members in accordance with our Operating Agreement and the various agreements to which our company is a party, a portion of the purchase price held in escrow, sooner than the twelve months currently contemplated under the definitive agreement. Therefore, we respectfully request that you sign the attached consent and release at your earliest convenience and return it to us in the enclosed stamped, self-addressed envelope.

If you have any questions, feel free to contact us. If any portion of this letter or the enclosed consent and release is confusing to you, please contact us so that we may answer your questions. Thank you for your commitment to our success and we look forward to sharing our success with you through a distribution of the purchase price. Please give me a call if you have any questions.

Very truly yours,

M. Cameron Mitchell
President

CONSENT AND RELEASE OF MEMBER

The undersigned member of Cameron Mitchell Restaurants, LLC, hereby:

1. Consents to Cameron Mitchell Restaurants, LLC (a) entering into a definitive agreement with Ruth’s Chris Steak House, Inc. to sell the assets of the Mitchell’s Fish Market, Columbus Fish Market, Mitchell’s Steakhouse and Cameron’s Steakhouse concepts and restaurants for $94,000,000 (the “Transaction”) and (b) consummating the Transaction and any other transactions contemplated thereunder.

2. Waives any dissenters rights or other rights the undersigned may have with regard to the Transaction.

3. Releases and forever discharges, effective as of the closing date of the consummation of the Transaction, Ruth’s Chris Steak House, Inc. each of its affiliates, and each of their respective officers, directors, managers, employees, agents, stockholders, controlling persons, representatives, successors and assigns, (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, whether arising under contract, tort law, employment law or otherwise, whether known or unknown, suspected or unsuspected, both at law and in equity, which the undersigned or any of the undersigned’s respective heirs, representatives, successors or assigns now has, have ever had or may hereafter have through the closing date against the respective Releasees arising contemporaneously with or prior to the closing date or on account of or arising out of any matter, cause, or event occurring contemporaneously with or prior to the closing date, whether or not relating to actions pending on, or asserted after, the closing date.

By:

Printed Name:

Date:

Execution Version

EXHIBIT “R”

INTERIM MANAGEMENT AGREEMENT

THIS INTERIM MANAGEMENT AGREEMENT (the “Agreement”) is made and entered into as of this      day of             , 200    , by and between Cameron Mitchell Restaurants, LLC (the “Licensee”), and                      (the “Purchaser” or the “Manager”).

WITNESSETH:

WHEREAS, Licensee is the holder of a                              Permit issued by the                      (the “Commission”) for use within the City of                      and identified as Permit Number                     (hereafter the “Permit”); and

WHEREAS, pursuant to an asset purchase agreement executed contemporaneously herewith (“Purchase Agreement”), Licensee intends to sell and Manager or its designee intends to purchase certain assets of Licensee or its affiliate, including but not limited to, the Permit; and

WHEREAS, in addition to purchasing various assets as further described in the Purchase Agreement, Manager or its designee intends to lease from a third party certain real property and improvements thereto at the location of Licensee’s current restaurant business, including but not limited to, an approximately              thousand             (    ,000) square foot building, which are more particularly described on Exhibit “    ” of the Purchase Agreement (the “Premises”); and

WHEREAS, in order to foster continuity of business operations during the transition of Licensee’s restaurant business (“Restaurant”) to Manager, Licensee and Manager have agreed that Manager will operate the Restaurant under rights and authority of Licensee’s Permit during the term of this Agreement; and

WHEREAS, the parties to this Agreement desire to cooperate with each other to ensure that the management of the Premises continues in a professional and orderly fashion during the term of this Agreement; and

WHEREAS, Licensee and Manager desire to set forth the terms and conditions that will govern the use and management of the Permit and the manner in which Manager shall sell, furnish or store alcoholic beverages while operating its Restaurant at the Premises.

Interim Management Agreement

Dated:

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, Licensee and Purchaser agree as follows:

ARTICLE I

ROLE OF MANAGER

1.1 Appointment. Licensee hereby appoints Manager, and Manager hereby accepts the appointment as the sole and exclusive interim manager of the Business Operations. Manager will perform or cause to be performed, all duties required or desirable in the management and operation of the Business Operations on the Premises in a professional manner and in compliance with the law.

1.2 Inventory and Supplies. Licensee, at its expense, shall provide during the Term (as defined below) hereof all beverage alcohol and tobacco inventory (the “Beverage and Tobacco Inventory”) necessary for Manager to manage and operate the Business Operations in a manner consistent with past operating practices and in a professional manner. To facilitate the operation of Licensor’s alcoholic beverage business by Manager, the parties agree that Manager shall have the right to utilize all Beverage and Tobacco Inventory, equipment, supplies, and facilities leased by or belonging to Licensor in the licensed premises. Nothing herein shall preclude Manager from utilizing its own equipment or supplies in the operation of Licensor’s business.

1.3 Licenses. Licensee shall at all times utilize its best efforts to keep the Licenses in full force and effect throughout the Term of this Agreement, and Licensee shall cooperate with Manager and exercise its best efforts in that regard. All expenses to maintain the Licenses in full force and effect shall be paid by Manager. Licensee shall also exercise all commercially reasonable efforts, without being required to spend money or incur liability, to cooperate with Manager in its efforts to obtain the licenses necessary, whether by transfer from Licensee or by new application, to operate the Business Operations as a full service restaurant with on-premises alcoholic beverage service (“the New Licenses”).

ARTICLE 2

NEW LICENSES

2.1 Pursuit of New Licenses. Manager, or its designee, shall, at its own expense and efforts, immediately commence all commercially reasonable actions required to obtain the New Licenses in its own name and shall file all such necessary applications with all applicable governmental authorities as soon as practicable. After filing of the applications, Manager or its designee shall diligently pursue the receipt of all necessary New Licenses. Manager shall provide to Licensee copies of the New Licenses immediately upon issuance of same.

ARTICLE 3

TERM

3.1 Term. Unless terminated sooner under another provision of this Agreement, the term of this Agreement shall commence on the date hereof and terminate immediately upon the date on which the applicable licensing authorities have issued the last necessary New License for Manager’s conduct of the Business Operations at the Premises; provided, that if any application is denied by any licensing commission or other

Interim Management Agreement

Dated:

appropriate regulatory body, then the Term shall automatically extend through the administrative review process until the earlier of the date on which the above referenced denial is reversed and the New License issued or the date on which all appeals are exhausted (the “Term”). Purchaser and/or its designee shall at all times diligently pursue the applications for the New Licenses.

3.2 Partial Termination for Premise. The provisions of this Agreement relating to the management of the Business Operations as to each separate Premises as listed on Exhibit A hereto, shall terminate only as to that Premises on the date on which the applicable licensing authorities have issued the last necessary New License for Manager’s conduct of the Business Operations at that particular Premises, if such date is earlier than the date determined according the provisions of Section 3.1. All remaining Premises shall continue to be bound and governed by this Agreement under the Terms hereof.

ARTICLE 4

REVENUE AND EXPENSES

4.1 Revenues and Expenses. All parties shall maintain a business checking account in the name of Licensee, into which account all receipts from the sale of alcoholic beverages on the licensed premises by Licensee or by Manager as the agent of Licensee shall be deposited and from which all invoices for the purchase of alcoholic beverages, all expenses directly related to the License, and all                      Sales Taxes due on the sale of alcoholic beverages, shall be paid. For the sake of convenience, Manager’s designated employee(s) may be given signatory authority; provided, however, that such authority shall not confer on Manager any rights to the moneys in the account. Licensee will authorize the opening and maintenance of the account in accordance with this Agreement by proper corporate resolution and will deliver a certified copy of the resolution to Manager. Manager shall maintain true and accurate records of all receipts and deposits, as well as payments out of the account, on a daily basis and will provide such records to Licensor monthly.

The parties consent to the use of the account maintained in accordance with this Section 4.1, as a depository account for any receipts by Manager on the licensed premises in addition to the receipts from the sale of alcoholic beverages by or on behalf of Licensee, provided that accurate records of such deposits shall be maintained and that such other receipts will be withdrawn and paid over to Manager at least weekly, less any bank or credit card service charges, and any                      Sales Tax receipts that may be required to be remitted to the applicable by Licensee.

4.2 All gross revenue and receipts derived from management of the Business Operation are the exclusive property of Licensee. However, during the Term hereof, said revenues and receipts shall be collected and retained by Manager to the extent necessary to pay expenses under Section 4.2 and Manager’s compensation under Section 4.3.

Interim Management Agreement

Dated:

4.3 Business Operations Expenses. Manager shall, as part of its services, pay all expenses incurred as and when due in conduction the Business Operations, from the revenues and receipts collected from the Business Operations. Taxes, wages, and all other obligations shall be paid from the receipts and proof of payment of such shall be promptly forwarded to the Licensee. In the event that the expenses exceed revenues and receipts, Manager shall have the obligation or liability for such shortfall.

4.4 Manager Compensation. Manager shall retain as compensation for its services a fee equal to the net income of the Business Operation, after deducting all Business Operations Expenses.

ARTICLE 5

OPERATIONS

5.1 Authority and Duties

(a) Manager will, at the direction and on behalf of Licensee, perform or cause to be performed, all duties required or desirable in the management and operation of the Business Operations; to maintain the Premises in compliance with the laws and regulations of the local licensing authority, State of          and the U.S. Department of the Treasury, which duties shall include, but not be limited to, the supervision and arrangement for the employment of a sufficient number of adequately trained staff. In order to maintain a competitive posture in the marketplace, Licensee grants Manager the authority, subject to the terms herein, and subject to the Federal Alcohol Administration Act, the              Liquor Control Act, all related regulations and local ordinances, to make all purchases and purchasing decisions necessary to operate the Beverage Operations, as well as determine retail pricing, advertising, brand displays, shelf facings and the like. All sales and service of alcoholic beverages by Manager or its employees will be as the agent and servant of Licensee. All funds received from the sale of alcoholic beverages remain the sole property of Licensee and shall only be disbursed by Licensee according to the terms of this Agreement. Title to all alcoholic beverages remains in Licensee from the time of delivery to the licensed premises until sale of consumers.

(b) During the Term of this Agreement, Manager agrees that Licensee shall supervise all activities pertaining to the Business Operations until such time as the New Licenses are issued to Manager or its designee. Licensee shall designate personnel for the purpose of supervising Manager’s activities in or at the Premises. The services provided by Manager hereunder shall be provided in accordance with the reasonable direction and supervision of Licensee personnel designated pursuant to this paragraph. Manager agrees that Licensee shall have the right to inspect the Business Operations and records of the same at any time during the Term hereof, provided that such inspection does not interfere with the operation of the Business Operations. Manager agrees to cooperate fully with Licensee’s personnel during any such inspection.

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(c) Manager agrees that the Business Operations shall be operated according to Licensee’s customary compliance standards and in a lawful manner in compliance with all laws and regulations of the local licensing authority, the State of                      and the Alcohol and Tobacco Tax and Trade Bureau, and that the final decision regarding permitted activities, methods of operation, and all issues or matters relating to compliance with the said laws and regulations shall be made jointly by Licensee and Manager; and Manager, shall strictly comply with all such final decisions.

5.2 Employees. Manager shall arrange for the employment, direction, control and discharge, as the case may be, of all personnel employed in the Premises. Manager will not knowingly employ any person who is disqualified from being employed on an alcoholic beverage licensed premises. All employees shall be the employees of Manager and not of Licensee. Manager represents that all of its directors, officers and employees are 18 years of age or older and have never been convicted of a crime involving moral turpitude, or, if they have, their disqualification from employment in the alcoholic beverage industry in                      has been removed, or they will obtain the requisite permit before being permitting to work on the licensed premises. Manager will not employ any person who is disqualified from being employed on an alcoholic beverage licensed premise.

5.3 Records. Manager shall arrange for the keeping of full and adequate books of account and other records reflecting the operation of the Business Operations, which it shall make available to Licensee for inspection at the reasonable request of Licensee.

5.4 Licenses. Subject to Section 4.2 hereof, Manager shall exercise all commercially reasonable efforts to keep the Licenses in full force and effect throughout the Term of this Agreement, and Licensee shall cooperate with Manager and exercise all commercially reasonable efforts in that regard. All expenses to maintain the Licenses in full force and effect shall be paid from the revenues and receipts received from the Business Operations. Licensee shall also exercise all commercially reasonable efforts, without being required to spend money or incur liability, to cooperate with the Manager in its efforts to obtain the New Licenses. Licensor shall be responsible for any requirement for renewal of the License and for payment of all fees and taxes in connection with the License. In the event that Licensor shall fail to have its License renewed or if the license shall be revoked, Manager shall have no further obligation hereunder and this Agreement shall immediately terminate.

5.5 Alcoholic Beverages. Notwithstanding Manager’s conducting the Business Operations, and anything to the contrary contained in this Agreement, during the Term of this Agreement the Licensee shall be deemed pursuant to the power and authority retained by the Licensee to exercise the ownership and control of the existing Licenses.

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ARTICLE 6

OWNER GENERAL COVENANTS AND DUTIES

6.1 Owner shall devote its good faith commercially reasonable efforts, knowledge and skill to its obligations under this Agreement.

6.2 Owner shall remain qualified and registered to conduct business within the State of                     .

6.3 Owner shall take all reasonably necessary measures within its power or control to keep the Permit valid, issued and in good standing with the licensing authorities and all other government agencies.

6.4 Owner has no knowledge or reason to believe that (i) the Permit will not be renewed; (ii) it has or will become subject to any legal actions or suits, including but not limited to bankruptcy administration; and (iii) there are no existing debts, claims, actions, liens, or encumbrances and/or liabilities against the Permit.

6.5 Owner further represents, warrants, covenants, and agrees that it has not engaged in any activity, which would cause or permit revocation or suspension of the Permit and there is no action or proceeding looking to, threatening, pending or contemplating the revocation or suspension of the Permit, to Owner’s knowledge.

6.6 Owner grants Manager the authority, subject to the terms herein, to make all purchases necessary for the operation of the Restaurant.

6.7 Owner shall cooperate in, and shall be responsible for, filing all required renewal forms prior to the expiration of the Permit and the obtaining of any required tax clearances needed to ensure that there is no cessation of operation pending the transfer of the Permit from Owner to Manager. Owner shall attend any and all necessary hearings before any licensing authority to ensure that the Permit is maintained and renewed in a timely fashion. Owner shall not take any action that results in the Permit being suspended, lost or terminated.

6.8 If the Commission, at any time during Term of this Agreement, shall not allow Manager to use the Permit in connection with the operation of the Restaurant, or if the Permit otherwise becomes unavailable for use by Manager in connection with the operation of the Restaurant for any reason, Owner shall allow Manager, if Manager so decides, to obtain another alcoholic beverage permit issued by and subject to the approval of the licensing authority (the “New Permit”), and place the New Permit in the Premises.

6.9 Owner shall comply with all federal, state, local and municipal laws, regulations and ordinances regarding the ownership of the Permit, taxes, business permits, franchises and licenses that may be required of Owner in connection with this Agreement.

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ARTICLE 7

INSURANCE

7.1 Maintenance of Insurance.

(a) During the Term of this Agreement Licensee and Manager agree to maintain all insurance policies in effect, naming Manager as an additional insured, and to provide a copy of same to Manager.

(b) All costs for such insurance shall be paid by Manager from the revenues and receipts collected from Business Operations.

7.2 Indemnity. The provisions of Article VII of the Asset Purchase Agreement shall apply to this Agreement, mutatis mutandis.

ARTICLE 8

EVENTS OF DEFAULT, TERMINATION

8.1 Event of Default. If through Licensee’s conduct, the Permit is suspended, terminated, or if the Manager is otherwise not permitted to sell alcoholic beverages as a result of Licensee’s conduct, there shall be an “Event of Default” under this Agreement.

8.2 Remedies. Upon the occurrence and during the continuation of an Event of Default, in addition to and cumulative of any and all rights and remedies to the non-defaulting party under this Agreement, at law or in equity, the Manager shall be entitled to damages measured by the economic impact sustained by Manager related to the loss of business from the time the Manager is no longer able to sell alcoholic beverages using the Permit until such time as Manager is able to obtain its own permit to sell alcoholic beverages.

ARTICLE 9

MISCELLANEOUS

9.1 Notice. Any notice, statement or demand required to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally upon receipt by overnight courier or by registered or certified mail, return receipt requested, addressed, if to Licensee, at:

Cameron Mitchell Restaurants, LLC
515 Park Street
Columbus, Ohio 43215

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Dated:

and if to Manager, at:

Ruth’s Chris Steak House, Inc.
500 International Pkwy, Suite 100
Heathrow, Florida 32746

or to such other addresses as Manager or Licensee shall designate in writing.

9.2 Survival. Unless expressly stated to the contrary, all obligations for any payment or reimbursement by one party to the other shall survive the expiration or termination of the Term. The provisions of Article 2 and Section 7.2 of this Agreement shall survive the expiration or termination of the Term.

9.3 Partial Invalidity. If any portion of this Agreement is determined to be unlawful by the applicable licensing authority or by any court of competent jurisdiction, the balance of this Agreement shall remain in full force and effect, unless it would cause this Agreement to be ineffective for the intended purposes, in which case this Agreement shall terminate. The parties agree, however, that any requirement imposed by the licensing authority in order to bring this Agreement into compliance shall automatically become and remain a part of this Agreement. If any of the phrases, sentences, clauses or paragraphs contained in this Agreement shall be declared invalid by the final and unappealable order, decree, or judgment of any court, this Agreement shall be construed as if such phrases, sentences, clauses or paragraphs had not been inserted, provided that the economic basis of this Agreement is not hereby altered.

9.4 Modifications; Waivers. This Agreement may be changed or modified as may be required from time to time by the written agreement of the Parties, such agreement not to be unreasonably withheld. The waiver of any of the terms and conditions of this Agreement on any occasion or occasions shall not be deemed a waiver of such terms and conditions on any future occasion.

9.5 Governing Law. This Agreement shall be governed by, interpreted under, construed and enforced in accordance with the laws of the State of (state of location of applicable restaurant).

9.6 Assignment. No party hereto may assign or transfer any of its rights or delegate any of its obligations under this Agreement to any other person, firm or company without the written consent of the other party. Any such consent may be withheld in a party’s sole and absolute discretion.

9.7 No Joint Venture. Nothing in the Agreement creates a joint venture or partnership and, except as may be expressly set forth herein, no party is given the authority to bind or obligate any other party.

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9.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall form a single document. Counterparts may be exchanged by facsimile, which shall be considered binding.

9.9 Entire Agreement. This Agreement, the Asset Purchase Agreement, and Ancillary Agreements (as defined in the Asset Purchase Agreement) contain the entire agreement of the parties hereto, with respect to the subject matter hereof and supercedes any discussions, offers, proposals, agreements or promises with respect thereto.

9.10 Further Assurances. The parties shall do all things necessary or appropriate to carry out the terms and provisions of this Agreement, and to aid and assist each other in carrying out such terms and provisions and in furthering the intentions of the parties as evidenced by such terms and provisions of this Agreement.

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Interim Management Agreement

Dated:

IN WITNESS WHEREOF, Licensee and Purchaser have duly executed this Agreement as of the date and year first above written.

LICENSEE:
Cameron Mitchell Restaurants, LLC

Name:
Title:

MANAGER:

Name:
Title: